[EXECUTION COPY]


                               SALE AND SERVICING
                                    AGREEMENT

                                      among


                    THE MONEY STORE RESIDENTIAL TRUST 1997-I

                                     Issuer,


                          THE ORIGINATORS LISTED HEREIN

                                   ORIGINATORS

                                       and


                              THE MONEY STORE INC.

                Representative, Servicer and Claims Administrator


                           Dated as of August 31, 1997

                                TABLE OF CONTENTS

                                                                          Page
                                    ARTICLE I

Section 1.01  Definitions....................................................1
Section 1.02  Other Definitional Provisions.................................29

                                   ARTICLE II
                        SALE AND CONVEYANCE OF THE TRUST

Section 2.01  Contribution and Conveyance of Trust Account Property;
               Priority and Subordination of Ownership Interests.............30
Section 2.02  Possession of Loan Files.......................................30
Section 2.03  Books and Records..............................................31
Section 2.04  Delivery of Mortgage Loan Documents............................31
Section 2.05  Acceptance by Trustee and Custodian of the Trust;
               Certain Substitutions; Certification by Trustee and Custodian.33
Section 2.06  Fees and Expenses of the Trustee, Custodian
               and Owner Trustee.............................................35
Section 2.07  Conveyance of the Subsequent Loans.............................36

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

Section 3.01  Representations of Representative, Servicer,
               Claims Administrator and Originators..........................38
Section 3.02  Individual Loans...............................................45
Section 3.03  Purchase and Substitution......................................54

                                   ARTICLE IV
                      ADMINISTRATION AND SERVICING OF LOANS

Section 4.01  Duties of the Servicer.........................................56
Section 4.02  Liquidation of Loans...........................................59
Section 4.03  Establishment of Principal and Interest Accounts;
                Deposits in Principal and Interest Account...................59
Section 4.04  Permitted Withdrawals From the Principal and Interest
                Account......................................................61
Section 4.05  Payment of Taxes, Insurance and Other Charges..................63
Section 4.06  Transfer of Accounts...........................................63
Section 4.07  Maintenance of Hazard Insurance................................63
Section 4.08  Maintenance of Mortgage Impairment Insurance Policy............64
Section 4.09  Fidelity Bond..................................................64
Section 4.10  Title, Management and Disposition of REO Property..............65
Section 4.11  [RESERVED].....................................................66
Section 4.12  Collection of Certain Loan Payments............................66
Section 4.13  Access to Certain Documentation and Information
                Regarding the Loans..........................................66
Section 4.14  Superior Liens.................................................66
Section 4.15  Duties of the Claims Administrator.............................67

                                    ARTICLE V
                           GENERAL SERVICING PROCEDURE

Section 5.01  Assumption Agreements..........................................68
Section 5.02  Satisfaction of Mortgages and Release of Loan Files............69
Section 5.03  Servicing Compensation and Contingency Fee.....................71
Section 5.04  Annual Statement as to Compliance..............................72
Section 5.05  Annual Independent Public Accountants' Servicing Report........72
Section 5.06  Trustee's, Co-Trustee's and Owner Trustee's Right to
                Examine Servicer Records and Audit Operations................72
Section 5.07  Reports to the Trustee  and the Certificate Insurer;
                Principal and Interest Account Statements....................72

                                   ARTICLE VI
                       REPORTS TO BE PROVIDED BY SERVICER

Section 6.01  Financial Statements...........................................73

                                   ARTICLE VII
               DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS AND
                                  NOTEHOLDERS;

Section 7.01  Note Distribution Account......................................73
Section 7.02  Pre-Funding Account and Capitalized Interest Account...........74
Section 7.03  FHA Premium Account............................................75
Section 7.04  Expense Account................................................76
Section 7.05  Priority and Subordination of Distributions....................78
Section 7.06  Available Maximum Subordination Amount; Allocation of
                Realized Losses..............................................81
Section 7.07  Statements.....................................................82
Section 7.08  Investment of Accounts.........................................86
Section 7.09  Advances by the Servicer.......................................87
Section 7.10  Compensating Interest..........................................88
Section 7.11  Establishment of Servicing Accounts; Collection of
                Taxes, Assessments and Similar Items.........................88
Section 7.12  Net Deposits...................................................89

                                  ARTICLE VIII

                                   [RESERVED]

                                   ARTICLE IX
                                  THE SERVICER

Section 9.01  Indemnification; Third Party Claims............................89
Section 9.02  Merger or Consolidation of the Representative, the
                Servicer and the Claims Administrator........................90
Section 9.03  Limitation on Liability of the Servicer and Others.............91
Section 9.04  Servicer and Claims Administrator Not to Resign................91
Section 9.05  Appointment of Assistant Claims Administrator..................91
Section 9.06  Right of Majority Securityholders to Replace Servicer
                and Claims Administrator.....................................91

                                    ARTICLE X
                                     DEFAULT

Section 10.01  Servicer Default..............................................92
Section 10.02  Trustee and Owner Trustee to Act; Appointment of Successor....94
Section 10.03  Waiver of Defaults............................................96
Section 10.04  [RESERVED]....................................................96
Section 10.05  Control by Majority Securityholders...........................96

                                   ARTICLE XI
                                   TERMINATION

Section 11.01 Termination....................................................97

                                   ARTICLE XII
                      ADMINISTRATIVE DUTIES OF THE SERVICER

Section 12.01  Administrative Duties.........................................98
Section 12.02  Records......................................................100
Section 12.03  Additional Information To Be Furnished to the Issuer.........100

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

Section 13.01  Acts of Noteholders and Certificateholders...................100
Section 13.02  Amendment....................................................101
Section 13.03  Recordation of Agreement.....................................102
Section 13.04  Duration of Agreement........................................102
Section 13.05  Governing Law................................................102
Section 13.06  Notices......................................................102
Section 13.07  Severability of Provisions...................................103
Section 13.08  No Partnership...............................................103
Section 13.09  Counterparts.................................................103
Section 13.10  Successors and Assigns.......................................103
Section 13.11  Headings.....................................................103
Section 13.12  Assignment to Trustee........................................103
Section 13.13  Nonpetition Covenant.........................................103
Section 13.14  Limitation of Liability of Owner Trustee and Trustee.........104
Section 13.15  Independence of the Servicer.................................104
Section 13.16  Notification to Rating Agencies..............................105
Section 13.17  Third Party Rights...........................................105

                                    EXHIBITS

SCHEDULE I         Description of Certain Litigation
EXHIBIT A          Contents of Trustee's Loan File
EXHIBIT B          Principal and Interest Account Letter Agreement
EXHIBIT C          Form of Trustee/Custodian Initial Certification
EXHIBIT C-1        Form of Trustee/Custodian Interim Certification
EXHIBIT D          Form of Trustee/Custodian Final Certification
EXHIBIT E          Mortgage Loan Schedule
EXHIBIT F          List of Originators
EXHIBIT G          Request for Release of Documents
EXHIBIT G-1        Request for Release Documents of 90 Day Delinquent FHA Loans
EXHIBIT H          [Reserved]
EXHIBIT I          Custodial Agreement
EXHIBIT J          Home Improvement Loan Custodial Agreement
EXHIBIT K          Form of Liquidation Report
EXHIBIT L          Form of Delinquency Report
EXHIBIT M          Servicer's Monthly Computer Tape Format
EXHIBIT N          Subservicing Agreement
EXHIBIT O          Prices for Low Interest Mortgage Loans

                                  SALE AND SERVICING AGREEMENT dated as of
                 August 31, 1997, among The Money Store Residential Trust 1997-I, a Delaware business trust (the "Issuer"), the entities listed on Exhibit F hereto (collectively, the "Originators"), and The Money Store Inc., a New Jersey corporation ("TMS"), as Representative (the "Representative"), Servicer (the "Servicer") and Claims Administrator (the "Claims Administrator").

          WHEREAS, the Issuer desires to acquire a portfolio of residential loans from the Originators;

          WHEREAS, the Originators have either originated and underwritten, or purchased and re-underwritten, such residential loans, and are willing to contribute such residential loans to the Issuer; and

          WHEREAS, the Servicer is willing to service such residential loans and the Claims Administrator is willing to serve as Claims Administrator;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

          Section 1.01 DEFINITIONS. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

          ACCELERATED PRINCIPAL DISTRIBUTION AMOUNT: For any Remittance Date, the lesser of (i) the portion, if any, of the Available Remittance Amount remaining after payment of amounts set forth in Section 7.05(d)(i) through (ix), inclusive, and (ii) the Subordinated Deficiency Amount for such Remittance Date.

          ACCOUNT: The Certificate Distribution Account, Note Distribution Account, Pre-Funding Account, Expense Account, Capitalized Interest Account, or Servicing Account (including any sub-accounts of any of the foregoing) and the FHA Premium Account.

          ADDITION NOTICE: With respect to the transfer of Subsequent Loans to the Trust pursuant to Section 2.07 herein, notice, which shall be given not later than five Business Days prior to the related Subsequent Transfer Date, of the Representative's designation of Subsequent Loans to be contributed to the Trust and the aggregate Principal Balance of such Subsequent Loans.

          ADJUSTED LOAN INTEREST RATE: A percentage per annum, equal to the related Loan Interest Rate less the per annum rate used in calculating (i) the Annual Expense Escrow Amount, (ii) the FHA Premium in connection with FHA Loans for which the related Obligor pays the FHA Premium as part of the Loan Interest Rate, (iii) the Servicing Fee and (iv) the Contingency Fee.

          AGREEMENT: This Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.

          ANNUAL EXPENSE ESCROW AMOUNT: An amount equal to the product of (i) 0.04% per annum and (ii) the sum of the Certificate Balance and the aggregate Note Balance, which is computed and payable on a monthly basis and represents the estimated annual Trustee's, Custodian's and Owner Trustee's fees and expenses.

          APPLIED REALIZED LOSS AMOUNT: Means (i) for any Remittance Date occurring on or prior to the Parity Date, $0 and (ii) for any Remittance Date occurring after the Parity Date, an amount equal to the excess, if any, of (i) the aggregate Class Principal Balances of the Notes (after taking into account the distribution of principal (including the Accelerated Principal Distribution Amount) with respect to the Notes on such Remittance Date) over (ii) the aggregate Principal Balance of the Loans as of the end of the prior Due Period (after taking into account all Realized Losses experienced during such Due Period).

          ASSIGNMENT OF MORTGAGE: An assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the contribution of the Mortgage to the Issuer, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction.

          AVAILABLE MAXIMUM SUBORDINATION AMOUNT: With respect to any Remittance Date, the excess, if any, of (i) the Maximum Subordination Amount over (ii) the amount of all distributions made in respect of Shortfall Amounts up to and including the current Remittance Date.

          AVAILABLE REMITTANCE AMOUNT: With respect to any Remittance Date, (i) the sum of all amounts relating to the Loans of the Trust described in clauses
(i) through (viii), inclusive, of Section 4.03(b) received by the Servicer or any Subservicer (including any amounts paid by the Servicer and the Representative and excluding any amounts withdrawn by the Servicer with respect to the Loans pursuant to Sections 4.04(b), (c), (e) and (f) as of the related Determination Date and any amounts deposited into the Servicing Account with respect to the Loans pursuant to Section 4.04(g) as of the related Determination
Date) during the related Due Period or, with respect to Section 4.03(b)(vi), on the related Determination Date, and deposited into the Note Distribution Account as of the Determination Date, plus (ii) the amount of any Monthly Advances and Compensating Interest payments relating to the Loans, remitted by the Servicer for such Remittance Date, plus (iii) amounts to be transferred to the Note Distribution Account from the Pre-Funding Account and the Capitalized Interest Account with respect to the Remittance Dates during the Funding Period, less
(iv) those amounts withdrawable from the Note Distribution Account pursuant to
Section 7.01(b)(vi). The "Available Remittance Amount" does not include (i) funds in the Principal and Interest Account and available to be withdrawn pursuant to Section 4.04(d)(ii), (ii) funds in the Note Distribution Account or Certificate Distribution Account and available to be withdrawn pursuant to
Section 7.01(b)(v) and (iii) funds in the Note Distribution Account or Certificate Distribution Account that cannot be distributed by the Trustee or the Owner Trustee on such Remittance Date as a result of a proceeding initiated under the United States Bankruptcy Code, as amended from time to time (11 U.S.C.).

          BASIC DOCUMENTS: The Certificate of Trust, the Trust Agreement, the Indenture, the Depository Agreement, this Sale and Servicing Agreement and other documents and certificates delivered in connection therewith.

          BIF: The Bank Insurance Fund, or any successor thereto.

          BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions or trust companies in the States of New York, North Carolina or Delaware are required or authorized by law to be closed.

          CAPITALIZED INTEREST ACCOUNT: The account established in accordance with Section 7.02(e) hereof and maintained by the Trustee.

          CAPITALIZED INTEREST REQUIREMENT: With respect to each Remittance Date during the Funding Period, the excess, if any, of (i) 30 days' interest calculated at the Weighted Average Remittance Rate on the excess of (a) the Original Pre-Funded Amount over (b) the aggregate Principal Balances of the Subsequent Loans as of the applicable Subsequent Cut-Off Dates contributed on or prior to the last day of the Due Period relating to such Remittance Date over
(ii) any Pre-Funding Earnings to be transferred to the Note Distribution Account on such Remittance Date pursuant to Section 7.02(f).

          CERTIFICATE: A Trust Certificate (as defined in the Trust Agreement).

          CERTIFICATE DISTRIBUTION ACCOUNT: Has the meaning assigned to such term in the Trust Agreement.

          CERTIFICATEHOLDER or HOLDER: Each Person in whose name a Certificate is registered in the Certificate Register and the Holder of the GP Interest.

          CERTIFICATE REMITTANCE AMOUNT: As of any Remittance Date, an amount equal to the Remaining Amount Available, net of reimbursements to the Servicer or the Representative of Reimbursable Amounts pursuant to Section 4.04(f).

          CIVIL RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          CLAIM: An insurance claim submitted to the FHA by the Claims Administrator with respect to a 90 Day Delinquent FHA Loan pursuant to the FHA Regulations.

          CLAIMS ADMINISTRATOR: The Servicer, acting in the capacity of Claims Administrator appointed as herein provided, and its successors and assigns hereunder.

          CLASS: Collectively, Notes having the same priority of payment and bearing the same designation.

          CLASS ADJUSTED LOAN REMITTANCE RATE: With respect to each Loan, a percentage per annum, being the sum of (i) the Weighted Average Remittance Rate,
(ii) 0.04% per annum, relating to the Annual Expense Escrow Amount, and (iii) with respect to the FHA Loans for which the FHA Insurance Premium is paid by the related Obligor as part of the Loan Interest Rate, the Insurance Rate.

          CLASS A NOTE: A Note denominated as a Class A-1, Class A-2 or Class A-3 Note.

          CLASS A NOTEHOLDER: A Holder of a Class A Note.

          CLASS A CREDIT ENHANCEMENT PERCENTAGE: Means, with respect to any Remittance Date, 100% minus the fraction, expressed as a percentage, determined by dividing (i) the Class Principal Balances of the Class A Notes on the immediately preceding Remittance Date by (ii) the aggregate Principal Balances of the Loans as of the last day of the second preceding Due Period.

          CLASS A CURRENT INTEREST DISTRIBUTION REQUIREMENT: With respect to any Remittance Date, the sum of the Current Interest Distribution Requirements for the Class A-1, Class A-2 and Class A-3 Notes.

          CLASS A FORMULA PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Remittance Date, means the applicable Senior Percentage multiplied by the Principal Distribution Amount; PROVIDED, HOWEVER, that, with respect to any Remittance Date, the Class A Formula Principal Distribution Amount shall never exceed the Class Principal Balance of the Class A Notes.

          CLASS A INTEREST SHORTFALL CARRYFORWARD AMOUNT: Means, as of any Remittance Date, the sum of the Interest Shortfall Carryforward Amounts for the Class A-1, Class A-2 and Class A-3 Notes.

          CLASS A PRINCIPAL BALANCE: The sum of the Class Principal Balances of the Class A-1, Class A-2 and Class A-3 Notes.

          CLASS A PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Remittance Date means the lesser of (i) the Class A Formula Principal Distribution Amount or (ii) the Available Remittance Amount remaining after the payment of all Current Interest Distribution Requirements payable on such Remittance Date.

          CLASS A-1 NOTE: A Note denominated as a Class A-1 Note.

          CLASS A-1 REMITTANCE RATE: The annual rate of interest payable to the Class A-1 Noteholders, which shall be equal to 6.42%.

          CLASS A-2 NOTE: A Note denominated as a Class A-2 Note.

          CLASS A-2 REMITTANCE RATE: The annual rate of interest payable to the Class A-2 Noteholders, which shall be equal to 6.48%.

          CLASS A-3 NOTE: A Note denominated as a Class A-3 Note.

          CLASS A-3 REMITTANCE RATE: The annual rate of interest payable to the Class A-3 Noteholders, which shall be equal to 6.68%.

          CLASS B APPLIED REALIZED LOSS AMOUNT: Means, as of any Remittance Date, the lesser of (x) the Class Principal Balance of the Class B Notes (after taking into account the distribution of the Class B Principal Distribution Amount on such Remittance Date, but prior to the application for the Class B Applied Realized Loss Amount, if any, on such Remittance Date) and (y) the Applied Realized Loss Amount as of such Remittance Date.

          CLASS B CROSS-OVER DATE: Means the earlier of (a) the Remittance Date on which the Class Principal Balance of the Class M-2 Notes is reduced to zero and (b) the first Remittance Date on or after the Remittance Date occurring in October 2000 on which the fraction, expressed as a percentage, the numerator of which is the Class Principal Balance of the Class A and Class M Notes as of the immediately preceding Remittance Date and the denominator of which is the aggregate Principal Balance of the Loans as of the end of the second preceding Due Period, is less than or equal to 69.25%.

          CLASS B CURRENT INTEREST DISTRIBUTION REQUIREMENT: The sum of the Current Interest Distribution Requirements for the Class B-1 and Class B-2 Notes.

          CLASS B FORMULA PRINCIPAL DISTRIBUTION AMOUNT: Means (i) prior to the Class B Cross-over Date, $0 and (ii) on each Remittance Date on or after the Class B Cross-over Date, the applicable Class B Percentage multiplied by the Principal Distribution Amount; PROVIDED, HOWEVER, that with respect to any Remittance Date, the Class B Formula Principal Distribution Amount shall never exceed the Class Principal Balance of the Class B Notes.

          CLASS B NOTE: A Note denominated as a Class B Note.

          CLASS B NOTEHOLDER: A Holder of a Class B Note.

          CLASS B PERCENTAGE: Means (i) until such time as the Class Principal Balances of the Class A and Class M Notes have been reduced to zero, 100% minus the Senior Percentage and (ii) thereafter, 100%.

          CLASS B PRINCIPAL BALANCE: The Class Principal Balance of the Class B Notes.

          CLASS B PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Remittance Date means the lesser of (i) the Class B Formula Principal Distribution Amount or (ii) the Available Remittance Amount remaining after the payment of all Current Interest Distribution Requirements and all Class A and Class M Principal Distribution Amounts payable on such Remittance Date.

          CLASS B REALIZED LOSS AMOUNT: Means, as of any Remittance Date, the lesser of (x) the Class B Unpaid Realized Loss Amount as of such Remittance Date and (y) the portion of the Available Remittance Amount for such Remittance Date remaining after application of amounts set forth in Section 7.05(d)(i)-(xv), inclusive.

          CLASS B REMITTANCE RATE: The annual rate of interest payable to the Class B Certificateholders, which shall be equal to 7.525%.

          CLASS M CURRENT INTEREST DISTRIBUTION REQUIREMENT: The sum of the Current Interest Distribution Requirements for the Class M-1 and Class M-2 Notes.

          CLASS M NOTE: A Note denominated as a Class M-1 or Class M-2 Note.

          CLASS M NOTEHOLDER: A Holder of a Class M Note.

          CLASS M PRINCIPAL BALANCE: The sum of the Class Principal Balances of the Class M-1 and Class M-2 Notes.

          CLASS M-1 APPLIED REALIZED LOSS AMOUNT: Means, as of any Remittance Date, the lesser of (x) the Class Principal Balance of the Class M-1 Notes (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Remittance Date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any, on such Remittance Date) and (y) the excess of (i) the Applied Realized Loss Amount for such Remittance Date over
(ii) the sum of the Class M-2 Applied Realized Loss Amount and the Class B Applied Realized Amount, in each case for such Remittance Date.

          CLASS M-1 FORMULA PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Remittance Date on or after the Class Principal Balance of the Class A Notes has been reduced to zero, means the applicable Senior Percentage multiplied by the Principal Distribution Amount (less any portion of the Principal Distribution Amount required to be distributed to the Holders of the Class A Notes on such Remittance Date); PROVIDED, HOWEVER, that, with respect to any Remittance Date, the Class M-1 Formula Principal Distribution Amount shall never exceed the Class Principal Balance of the Class M-1 Notes.

          CLASS M-1 NOTE: A Note denominated as a Class M-1 Note.

          CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Remittance Date means the lesser of (i) the Class M-1 Formula Principal Distribution Amount or (ii) the Available Remittance Amount remaining after the payment of all Current Interest Distribution Requirements and all Class A Principal Distribution Amounts payable on such Remittance Date.

          CLASS M-1 REALIZED LOSS AMOUNT: Means, as of any Remittance Date, the lesser of (x) the Class M-1 Unpaid Realized Loss Amount as of such Remittance Date and (y) the portion of the Available Remittance Amount for such Remittance Date remaining after application of amounts set forth in Section 7.05(d)(i) through (xi), inclusive.

          CLASS M-1 REMITTANCE RATE: The annual rate of interest payable to the Class M-1 Noteholders, which shall be equal to 7.085%.

          CLASS M-2 APPLIED REALIZED LOSS AMOUNT: Means, as of any Remittance Date, the lesser of (x) the Class Principal Balance of the Class M-2 Notes (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Remittance Date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any, on such Remittance Date) and (y) the excess of (i) the Applied Realized Loss Amount for such Remittance Date over
(ii) the Class B Applied Realized Loss Amount for such Remittance Date.

          CLASS M-2 FORMULA PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Remittance Date on or after the Class Principal Balance of the Class A and Class M-1 Notes have been reduced to zero, means the applicable Senior Percentage multiplied by the Principal Distribution Amount (less any portion of the Principal Distribution Amount required to be distributed to the Holders of the Class A or Class M-1 Notes on such Remittance Date); PROVIDED, HOWEVER, that, with respect to any Remittance Date, the Class M-2 Formula Principal Distribution Amount shall never exceed the Class Principal Balance of the Class M-2 Notes.

          CLASS M-2 NOTE: A Note denominated as a Class M-2 Note.

          CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Remittance Date, the lesser of (i) the Class M-2 Formula Principal Distribution Amount or (ii) the Available Remittance Amount remaining after giving effect to all payments of Current Interest Distribution Requirements, Class A Principal Distribution Amounts and Class M-1 Principal Distribution Amounts payable on such Remittance Date.

          CLASS M-2 REALIZED LOSS AMOUNT: Means, as of any Remittance Date, the lesser of (x) the Class M-2 Unpaid Realized Loss Amount as of such Remittance Date and (y) the portion of the Available Remittance Amount for such Remittance Date remaining after application of amounts set forth in Section 7.05(d)(i) through (xiii), inclusive.

          CLASS M-2 REMITTANCE RATE: The annual rate of interest payable to the Class M-2 Noteholders, which shall be equal to 7.535%.

          CLASS POOL FACTOR: With respect to a Class of Class A, Class M or Class B Notes, as of any date of determination, the then Class Principal Balance for such Class divided by the Original Principal Balance for such Class.

          CLASS PRINCIPAL BALANCE: With respect to each Class of Class A, Class M or Class B Notes, as of any date of determination, the Original Principal Balance of such Class less (i) the sum of all amounts (including any FHA Payments made in respect of principal) previously distributed to the Noteholders of such Class in respect of principal pursuant to Section 7.05(d)(v) through
(x), inclusive and (ii) the amount, if any, of Applied Realized Loss Amounts previously allocated to such Class pursuant to Section 7.06. For purposes of determining the Class Principal Balance of each Class of Class A, Class M or Class B Notes with respect to any Remittance Date, no effect shall be given to any principal to be distributed, or Applied Realized Amounts to be allocated, to each such Class on such Remittance Date.

          CLASS REMITTANCE RATE: With respect to a Class of Class A, Class M or Class B Notes, the annual rate of interest payable to the Noteholders of such Class, which rate is set forth, or determined as provided, under the definitions of the Class A-1 through Class A-3 Remittance Rates, Class M-1 and Class M-2 Remittance Rates and Class B Remittance Rate.

          CLOSING DATE: September 30, 1997.

          CODE: The Internal Revenue Code of 1986, as amended, or any successor legislation thereto.

          CO-TRUSTEE: Chase Manhattan Bank Delaware, a Delaware banking corporation headquartered in Wilmington, Delaware.

          COMPENSATING INTEREST: As defined in Section 7.10.

          CONTINGENCY FEE: As to each Loan, the annual fee which is, in addition to the Servicing Fee, payable to the Servicer pursuant to Section 5.03 of this Agreement. Such fee shall be calculated and payable monthly only from the amounts received in respect of interest on such Loan, shall accrue at the rate of 0.25% per annum and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on a Loan is computed. The Contingency Fee is payable solely from the interest portion of related (i) Monthly Payments, (ii) Liquidation Proceeds or (iii) Released Mortgaged Property Proceeds collected by the Servicer, or as otherwise provided in Section 4.04.

          CONTRACT OF INSURANCE: A Contract of Insurance under Title I.

          CONVENTIONAL LOANS: Loans that are not FHA Loans.

          CUMULATIVE REALIZED LOSSES: As of any date of determination, the aggregate amount of Realized Losses since the Closing Date.

          CURRENT INTEREST DISTRIBUTION REQUIREMENT: For each Class of Class A, Class M and Class B Notes, and with respect to each Remittance Date, the amount equal to 30 days' interest at the applicable Remittance Rate on the Class Principal Balance for such Class outstanding immediately prior to such Remittance Date.

          CURRENT PRINCIPAL DISTRIBUTION REQUIREMENT: The Class A Principal Distribution Requirement, the Class M-1 Principal Distribution Requirement, the Class M-2 Principal Distribution Requirement and the Class B Principal Distribution Requirement.

          CURTAILMENT: With respect to a Loan, any payment of principal received during a Due Period as part of a payment that is in excess of five times the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the Loan in full, nor is intended to cure a delinquency.

          CUSTODIAL AGREEMENT: Any agreement to be entered into pursuant to the Indenture for the retention of each Loan File.

          CUSTODIAN: Any custodian appointed pursuant to the Indenture, provided that such custodian shall be independent of the Servicer, the Representative and the Claims Administrator, except in the event the Trustee shall be the Servicer or the Claims Administrator.

          CUT-OFF DATE: August 31, 1997; provided, however, that for purposes of determining characteristics of the Initial Loans as of the Cut-Off Date, the Cut-Off Date for those Initial Loans originated after August 31, 1997 shall be deemed to be the date of the applicable Note.

          CUTOFF DATE PRINCIPAL BALANCE: With respect to any Loan, the unpaid principal balance thereof as of the Cut-Off Date (or as of the applicable date of substitution with respect to a Qualified Substitute Loan pursuant to Section
3.02 or 3.03).

          DEALER LOANS: Loans in which a dealer-contractor participates in the financing.

          DEFICIENT VALUATION: With respect to any Loan, a valuation by a court of competent jurisdiction of the related Mortgaged Property in an amount less than the then outstanding indebtedness under the Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code, as amended from time to time (11 U.S.C.).

          DELETED LOAN: A Loan replaced by a Qualified Substitute Loan.

          DEPOSITORY: The Depository Trust Company, and any successor Depository hereafter named.

          DEPOSITORY AGREEMENT: The Note Depository Agreement.

          DESIGNATED DEPOSITORY INSTITUTION: With respect to each Principal and Interest Account, an entity which is an institution whose deposits are insured by either the BIF or SAIF administered by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated "A" or better by S&P and "A" or better by Fitch (if Fitch rates such debt obligations), or one of the two highest short-term ratings by another nationally recognized statistical rating agency, and which is either (i) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, or (iv) a principal subsidiary of a bank holding company, in each case acting or designated by the Servicer as the depository institution for a Principal and Interest Account.

          DETERMINATION DATE: That day of each month which is the later of (i) the third Business Day prior to the 15th day of such month and (ii) the seventh Business Day of such month.

          DIRECT PARTICIPANT: Any broker-dealer, bank or other financial institution for which the Depository holds Notes from time to time as a securities depository.

          DUE DATE: The day of the month on which the Monthly Payment is due from the Obligor on a Loan.

          DUE PERIOD: With respect to each Remittance Date, the calendar month preceding the month in which such Remittance Date appears.

          EXCESS PAYMENTS: With respect to a Due Period, any amounts received on a Loan in excess of the Monthly Payment due on the Due Date relating to such Due Period which does not constitute either a Curtailment or a Principal Prepayment or payment with respect to an overdue amount. Excess Payments are payments of principal for purposes of this Agreement.

          EXCESS PROCEEDS: As of any Remittance Date, with respect to any Liquidated Loan, the excess, if any, of (a) the total Net Liquidation Proceeds, over (b) the Principal Balance of such Loan as of the date such Loan became a Liquidated Loan plus 30 days interest thereon at the Weighted Average Class Adjusted Loan Remittance Rate; PROVIDED, HOWEVER, that such excess shall be reduced by the amount by which interest accrued on the advance, if any, made by the Servicer pursuant to Section 4.14 at the related Loan Interest Rate exceeds interest accrued on such advance at the applicable Class Remittance Rates.

          EXPENSE ACCOUNT: The expense account established and maintained by the Trustee in accordance with Section 7.04 hereof.

          FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

          FHA: The Federal Housing Administration, and its successors in interest.

          FHA INSURANCE PREMIUM: The premium charged by the FHA pursuant to 24 C.F.R. ss. 201.31, or any successor regulation, as payment for Title I insurance coverage for an FHA Loan, which premium shall be the responsibility of the Servicer, who will be reimbursed from the FHA Premium Account in accordance with
Section 4.04(b) hereof.

          FHA LOAN: A Loan that is partially insured by the FHA under Title I.

          FHA PAYMENT: The amount received from the FHA for a Claim filed with respect to a 90 Day Delinquent FHA Loan.

          FHA PREMIUM ACCOUNT: The account established and maintained by the Trustee in accordance with Section 7.03 hereof.

          FHA PREMIUM AMOUNT: With respect to any FHA Loan for any Remittance Date, (i) if the FHA Insurance Premium is paid by the related Obligor as part of the Loan Interest Rate on an FHA Loan, an amount equal to 1/12 of the product of the Insurance Rate times the Principal Balance as of the first day of the immediately preceding Due Period and (ii) if the related Obligor pays the FHA Insurance Premium as a separate amount in addition to Monthly Payments, any such amount received by the Servicer during the related Due Period.

          FHA REGULATIONS: The regulations of the FHA with respect to Title I Loans set forth in 24 C.F.R. ss. 201, as the same may be amended during the term of this Agreement.

          FHA RESERVE ACCOUNT: The account of the Owner Trustee maintained by the FHA with respect to the FHA Loans and other loans registered in the name of the Owner Trustee and insured by the FHA under Title I in accordance with the FHA Regulations.

          FHLMC: The Federal Home Loan Mortgage Corporation and any successor thereto.

          FIDELITY BOND: As described in Section 4.09.

          FINAL DATE: With respect to (i) the Class A-1 Notes, April 15, 2006,
(ii) the Class A-2 Notes, June 15, 2010, (iii) the Class A-3 Notes, August 15, 2012, (iv) the Class M-1 Notes, July 15, 2016, (v) the Class M-2 Notes, February 15, 2029 and (vi) the Class B Notes, February 15, 2029.

          FNMA: The Federal National Mortgage Association and any successor thereto.

          FUNDING PERIOD: The period commencing on the Closing Date and ending on the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $200,000, (ii) the date on which a Servicer Default occurs and (iii) at the close of business on December 26, 1997.

          GP INTEREST: The 1% interest in the Trust held by TMS SPV, Inc., a Delaware corporation, pursuant to the Trust Agreement.

          HIGH-RISE CONDOMINIUM: A multiple dwelling unit of five stories or more in which individual fee title is held to the interior space only and all other elements of the structure and land are held in undivided common ownership.

          HOLDER OF THE GP INTEREST: The Person holding the GP Interest.

          HOME IMPROVEMENT LOAN: A Loan, at least 66B% of the proceeds of which were used by the related Obligor, either (i) to acquire, improve or protect an interest in real property or (ii) to refinance one or more loans the proceeds of which were used to acquire, improve or protect an interest in real property.

          HUD: The United States Department of Housing and Urban Development, and its successor in interest.

          INDENTURE: The Indenture dated as of August 31, 1997, between the Issuer and the Trustee, as the same may be amended and supplemented from time to time.

          INITIAL LOANS: The Loans listed on Exhibit E hereto and delivered to the Trustee or Custodian on the Closing Date.

          INSOLVENCY EVENT: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver (including any receiver appointed under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended), liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

          INSURANCE PROCEEDS: Proceeds (other than FHA Payments) paid (i) to the Issuer or the Servicer by any insurer pursuant to any insurance policy covering a Loan, Mortgaged Property, or REO Property, including but not limited to title, hazard, life, health and/or accident insurance policies, and/or (ii) by the Servicer pursuant to Section 4.08, in either case, net of any expenses which are incurred by the Servicer in connection with the collection of such proceeds and not otherwise reimbursed to the Servicer.

          INSURANCE RATE: As to any FHA Loan with respect to which the FHA Insurance Premium is paid by the related Obligor as part of the Loan Interest Rate, the rate of 1.0% per annum, which is used to calculate the amount to be applied to the payment of the related FHA Insurance Premium.

          INTEREST RATE: Means, for each Class of Notes, the applicable Class Remittance Rate for such Class.

          INTEREST SHORTFALL CARRYFORWARD AMOUNT: Means, as of any Remittance Date and with respect to any Class of Notes, the sum of (i) the amount, if any, by which (X) the sum of (a) the Current Interest Distribution Requirement for such Class for such Remittance Date plus (b) the Interest Shortfall Carryforward Amount for such Class as of the immediately preceding Remittance Date exceeds
(Y) the amount paid to the Noteholders of such Class on such Remittance Date pursuant to Section 7.05(d)(ii), (iii), (iv), (ix), (xi) and (xv) of this Agreement and (ii) one month's interest on the amount determined pursuant to clause (i) at the applicable Class Remittance Rate.

          ISSUER: Means The Money Store Residential Trust 1997-I.

          LIQUIDATED LOAN: (a) Any defaulted Loan or REO Property as to which the Servicer has determined that all amounts which it reasonably and in good faith expects to recover have been recovered from or on account of such Loan (including, with respect to FHA Loans, FHA Payments) or (b) any 90 Day Delinquent Loan other than a 90 Day Delinquent FHA Loan for which a Claim is eligible to be filed with the FHA.

          LIQUIDATION PROCEEDS: Cash, including Insurance Proceeds, proceeds of any REO Disposition, amounts required to be deposited in the Principal and Interest Account pursuant to Section 4.10 hereof, and any other amounts other than FHA Payments and Related Payments received in connection with the liquidation of defaulted Loans, whether through trustee's sale, foreclosure sale or otherwise.

          LOAN: An individual loan which is transferred to the Trustee or Custodian pursuant to this Agreement, including any Subsequent Loan, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom, the Loans originally subject to this Agreement being identified on the Loan Schedules annexed hereto as Exhibit E. Any loan which, although intended by the parties hereto to have been, and which purportedly was, contributed to the Issuer by the applicable Originator (as indicated by Exhibit
E), in fact was not contributed or otherwise transferred and assigned to the Issuer for any reason whatsoever, including, without limitation, the incorrectness of the statement set forth in Section 3.02(i) hereof with respect to such loan, shall nevertheless be considered a "Loan" for all purposes of this Agreement.

          LOAN FILE: The documents listed in Section 2.04 pertaining to a particular Loan and any additional documents required to be added to the Loan File pursuant to this Agreement.

          LOAN INTEREST RATE: The fixed rate of interest borne by a Note, as shown on the applicable Loan Schedule.

          LOAN SCHEDULE: The schedule of Loans attached hereto as Exhibit E, such schedule identifying each Loan by address of the Obligor (or, with respect to Mortgage Loans, the address of the Mortgaged Property) and the name of the Obligor and setting forth as to each Loan the following information: (i) the Principal Balance as of the close of business on the Cut-Off Date, (ii) the account number, (iii) the original principal amount, (iv) with respect to Mortgage Loans, the LTV as of the date of the origination of the related Loan,
(v) the Due Date, (vi) the Loan Interest Rate, (vii) the first Due Date, (viii) the Monthly Payment, (ix) the maturity date of the Note, and (x) the remaining number of months to maturity as of the Cut- Off Date. Also, the Loan Schedule will indicate, based upon loan number, whether the related Loan is an FHA Loan or a Conventional Loan and whether such Loan is a Mortgage Loan or an Unsecured Loan.

          LOAN-TO-VALUE RATIO OR LTV: With respect to any Loan, (i) the sum of
(a) the original principal balance of such Loan plus (b) the remaining balance of any Prior Lien, if any, at the time of origination of such Loan, less (c) that portion of the principal balance equal to the amount of the premium for credit life insurance collected by the Originators, divided by (ii) the value of the related Mortgaged Property, based upon the appraisal (or, in the case of certain Loans with original principal balances of less than $15,000, such other method of valuation acceptable to the related Originator) made at the time of origination of the Loan.

          LOW INTEREST LOAN: A Loan having a Loan Interest Rate below the sum of the Class M-2 Remittance Rate plus 0.54%.

          LOW-RISE CONDOMINIUM: A multiple dwelling unit of four stories or less in which individual fee title is held to the interior space only and all other elements of the structure and land are held in undivided common ownership.

          MAJORITY SECURITYHOLDERS: Until such time as the principal amount of all classes of Notes have been reduced to zero, the holder or holders (as shown on the Note Register) of in excess of 50% of the current then-principal amount of all classes of Notes voting together as a single class as certified to the Owner Trustee in writing by the Trustee (accordingly, the holders of the Certificates shall be excluded from any rights or actions of the Majority Securityholders during such period); and (ii) thereafter, the holder or holders of the Voting Interest.

          MAXIMUM SUBORDINATION AMOUNT: Means $7,604,173.

          MIXED USE BUILDING: A building containing both residential dwelling units and commercial use units, E.G., retail stores or office space.

          MONTHLY ADVANCE: An advance made by the Servicer pursuant to Section
7.09 hereof.

          MONTHLY EXCESS SPREAD: With respect to any Remittance Date, an amount equal to the excess of (A) the product of (i) the aggregate Principal Balances of the Loans as of the first day of the immediately preceding Due Period and
(ii) one-twelfth of the weighted average Loan Interest Rate as of the first day of the related Due Period over (B) the sum of the Current Interest Distribution Requirement for such Remittance Date, (iii) amounts to be deposited into the Expense Account on such Remittance Date pursuant to Section 7.04(d)(ii), the Servicing Fee and the Contingency Fee with respect to such Remittance Date and
(iv) with respect to those FHA Loans for which the FHA Insurance Premium is paid by the related Obligor as part of the interest payment, the applicable FHA Insurance Premium. With respect to the Remittance Dates during the Funding Period, the Monthly Excess Spread also will include the Pre-Funding Earnings for the applicable Remittance Date.

          MONTHLY PAYMENT: The scheduled monthly payment of principal and/or interest required to be made by an Obligor on the related Loan, as set forth in the related Note.

          MORTGAGE: The mortgage, deed of trust or other instrument creating a lien on the Mortgaged Property.

          MORTGAGE IMPAIRMENT INSURANCE POLICY: As described in Section 4.08.

          MORTGAGE LOAN: A Loan that is secured by a Mortgage on a Mortgaged Property.

          MORTGAGED PROPERTY: The underlying property securing a Loan, consisting of a fee simple estate in a single contiguous parcel of land improved by a Residential Dwelling.

          MULTIFAMILY LOANS: Loans secured by Multifamily Properties.

          MULTIFAMILY PROPERTY: A residential or mixed-use property, such as rental apartment buildings or projects containing five or more units.

          NET LIQUIDATION PROCEEDS: Liquidation Proceeds net of (i) any reimbursements to the Servicer made therefrom pursuant to Section 4.04(b) and
(ii) amounts required to be released to the related Obligor pursuant to applicable law.

          1933 ACT: The Securities Act of 1993, as amended.

          90 DAY DELINQUENT FHA LOAN: A 90 Day Delinquent Loan that is an FHA Loan.

          90 DAY DELINQUENT LOAN: With respect to any Remittance Date, a Loan with respect to which four consecutive Monthly Payments have not been received by the Servicer as of the last day of the related Due Period unless, on or prior to the last day of the Due Period in which the fourth Monthly Payment is due, the Servicer has received from the related Obligor an amount at least equal to one unpaid Monthly Payment.

          NON-ACKNOWLEDGED FHA LOAN: As defined in Section 3.02(lll) hereof.

          NONRECOVERABLE ADVANCES: With respect to any Loan, (i) any Monthly Advance previously made and not reimbursed pursuant to Section 4.04 or 7.09, or
(ii) a Servicing Advance or Monthly Advance proposed to be made in respect of a Loan or REO Property which, in the good faith business judgment of the Servicer, will not or, in the case of a proposed advance, would not be ultimately recoverable pursuant to Sections 4.04 or 7.09.

          NOTE: The promissory note, retail installment contract or obligation, sales agreement or other evidence of indebtedness evidencing the indebtedness of an Obligor under a Loan.

          NOTE DISTRIBUTION ACCOUNT: The account designated as such, established and maintained pursuant to Section 7.01.

          OBLIGOR: The obligor on a Note.

          OFFICER'S CERTIFICATE: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, the President, a Vice President or Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Secretaries of the Representative, an Originator, the Servicer or the Claims Administrator, as required by this Agreement.

          OPINION OF COUNSEL: A written opinion of counsel, who may, without limitation, be counsel for the Representative, the Servicer or the Claims Administrator, reasonably acceptable to the Trustee and experienced in matters relating thereto.

          ORIGINAL CLASS A-1 PRINCIPAL BALANCE: $114,676,000.

          ORIGINAL CLASS A-2 PRINCIPAL BALANCE: $64,708,000.

          ORIGINAL CLASS A-3 PRINCIPAL BALANCE: $49,602,000.

          ORIGINAL CLASS M-1 PRINCIPAL BALANCE: $29,710,000.

          ORIGINAL CLASS M-2 PRINCIPAL BALANCE: $17,391,000.

          ORIGINAL CLASS B PRINCIPAL BALANCE: $23,913,000.

          ORIGINAL COLLATERAL AMOUNT: The sum of (i) the aggregate Principal Balance of the Initial Loans as of the Cut-Off Date and (ii) the Original Pre-Funded Amount.

          ORIGINAL PRE-FUNDED AMOUNT: $45,131,578.36, representing the amount deposited in the Pre-Funding Account on the Closing Date.

          ORIGINAL PRINCIPAL BALANCE: With respect to each Class of Class A, Class M and Class B Notes, the amount set forth for such Class under the definitions of Original Class A-1 through Original Class A-3 Principal Balances, Original Class M-1 and Original Class M-2 Principal Balances and Original Class B Principal Balances.

          ORIGINATOR: Any of the entities listed on Exhibit F hereto, each of which is a direct wholly-owned subsidiary of the Representative, and each of which is a Subservicer as of the date hereof.

          OWNER-OCCUPIED MORTGAGED PROPERTY: A Residential Dwelling as to which the related Obligor represented at the time of the origination of the Loan an intent to occupy as such Obligor's primary, secondary or vacation residence.

          OWNER TRUST ESTATE: Has the meaning assigned to such term in the Trust Agreement.

          OWNER TRUSTEE: First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

          PARITY DATE: The earlier to occur of (i) July 1998 or (ii) the first Remittance Date on which the aggregate Class Principal Balances of the Notes (after taking into account the distribution of principal (including the Accelerated Principal Distribution Amount) with respect to the Notes on such Remittance Date) is equal to or less than the sum of the aggregate Principal Balances of the Loans as of the end of the prior Due Period (after taking into account all Realized Losses experienced during such Due Period) and the Pre-Funded Amount.

          PERMITTED INSTRUMENTS: As used herein, Permitted Instruments shall include the following:

               (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHA debentures, FHLMC senior debt obligations, Federal Home Loan Bank consolidated senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

               (b) federal funds, certificates of deposit, time deposits and banker's acceptances (having original maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated "A-1" or better by S&P and "A-1" or better by Fitch;

               (c) deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $3,000,000 which deposits are held only up to the limits insured by the BIF or SAIF administered by the FDIC, provided that the unsecured long-term debt obligations of such bank or savings and loan association have been rated "BBB" or better by S&P and "BBB" or better by Fitch;

               (d) commercial paper (having original maturities of not more than 365 days) rated "A-1" or better by S&P and "A-1" or better by Fitch;

               (e) debt obligations rated "AAA" by S&P and "AAA" by Fitch (other than any such obligations that do not have a fixed par value and/or whose terms do not promise a fixed dollar amount at maturity or call date);

               (f) investments in money market funds rated "AAA" or better by S&P or "AAA" or better by Fitch the assets of which are invested solely in instruments described in clauses (a)-(e) above;

               (g) guaranteed investment contracts or surety bonds issued by or reasonably acceptable to the Rating Agencies providing for the investment of funds in an account or insuring a minimum rate of return on investments of such funds, which contract or surety bond shall:

                    (i) be an obligation of an insurance company or other corporation whose debt obligations or insurance financial strength or claims paying ability are rated "AAA" by S&P and "AAA" by Fitch; and

                    (ii) provide that the Trustee may exercise all of the rights of the Representative under such contract or surety bond without the necessity of the taking of any action by the Representative;

               (h) A repurchase agreement that satisfies the following criteria:

                    (i) Must be between the Trustee and a dealer bank or securities firm described in A. or B. below:

                              A. Primary dealers on the Federal Reserve
                    reporting dealer list which are rated "A" or better by S&P and Fitch, or

                              B. Banks rated "A" or above by S&P and Fitch,

                    (ii) The written repurchase agreement must include the following:

                                 Securities which are acceptable for the
                    transfer are:

                                        1. Direct U.S. governments, or

                                        2. Federal Agencies backed by the full
                              faith and credit of the U.S. government (and FNMA & FHLMC)

                                                  a. the term of the repurchase
                                        agreement may be up to 60 days

                                                  b. the collateral must be
                                        delivered to the Trustee or third party
                                        custodian acting as agent for the
                                        Trustee by appropriate book entries and
                                        confirmation statements must have been
                                        delivered before or simultaneous with
                                        payment (perfection by possession of
                                        certificated securities)

                                        Valuation of collateral:

                                        The securities must be valued weekly,
                              marked-to- market at current market price plus accrued interest. The value of the collateral must be equal to at least 104% of the amount of cash transferred by the Trustee or custodian for the Trustee to the dealer bank or security firm under the repurchase agreement plus accrued interest. If the value of securities held as collateral slips below 104% of the value of the cash transferred by the Trustee plus accrued interest, then additional cash and/or acceptable securities must be transferred. If, however, the securities used as collateral are FNMA or FHLMC, then the value of collateral must equal at least 105%.

                              (i) any other investment acceptable to the Rating
                    Agencies.

          PERSON: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

          POOL BALANCE: As of the close of business on the last day of a Due Period means the aggregate Principal Balance of the Loans.

          PRE-FUNDED AMOUNT: With respect to any date of determination, the amount on deposit in the Pre-Funding Account.

          PRE-FUNDING ACCOUNT: The Pre-Funding Account established in accordance with Section 7.01 hereof and maintained by the Trustee.

          PRE-FUNDING EARNINGS: With respect to each Remittance Dates during the Funding Period, the actual investment earnings earned during the period from the Closing Date through the Business Day immediately preceding the related Determination Date on the Pre-Funding Account during such period as calculated by the Representative pursuant to Section 2.07(e) hereof.

          PRINCIPAL AND INTEREST ACCOUNT: The principal and interest account established by the Servicer pursuant to Section 4.03 hereof.

          PRINCIPAL BALANCE: With respect to any Loan or related REO Property, at any date of determination, (i) the principal balance of the Loan (or, with respect to a Low Interest Loan, the product of such principal balance and the percentage set forth on Exhibit O attached hereto) outstanding as of the Cut-Off Date or as of the applicable Subsequent Cut-Off Date relative to Subsequent Loans or as of the applicable substitution date relative to Qualified Substitute Loans, after application of principal payments received on or before such date, minus (ii) the sum of (a) the principal portion of the Monthly Payments received during each Due Period ending prior to the most recent Remittance Date, which were distributed pursuant to Section 7.05 on any previous Remittance Date, and
(b) all Principal Prepayments, Curtailments, Excess Payments, all Insurance Proceeds, Released Mortgaged Property Proceeds, Net Liquidation Proceeds and net income from an REO Property (but not including the proceeds of any Insured Payment) to the extent applied by the Servicer as recoveries of principal in accordance with the provisions hereof, which were distributed pursuant to
Section 7.05 on any previous Remittance Date.

          PRINCIPAL DISTRIBUTION AMOUNT: With respect to each Remittance Date, the excess, if any, of (A) the sum, without duplication, of (i) all payments and other recoveries of principal of a Loan (net of amounts reimbursable to the Servicer pursuant to this Agreement) received by the Servicer or any Subservicer in the related Due Period; (ii) the principal portion of any Loan actually purchased by the Seller for breach of a presentation and warranty or other defect and actually received by the Trustee as of the related Determination Date; (iii) any Substitution Adjustments deposited in the Principal and Interest Account and transferred to the Note Distribution Account as of the related Determination Date; (iv) the then outstanding Principal Balance of any Loan which, during the related Due Period, has become a Liquidated Mortgage Loan; and
(v) the amount, if any, released from the Pre-Funding Account on the Remittance Dates during the Funding Period over (B) the Subordination Reduction Amount for such Remittance Date.

          PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy a Loan in full.

          PRIOR LIEN: With respect to any Loan which is not a first priority lien, each loan relating to the corresponding Mortgaged Property having a higher priority lien.

          PUD AND DE MINIMIS PUD: A planned unit development in which individual fee title is held to the interior and exterior of the units and underlying land and common areas, recreational facilities and streets are held in undivided common ownership.

          QUALIFIED SUBSTITUTE LOAN: A loan or loans substituted for a Deleted Loan pursuant to Section 2.05 or 3.03 hereof, which (i) has or have an interest rate or rates of not less than (and not more than two percentage points more than) the Interest Rate for the Deleted Loan; (ii) if such Loan is secured by a Mortgaged Property, relates or relate to the same type of Residential Dwelling or Multifamily Property, as the case may be, as the Deleted Loan; (iii) matures or mature no later than (and not more than one year earlier than) the Deleted Loan; (iv) if such Loan is secured by a Mortgaged Property, satisfies the requirements for a Loan set forth in Section 3.02(ddd)(ii); (v) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) equal to or less than the Principal Balance (prior to the occurrence of Realized Losses) of the Deleted Loan as of such date; (vi) is an FHA Loan if the Deleted Loan was an FHA Loan or a Conventional Loan if the Deleted Loan was a Conventional Mortgage Loan; and
(vii) complies or comply as of the date of substitution with each representation and warranty set forth in Sections 3.01(b) and 3.02.

          RATING AGENCIES: S&P and Fitch.

          RATING AGENCY CONDITION: With respect to any action, that each of the Rating Agencies shall have notified the Servicer, the Owner Trustee and the Trustee, orally or in writing, that such action will, in and of itself, result in a reduction or withdrawal of the then current rating of any class of Notes, or the Certificates.

          REALIZED LOSS: With respect to each Liquidated Loan (including a 90 Day Delinquent FHA Loan as to which no Claim is eligible to be filed with the
FHA), an amount (not less than zero or greater than the related outstanding principal balance as of the date of the final liquidation) equal to the outstanding principal balance of the Loan as of the date of such liquidation, minus the Net Liquidation Proceeds relating to such Liquidated Loan (such Net Liquidation Proceeds to be applied first to the principal balance of the Liquidated Loan and then to interest thereon). With respect to each 90 Day Delinquent FHA Loan for which a Claim is eligible to be filed with the FHA, the Realized Loss, if any, shall be determined as of the Determination Date following the date the related FHA Payment is received by the Owner Trustee, and shall be an amount (not less than zero or greater than the related outstanding principal balance as of the date the Claim relating to such FHA Loan is filed with the FHA) equal to the outstanding principal balance of the FHA Loan as of the date of such filing, minus amounts paid from the Certificate Account relating to such 90 Day Delinquent FHA Loan (such amounts to be applied first to the principal balance of such FHA Loan and then to interest thereon). With respect to each Loan which has become the subject of a Deficient Valuation, the Realized Loss shall be calculated as the difference between the principal balance of the Loan immediately prior to such Deficient Valuation and the principal balance of the Loan as reduced by the Deficient Valuation. With respect to any Loan made to a Mortgagor who has filed a petition in bankruptcy under the United States Bankruptcy Code, as amended from time to time (11 U.S.C.), a Realized Loss shall be deemed to have occurred whenever a withdrawal is made from the Principal and Interest Account in respect of such Loan pursuant to Section 5.04(c), and shall be equal to the amount of such withdrawal.

          RECORD DATE: With respect to any Remittance Date, the close of business on the last day of the month immediately preceding the month of the related Remittance Date.

          REGISTRATION STATEMENT: The registration statement (File No. 333-32775) filed by the Representative with the Securities and Exchange Commission in connection with the issuance and sale of the Notes and the Certificates, including the Prospectus dated September 11, 1997 and the Prospectus Supplement dated September 26, 1997.

          REIMBURSABLE AMOUNTS: As of any date of determination, an amount payable to the Servicer and/or Representative with respect to (i) the payment of any tax reimbursable pursuant to Section 4.01(h), (ii) the Monthly Advances and Servicing Advances reimbursable pursuant to Section 4.04(b), (iii) any advances reimbursable pursuant to Section 4.04 and not previously reimbursed pursuant to
Section 7.09, and (iv) any other amounts reimbursable to the Servicer or the Representative pursuant to this Agreement.

          RELATED PAYMENTS: As described in Section 4.15(c).

          RELEASED MORTGAGED PROPERTY PROCEEDS: As to any Loan, proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which are not released to the Obligor in accordance with applicable law, the Servicer's customary servicing procedures and this Agreement.

          REMAINING AMOUNT AVAILABLE: As of any Remittance Date the greater of
(x) zero dollars and (y)(i) the Available Remittance Amount minus (ii) payments made pursuant to Sections 7.05(d)(i) through (xviii).

          REMITTANCE DATE: The 15th day of any month or if such 15th day is not a Business Day, the first Business Day immediately following, commencing on October 15, 1997; provided, however, that in no event shall the Remittance Date occur less than three Business Days following the Determination Date.

          REO DISPOSITION: The final sale by the Servicer of a Mortgaged Property acquired by the Servicer in foreclosure or by deed in lieu of foreclosure. The proceeds of any REO Disposition constitute part of the definition of Liquidation Proceeds.

          REO PROPERTY: As described in Section 4.10.

          REPRESENTATIVE: The Money Store Inc., a New Jersey corporation, and its successors and assigns as Representative hereunder.

          RESERVE AMOUNT: As of any date of determination, the maximum amount of FHA insurance available with respect to all FHA Loans. The Reserve Amount initially will equal at least 10% of the aggregate Principal Balance as of the Cut-Off Date and will decline as set forth in 24 C.F.R. ss. 201.32(b).

          RESIDENTIAL DWELLING: Any one or more of the following, (i) Single Family Detached House, (ii) Row House, (iii) Two-Family House, (iv) Low-Rise Condominium, (v) PUD and De minimis PUD, (vi) Three- or Four-Family House, (vii) HighRise Condominium, or (viii) manufactured home (as defined in FNMA/FHLMC Seller- Servicers' Guide) to the extent that it constitutes real property in the state in which it is located.

          RESPONSIBLE OFFICER: When used with respect to the Trustee or the Co-Trustee, any officer assigned to the Corporate Trust Department, Corporate Trust Office, or similar group, and when used with respect to the Owner Trustee, any officer assigned to the Owner Trustee's Corporate Trust Office as set forth in the Trust Agreement, in each case including any Vice President, Assistant Vice President, any Assistant Secretary, any trust officer or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Representative, an Originator or any other person, any Vice President, Assistant Vice President, the Treasurer, or any Secretary or Assistant Secretary.

          ROW HOUSE: A single family dwelling unit attached to another dwelling unit by common walls.

          S&P: Standard & Poor's Ratings Group, a Division of the McGraw-Hill Companies, Inc. and any successor thereto.

          SAIF: The Savings Association Insurance Fund, or any successor thereto.

          SENIOR PERCENTAGE: Means (a) as to any Remittance Date prior to the Class B Cross-over Date, 100%; (b) as to any Remittance Date on or after the Class B Cross- over Date, and on which the Trigger Event is in effect, 100%; and
(c) as to any Remittance Date on or after the Class B Cross-over Date, and on which the Trigger Event is not in effect, a fraction, expressed as a percentage, the numerator of which is the sum of the Class Principal Balances of the Class A and the Class M Notes and the denominator of which is the sum of the Class Principal Balances of the Class A, the Class M and the Class B Notes.

          SERIES: 1997-I.

          SERIES 1997-I NOTES: The Money Store Residential Loan Notes, Series 1997-I, Class A-1, Class A-2, Class A-3, Class M-1, Class M-2 and Class B.

          SERVICER: The Money Store Inc., a New Jersey corporation, and its successors and assigns as Servicer hereunder.

          SERVICER DEFAULT: An event specified in Section 10.01.

          SERVICER'S CERTIFICATE: The certificate as defined in Section 7.08.

          SERVICING ACCOUNT: The Servicing Account established and maintained by the Servicer in accordance with Section 7.11 hereof. The Servicing Account, and amounts deposited therein, shall not constitute part of the Trust Account Property and Certificateholders and Noteholders shall have no interest therein.

          SERVICING ADVANCES: All reasonable and customary "out of pocket costs" and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, (iv) compliance with the obligations under clause (vi) of Section 4.01(a) and Sections 4.02, 4.05 and 4.07, which Servicing Advances are reimbursable to the Servicer to the extent provided in Section 4.04(b), and (e) in connection with the liquidation of a Loan, expenditures relating to the purchase or maintenance of any Prior Lien pursuant to Section 4.14, for all of which costs and expenses the Servicer is entitled to reimbursement with interest thereon up to a maximum rate per annum equal to the related Loan Interest Rate, except that any amount of such interest accrued at a rate in excess of the Weighted Average Remittance Rate with respect to the Remittance Date on which the Net Liquidation Proceeds will be distributed shall be reimbursable only from Excess Proceeds.

          SERVICING DELINQUENCY TRIGGER: Will be deemed to have occurred on any date of determination (i) on or prior to September 30, 2002, if the Total Expected Losses (as defined below) of the Loans exceed 22.50% of the aggregate Principal Balances of the Loans as of the end of the first Due Period immediately following the Funding Period and (ii) after September 30, 2002 but on or prior to September 30, 2007, if the Total Expected Losses of the Loans exceed 33.75% of the sum of (A) the aggregate Principal Balances of the Initial Loans as of the Cut-off Date and (B) the aggregate Principal Balances of the Subsequent Loans as of the applicable Subsequent Cut-off Date.

          For purposes of the foregoing definition, the "Total Expected Losses" of the Loans on any date of determination shall equal the sum of (i) the cumulative Realized Losses on the Loans from the Closing Date through and including such date of determination and (ii) the Delinquency Calculation (as defined below).

          For purposes of the foregoing definition, the "Delinquency Calculation" on any date of determination shall equal the sum of:

                    (i) the Principal Balance of all Loans 30-59 days delinquent multiplied by 25%;

                    (ii) the Principal Balance of all Loans 60-89 days delinquent multiplied by 50%; and

                    (iii) the Principal Balance of all Loans 90 days or more delinquent multiplied by 100%.

          SERVICING FEE: As to each Loan, the annual fee payable to the Servicer. Such fee shall be calculated and payable monthly only from the amounts received in respect of interest on such Loan, shall accrue at the rate of .25% per annum and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on a Loan is computed. The Servicing Fee is payable solely from the interest portion of related (i) Monthly Payments, (ii) Liquidation Proceeds or (iii) Released Mortgaged Property Proceeds collected by the Servicer, or as otherwise provided in Section 4.04. The Servicing Fee includes any servicing fees owed or payable to any Subservicer.

          SERVICING OFFICER: Any officer of the Servicer or Claims Administrator involved in, or responsible for, the administration and servicing of the Loans whose name and signature appears on a list of servicing officers furnished to the Trustee or Custodian by the Servicer or Claims Administrator, as such list may from time to time be amended.

          SHORTFALL AMOUNTS: Means, as of any Remittance Date, the sum of (i) the Interest Shortfall Carryforward Amounts with respect to the Class M-1, Class M-2 and Class B Certificates, and (ii) the Class M-1, Class M-2 and Class B Realized Loss Amounts.

          SINGLE FAMILY DETACHED HOUSE: A single family dwelling unit not attached in any way to any other unit.

          SINGLE FAMILY LOANS: Loans secured by a Mortgaged Property consisting of one-to-four family units.

          SIXTY-DAY DELINQUENCY RATIO: Means, as of any Remittance Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding Principal Balances of all Loans that were delinquent 60 days or more as of the end of the prior Due Period (including Loans in respect of which the related real estate has been foreclosed upon but is still in inventory), and the denominator of which is the sum of the Principal Balances of all the Loans as of the end of the immediately preceding Due Period.

          SPECIAL HOLDINGS: TMS SPV, Inc., a Delaware corporation.

          SPECIFIED SUBORDINATED AMOUNT: Means, for any Remittance Date (i) prior to the Spread Amount Stepdown Date, 7.4% of the Original Collateral Amount and (ii) on and after the Spread Amount Stepdown Date, the greater of (A) 14.8% of the aggregate Principal Balance of the Loans as of the last day of the related Due Period and (B) 0.5% of the Original Collateral Amount; PROVIDED, HOWEVER, that the Specified Subordinated Amount shall never exceed the then aggregate Class Principal Balance of the Notes. Notwithstanding the foregoing, following the Funding Period, the Specified Subordinated Amount may be revised with the consent of each Rating Agency.

          SPREAD AMOUNT: Means, for any Remittance Date, the difference between
(i) the aggregate Principal Balances of the Loans as of the last day of the immediately preceding Due Period and any amounts on deposit in the Pre-Funding Account over (ii) the aggregate principal balances of the Notes (after taking into account all distributions of principal on such Remittance Date). Accordingly, until the Parity Date the Spread Amount shall be a negative number.

          SPREAD AMOUNT STEPDOWN DATE: Means the later to occur of (i) the Remittance Date occurring in October 2000 and (ii) the first Remittance Date on which the Principal Balance of the Loans as of the last day of the related Due Period is less than 50% of the Original Collateral Amount.

          SUBORDINATED DEFICIENCY AMOUNT: Means the excess, if any, of (i) the Specified Subordinated Amount for such Remittance Date over (ii) the then current Spread Amount, after giving effect to all payments previously made on such Remittance Date. Accordingly, until the Parity Date the Subordinated Deficiency Amount shall equal the sum of the Specified Subordinated Amount and the Spread Amount.

          SUBORDINATION REDUCTION AMOUNT: Means for any Remittance Date, the lesser of (i) the amount set forth in clause (A) of the definition of Principal Distribution Amount and (ii) the excess, if any, of the then current Spread Amount over the then current Specified Subordinated Amount.

          SUBSEQUENT CUT-OFF DATE: The beginning of business on each date specified in a Subsequent Transfer Agreement with respect to those Subsequent Loans which are transferred and assigned to the Trust pursuant to the related Subsequent Transfer Agreement.

          SUBSEQUENT FHA LOANS: Subsequent Loans that are FHA Loans.

          SUBSEQUENT HOME IMPROVEMENT LOANS: Subsequent Loans that are Home Improvement Loans.

          SUBSEQUENT LOANS: The Loans contributed to the Trust pursuant to
Section 2.07, which shall be listed on the Schedule of Loans attached to the related Subsequent Transfer Agreement.

          SUBSEQUENT TRANSFER AGREEMENT: Each Subsequent Transfer Agreement dated as of a Subsequent Transfer Date executed by the Trust, the Representative and the Originators, by which Subsequent Loans are contributed and assigned to the Trust.

          SUBSEQUENT TRANSFER DATE: The date specified as such in each Subsequent Transfer Agreement.

          SUBSERVICER: Any Person with whom the Servicer has entered into a Subservicing Agreement and who satisfies any requirements set forth in Section 4.01(b) hereof in respect of the qualification of a Subservicer.

          SUBSERVICING AGREEMENT: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain Loans as provided in Section 4.01(b), a copy of which shall be delivered, along with any modifications thereto, to the Trustee.

          SUBSTITUTION ADJUSTMENT: As to any date on which a substitution occurs pursuant to Sections 2.05 or 3.03, the sum of (i) the amount (if any) by which the aggregate principal balances (after application of principal payments received on or before the date of substitution) of any Qualified Substitute Loans as of the date of substitution are less than the aggregate of the Principal Balance, prior to the occurrence of Realized Losses, of the related Deleted Loans.

          THREE- OR FOUR-FAMILY HOUSE: Three or four dwelling units under one roof.

          TITLE I: Section 2 of Title I of the National Housing Act and the rules and regulations promulgated thereunder.

          TMS: The Money Store Inc., a New Jersey Corporation.

          TRIGGER EVENT: A Trigger Event will be in effect on a Remittance Date if either (i) the Sixty-Day Delinquency Ratio as of such Remittance Date exceeds 50% of the Class A Credit Enhancement Percentage; or (ii) both (A) either (x) the Weighted Average Five-Month Sixty-Day Delinquency Ratio as of such Remittance Date exceeds 9% or (y) the Cumulative Realized Losses as of such Remittance Date exceed $39,130,560; and (B) either (x) the Weighted Average Five-Month Sixty-Day Delinquency Ratio as of such Remittance Date exceeds 15% or
(y) the Cumulative Realized Losses as of such Remittance Date exceed $13,043,520; or (iii) the fraction, expressed as a percentage, the numerator of which is the sum of the Class Principal Balances of the Class A and Class M Notes as of the immediately preceding Remittance Date and the denominator of which is the aggregate outstanding Principal Balance of the Loans as of the end of the second preceding Due Period is greater than 69.25%.

          TRUST: The Issuer.

          TRUST ACCOUNT PROPERTY: The Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, and all proceeds of the foregoing.

          TRUST ACCOUNTS: Means the Note Distribution Account, the Pre-Funding Account, the Capitalized Interest Account and the FHA Premium Account.

          TRUST AGREEMENT: Trust Agreement dated as of August 31, 1997, among the Originators and the Owner Trustee, as the same may be amended and supplemented from time to time.

          TRUSTEE: The Person acting as Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

          TRUSTEE'S LOAN FILE: The documents delivered to the Trustee or the Custodian pursuant to Section 2.04.

          TWO FAMILY HOUSE: Two dwelling units under one roof.

          UNPAID REALIZED LOSS AMOUNT: Means for any Class of the Class M or Class B Notes as of any Remittance Date, the excess of (x) the aggregate cumulative amount of related Applied Realized Loss Amounts with respect to such Class for all prior Remittance Dates over (y) the aggregate, cumulative amount of related Realized Loss Amounts with respect to such Class for all prior Remittance Dates.

          UNSECURED LOAN: A Loan for which no collateral was pledged as security by the related Obligor.

          VOTING INTEREST: The interest in the Trust issued pursuant to the Trust Agreement entitling the holder thereof to exercise sole voting control over actions requiring the approval or disapproval of Certificateholders.

          WEIGHTED AVERAGE CLASS ADJUSTED LOAN REMITTANCE RATE: With respect to each Loan, a percentage per annum, being the sum of (i) the Weighted Average Remittance Rate, (ii) 0.04% per annum, relating to the Annual Expense Escrow Amount, and (iii) with respect to FHA Loans for which the FHA Insurance Premium is paid by the related Obligor as part of the Home Improvement Loan Interest Rate, the applicable Insurance Rate.

          WEIGHTED AVERAGE FIVE-MONTH SIXTY-DAY DELINQUENCY RATIO: Means, as of any Remittance Date, the average of the Sixty-Day Delinquency Ratios for such Remittance Date and for each of the four Remittance Dates immediately preceding such Remittance Date, weighted by the sum of the Principal Balances of the Loans as of the ends of the related Due Periods.

          WEIGHTED AVERAGE REMITTANCE RATE: Means the average of the Interest Rate for each outstanding class of Notes, weighted by the outstanding principal amount of each such class of Notes.

          Section 1.02 OTHER DEFINITIONAL PROVISIONS.

          (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture, or, if not defined therein, in the Trust Agreement.

          (b) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (c) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

          (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

          (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                                   ARTICLE II
                    CONTRIBUTION AND CONVEYANCE OF THE TRUST

          Section 2.01 CONTRIBUTION AND CONVEYANCE OF TRUST ACCOUNT PROPERTY; PRIORITY AND SUBORDINATION OF OWNERSHIP INTERESTS.

          The Originators do hereby contribute, transfer, assign, set over and convey to the Issuer without recourse, subject to the terms of this Agreement, all of the right, title and interest of the Originators in and to the Initial Loans, all rights under the Reserve Amount relating to the FHA Loans and all other assets included or to be included in the Trust Account Property. The Initial Loans have an aggregate Principal Balance as of the Cut-Off Date of $244,724,421.64.

          Section 2.02 POSSESSION OF LOAN FILES.

          (a) Upon the issuance of the Series 1997-I Notes and Certificates, the ownership of each Note, the Mortgage, if applicable, and the contents of the related Loan File relating to the Initial Loans is, and upon each Subsequent Transfer Date the ownership of each Note, the Mortgage, if applicable, and the contents of the related Loan File relating to the applicable Subsequent Loans will be, vested in the Issuer for the benefit of the Noteholders and the Certificateholders, as the case may be.

          (b) Pursuant to Section 2.04, the Originators have delivered or caused to be delivered each Trustee's Loan File relating to the Initial Loans to the Trustee (or, with respect to the Home Improvement Loans, the Custodian) and on each Subsequent Transfer Date the Originators will deliver or cause to be delivered each Loan File relating to the related Subsequent Loans to the Trustee (or, with respect to the Home Improvement Loans, the Custodian).

          Section 2.03 BOOKS AND RECORDS.

          The contribution of each Loan shall be reflected on the Originator's balance sheets and other financial statements as a contribution of assets by each Originator. Nothing in this Agreement, however, shall be deemed to create a transfer of an FHA Loan in violation of Title I or the FHA Regulations. The Originators shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Loan which shall be clearly marked to reflect the ownership of each Loan by the Issuer for the benefit of the Noteholders and the Certificateholders.

          Section 2.04 DELIVERY OF LOAN DOCUMENTS.

          Each Originator, (i) contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee (or, with respect to the Home Improvement Loans, the Custodian) each of the following documents for each Initial Loan and (ii) on each Subsequent Transfer Date, will deliver or cause to be delivered to the Trustee (or, with respect to the Home Improvement Loans, the Custodian) each of the following documents for each Subsequent Loan originated by such Originator:

          (a) The original Note, endorsed "Pay to the order of holder" or "Pay to the order of __________________" and signed, by facsimile or manual signature, in the name of the Person delivering the note by a Responsible Officer, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to such Person;

          (b) With respect to Mortgage Loans, either: (i) the original Mortgage, with evidence of recording thereon, (ii) a copy of the Mortgage certified as a true copy by a Responsible Officer where the original has been transmitted for recording until such time as the original is returned by the public recording office or (iii) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

          (c) With respect to Mortgage Loans, either: (i) the original Assignment of Mortgage from the Person delivering such Assignment to "The Bank of New York, as Trustee for The Money Store Residential Trust 1997-I" (or, with respect to the FHA Loans, to "Chase Manhattan Bank Delaware, as Custodian for The Money Store Residential Trust 1997-I") with evidence of recording thereon (provided, however, that where permitted under the laws of the jurisdiction wherein the Mortgaged Property is located, the Assignment of Mortgage may be effected by one or more blanket assignments for Mortgage Loans secured by Mortgaged Properties located in the same county), or (ii) a copy of such Assignment of Mortgage certified as a true copy by a Responsible Officer where the original has been transmitted for recording (provided, however, that where the original Assignment of Mortgage is not being delivered to the Trustee, each such Responsible Officer may complete one or more blanket certificates attaching copies of one or more Assignments of Mortgage relating to the Mortgages originated by the related Originator);

          (d) (X) With respect to the Mortgage Loans (except for FHA Loans) (i) The original policy of title insurance or, if such policy has not yet been delivered by the insurer, the commitment or binder to issue same, or if the original principal balance of the Mortgage Loan was less than or equal to $15,000 or the Mortgage Loan was not originated by the Originators, other evidence of the status of title, which shall consist of an attorney's opinion of title or certificate of title, a preliminary title report, a property search, a title search, a lot book report, a property information report or a report entitled "prelim" or "PIRT" (property information report), and (ii) proof of hazard insurance in the form of a hazard insurance policy or hazard insurance policy endorsement that names the related Originator, its successors and assigns, as a mortgagee/loss payee, and, if such endorsement does not show the amount insured by the related hazard insurance policy, some evidence of such amount and (Y) with respect to the Unsecured Loans, the written Loan application, credit reconciliation worksheet, credit investigation receipts and approval sheet;

          (e) With respect to the Mortgage Loans, either: (i) originals of all intervening assignments, if any, showing a complete chain of title from the originator to the Person delivering such assignment, including warehousing assignments, with evidence of recording thereon if such assignments were recorded, (ii) copies of any assignments certified as true copies by a Responsible Officer where the originals have been submitted for recording until such time as the originals are returned by the public recording officer, or
(iii) copies of any assignments certified by the public recording office in any instances where the original recorded assignments have been lost;

          (f) With respect to the Mortgage Loans, original of all assumption and modification agreements, if any; and

          (g) With respect to the Mortgage Loans, except with respect to FHA Loans and certain Mortgage Loans with original principal balances of less than $15,000, the appraisal made in connection with the origination of the related Mortgage Loan with photographs of the subject property and of comparable properties (if available), constituting evidence sufficient to indicate that the Mortgaged Property relates to a Residential Dwelling (or, with respect to Multifamily Loans, a Multifamily Property) and identifying the type thereof.

          With respect to the Mortgage Loan, the Originator shall, within five Business Days after the receipt thereof, and in any event, within one year of the Closing Date (or with respect to the Subsequent Loans, within one year of the related Subsequent Transfer Date), deliver or cause to be delivered to the Trustee (or, with respect to the Home Improvement Loans, the Custodian): (a) the original recorded Mortgage in those instances where a copy thereof certified by a Responsible Officer was delivered to the Trustee (or, with respect to the Home Improvement Loans, the Custodian); (b) the original recorded Assignment of Mortgage to the Trustee (or, with respect to the Home Improvement Loans, the Custodian), which, together with any intervening assignments of Mortgage, evidences a complete chain of title from the Originator to the Trustee (or, with respect to the FHA Loans, the Custodian) in those instances where copies thereof certified by a Responsible Officer were delivered to the Trustee (or, with respect to the Home Improvement Loans, the Custodian); (c) any intervening assignments of Mortgage in those instances where copies thereof certified by a Responsible Officer were delivered to the Trustee (or, with respect to the Home Improvement Loans, the Custodian); and (d) except with respect to the FHA Loans, the title insurance policy, or, where no such policy is required to be provided, the other evidence of title and hazard insurance required in clause (d) above. Notwithstanding anything to the contrary contained in this Section 2.04, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Originator shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee (or, with respect to the Home Improvement Loans, the Custodian) of a copy of such Mortgage, Assignment of Mortgage or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof. From time to time the Originator may forward or cause to be forwarded to the Trustee (or, with respect to the Home Improvement Loans, the Custodian) additional original documents evidencing an assumption or modification of a Mortgage Loan. All Loan documents held by the Trustee (or, with respect to the Home Improvement Loans, the Custodian) as to each Loan are referred to herein as the "Trustee's Loan File."

          All recording required pursuant to this Section 2.04 shall be accomplished by and at the expense of the Servicer.

          Section 2.05 ACCEPTANCE BY TRUSTEE AND CUSTODIAN OF THE TRUST; CERTAIN SUBSTITUTIONS; CERTIFICATION BY TRUSTEE AND CUSTODIAN.

          (a) The Trustee (or, with respect to the Home Improvement Loans, the Custodian) agrees to execute and deliver on the Closing Date with respect to the Initial Loans, and on each Subsequent Transfer Date with respect to the related Subsequent Loans, an acknowledgment of receipt of, for each Mortgage Loan, an Assignment of Mortgage or certified copy thereof, and, for each Loan, a Note, in the form attached as Exhibit C hereto, and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of the Trust Account Property and delivered to the Trustee, as Trustee in trust upon (or, with respect to the Home Improvement Loans, to the Custodian), and subject to the conditions set forth herein for the benefit of the Noteholders and the Certificateholders. The Trustee (or, with respect to the Home Improvement Loans, the Custodian) agrees, for the benefit of the Noteholders and the Certificateholders, to review each Trustee's Loan File relating to the Initial Loans delivered to it within 60 days after the Closing Date and each Trustee's Loan File relating to the Subsequent Loans delivered to it within 60 days after the related Subsequent Transfer Date (or, with respect to any Qualified Substitute Loan, within 45 days after the assignment thereof) and, on each such date, to deliver to the Representative and the Servicer a certification in the form attached hereto as Exhibit C-1 to the effect that, as to each Loan listed in the Loan Schedule (other than any Loan paid in full or any Loan specifically identified in such certification as not covered by such certification), with such exceptions, if any, as identified therein (i) all documents required to be delivered to it pursuant to this Agreement are in its possession (other than items listed in Section 2.04(d)(ii)), (ii) such documents (other than items listed in Section 2.04(d)(ii)) have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Loan, (iii) based on its examination and only as to the foregoing documents, the information set forth on the Loan Schedule accurately reflects the information set forth in the Trustee's Loan File, and (iv) each Note has been endorsed as provided in Section 2.04 of this Agreement. The Trustee and the Custodian shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face. Within 375 days after the Closing Date, the Trustee (or, with respect to the Home Improvement Loans, the Custodian) shall deliver to the Servicer, the Representative, and any Noteholder or Certificateholder who requests a copy from the Trustee (or, with respect to the Home Improvement Loans, the Custodian) a final certification in the form attached hereto as Exhibit D evidencing, if such be the case, the completeness of the Trustee's Loan Files (other than items listed in Section 2.04(d)(ii)).

          (b) If the Trustee (or, with respect to the Home Improvement Loans, the Custodian) during the process of reviewing the Trustee's Loan Files finds any document constituting a part of a Trustee's Loan File which is not properly executed, has not been received, is unrelated to a Loan identified in the Loan Schedule, or does not conform in a material respect to the requirements of
Section 2.04 or the description thereof as set forth in the Loan Schedule, the Trustee (or, with respect to the Home Improvement Loans, the Custodian) shall promptly so notify the Servicer, the Representative and the Trustee (or, with respect to the Home Improvement Loans, the Custodian), respectively. In performing any such review, the Trustee and the Custodian may conclusively rely on the related Originator as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's (or, with respect to the Home Improvement Loans, the Custodian's) review of the Files is limited solely to confirming that the documents listed in Section 2.04 (other than the items listed in Section 2.04(d)(ii)) appear on their face to have been executed and received and to relate to the Loans identified in the Loan Schedule, and to verify that each Mortgaged Property appears from the information contained in the Trustee's Loan File to be a Residential Dwelling (or, with respect to the Multifamily Loans, a Multifamily Property). The Representative agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Loan File of which it is so notified by the Trustee or the Custodian. If, however, within 60 days after the Trustee's or the Custodian's notice to it respecting such defect the Representative has not remedied the defect and the defect materially and adversely affects the interest of the Noteholders and the Certificateholders in the related Loan, the Representative will (i) substitute in lieu of such Loan a Qualified Substitute Loan in the manner and subject to the conditions set forth in Section 3.03 or
(ii) purchase such Loan at a purchase price equal to the Principal Balance of the Mortgage Loan as of the date of purchase, before the occurrence of Realized Losses, if any, plus 30 days' interest on such Principal Balance, computed at the Class Adjusted Loan Remittance Rate as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees, Contingency Fees, Monthly Advances and Servicing Advances reimbursable to the Servicer, which purchase price shall be deposited in the applicable Principal and Interest Account on the next succeeding Determination Date.

          (c) Upon receipt by the Trustee (or, with respect to the Home Improvement Loans, the Custodian) of a certification of a Servicing Officer of the Servicer of such substitution or purchase and the deposit of the amounts described above in the applicable Principal and Interest Account (which certification shall be in the form of Exhibit G hereto), the Trustee (or, with respect to the Home Improvement Loans, the Custodian) shall release to the Servicer for release to the Representative the related Trustee's Loan File and the Trustee shall execute, without recourse, and deliver such instruments of transfer necessary to transfer such Loan to the Representative including, without limitation, for each FHA Loan, an FHA Transfer of Note Report to be filed with the FHA. All costs of any such transfer shall be borne by the Servicer.

          If requested by either the Representative or the Servicer, on the Remittance Date in June of each year, commencing 1998, the Trustee (and, with respect to the Home Improvement Loans, the Custodian) shall deliver to the Representative and the Servicer a certification detailing all transactions with respect to the Loans for which the Trustee or the Custodian holds a Trustee's Loan File pursuant to this Agreement during the prior calendar year. Such certification shall list all Trustee's Loan Files which were released by or returned to the Trustee or the Custodian during the prior calendar year, the date of such release or return, the reason for such release or return, and the person to whom the Trustee's Loan File was released or the person who returned the Trustee's Loan File.

          Section 2.06 FEES AND EXPENSES OF THE TRUSTEE, CO-TRUSTEE AND OWNER TRUSTEE.

          The fees and expenses of the Trustee, Custodian and Owner Trustee including (i) the annual fees of the Trustee, Custodian and Owner Trustee, payable annually in advance, and subject to rebate to the Servicer as additional servicing compensation hereunder for any fraction of a year in which this Agreement terminates, (ii) any other fees and expenses to which the Trustee, Custodian or Owner Trustee is entitled, and (iii) reimbursements to the Servicer for any advances made by the Servicer to the applicable Expense Accounts pursuant to Section 7.04 hereof, shall be paid from the Expense Accounts in the manner set forth in Section 7.04 hereof; PROVIDED, however, that the Representative shall be liable for any expenses of the Trust incurred prior to the Closing Date. The fees and expenses payable to the Trustee shall include the fees and expenses payable to the Custodian (which shall be in addition to the fees and expenses payable to the Trustee).

          Section 2.07 CONVEYANCE OF THE SUBSEQUENT LOANS.

          (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Trustee's delivery on the related Subsequent Transfer Dates to or upon the order of the Representative of all or a portion of the balance of funds in the Pre-Funding Account, the Originators shall on any Subsequent Transfer Date contribute, transfer, assign, set over and otherwise convey without recourse, to the Issuer all right, title and interest of the applicable Originators in and to each Subsequent Loan listed on the Loan Schedule delivered by the Representative on such Subsequent Transfer Date, all their right, title and interest in and to principal collected and interest accruing on each such Subsequent Loan on and after the related Subsequent Cut-Off Date and all their right, title and interest in and to all Insurance Policies; PROVIDED, HOWEVER, that the Originators reserve and retain all their right, title and interest in and to principal (including Principal Prepayments) collected and interest accruing on each such Subsequent Loan prior to the related Subsequent Cut-Off Date. The transfer by the Originators of the Subsequent Loans set forth on the Loan Schedule to the Issuer shall be absolute and shall be intended by all parties hereto to be treated as a sale by the Originators.

          The amount released from the Pre-Funding Account shall be one-hundred percent (100%) of the aggregate principal balances as of the related Subsequent Transfer Date of the Subsequent Loans so transferred; provided, however, that the amount released from the Pre-Funding Account for a Low Interest Loan, if applicable, shall be the percentage set forth on Exhibit O attached hereto of the aggregate principal balance thereof as of the related Subsequent Transfer Date.

          (b) The Originators shall transfer to the Issuer the Subsequent Loans and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                    (i) the Representative shall have provided the Owner Trustee, the Trustee and the Custodian with a timely Addition Notice and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Loans;

                    (ii) the Originators shall have delivered to the Trustee (or, with respect to the Subsequent Home Improvement Loans, the Custodian) a duly executed written assignment (including an acceptance by the Trustee (or, with respect to the Subsequent Home Improvement Loans, Custodian)) which shall include Loan Schedules, listing the Subsequent Loans and any other exhibits listed thereon;

                    (iii) the Originators shall have deposited in the Principal and Interest Account all collections in respect of the Subsequent Loans received on or after the related Subsequent Cut-Off Date;

                    (iv) as of each Subsequent Transfer Date, none of the related Originator, the Servicer or the Representative was insolvent nor will any of them have been made insolvent by such transfer nor is any of them aware of any pending insolvency;

                    (v) such addition will not result in a material adverse tax consequence to the Trust, the Noteholders or the Holders of the Certificates;

                    (vi) the Pre-Funding Period shall not have terminated;

                    (vii) the Representative shall have delivered to the Trustee and the Owner Trustee, an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph
          (b) and in the related Subsequent Transfer Agreement; and

                    (viii) the Representative shall have delivered to the Rating Agencies, the Owner Trustee and the Trustee, Opinions of Counsel with respect to the transfer of the Subsequent Loans substantially in the form of the Opinions of Counsel delivered to the Trustee and the Owner Trustee on the Closing Date (bankruptcy, corporate and tax opinions).

          (c) The obligation of the Issuer to acquire a Subsequent Loan on any Subsequent Transfer Date is subject to the requirement, as evidenced by a certificate from a Responsible Officer of the Representative, that (i) such Subsequent Loan conforms in all material respects to the representations and warranties concerning the individual Initial Loans (including, if such Subsequent Loan is an FHA Loan, the representations and warranties concerning the FHA Loans) set forth in Sections 3.01 and 3.02 (except that any reference therein to the Cut-Off Date shall be deemed a reference to the applicable Subsequent Cut-Off Date), (ii) that the inclusion of all Subsequent Loans being transferred to the Issuer on such Subsequent Transfer Date will not change, in any material respect, the characteristics of the Initial Loans, in the aggregate, set forth in Sections 3.01 and 3.02 (including without limitation the representation set forth in Section 3.02(ddd)) or in the Prospectus Supplement dated September 26, 1997 forming a part of the Registration Statement under the headings "Summary of Terms - The Pool" and "The Loan Pool" and (iii) the Subsequent Loans, in the aggregate, conform to the following standards: (w) the weighted average Loan Interest Rate of the Subsequent Loans shall be no less than 13.90% (x) the weighted average credit score of the Subsequent Loans shall be no less than 5 points below the weighted average credit score of the Initial Loans (y) no more than 20% of the Subsequent Loans are Unsecured Loans and (z) no more than 10% of the Subsequent Loans are FHA Loans.

          (d) In connection with the transfer and assignment of the Subsequent Loans, the Representative agrees to satisfy the conditions set forth in Sections 2.01, 2.02, 2.03, 2.04 and 2.05.

          (e) In connection with each Subsequent Transfer Date, on the Remittance Dates during the Funding Period, the Representative shall determine, and the Trustee shall cooperate with the Representative in determining (i) the amount and correct dispositions of the Capitalized Interest Requirement, Pre-Funding Earnings, the amounts of Pre-Funding Account moneys and (ii) any other necessary matters in connection with the administration of the Pre-Funding Account and of the Capitalized Interest Account.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

          Section 3.01 REPRESENTATIONS OF REPRESENTATIVE, SERVICER, CLAIMS ADMINISTRATOR AND ORIGINATORS.

          (a) The Representative, the Servicer and the Claims Administrator (for the purposes of this Section 3.01(a), "The Money Store Inc.") hereby represent and warrant to the Trustee, the Owner Trustee, the Noteholders and the Certificateholders as of the Closing Date:

                    (i) The Money Store Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where the laws of such state require licensing or qualification in order to conduct business of the type conducted by The Money Store Inc. and perform its obligations hereunder; The Money Store Inc. has corporate power and authority to execute and deliver this Agreement and each Subservicing Agreement and to perform in accordance herewith and therewith; the execution, delivery and performance of this Agreement and each Subservicing Agreement (including all instruments of transfer to be delivered pursuant to this Agreement and each Subservicing Agreement) by The Money Store Inc. and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action; this Agreement and each Subservicing Agreement evidences the valid, binding and enforceable obligation of The Money Store Inc.; and all requisite corporate action has been taken by The Money Store Inc. to make this Agreement and each Subservicing Agreement valid, binding and enforceable upon The Money Store Inc. in accordance with the respective terms of each, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity, none of which will affect the Ownership of the Loans by the Trust;

                    (ii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc., under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which The Money Store Inc. makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Notes and the Certificates and the execution and delivery by The Money Store Inc. of the documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and each Subservicing Agreement and the other documents on the part of The Money Store Inc. and the performance by The Money Store Inc. of its obligations under this Agreement and each Subservicing Agreement and such of the other documents to which it is a party;

                    (iii) The consummation of the transactions contemplated by this Agreement and each Subservicing Agreement will not result in the breach of any terms or provisions of the certificate of incorporation or by-laws of The Money Store Inc. or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which The Money Store Inc. or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which The Money Store Inc. or its property is subject;

                    (iv) Neither this Agreement or any Subservicing Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement and each Subservicing Agreement or in connection with the transactions contemplated hereby and thereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                    (v) The Money Store Inc. does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                    (vi) Except as set forth on Schedule I, there is no action, suit, proceeding or investigation pending or, to the best of The Money Store Inc.'s knowledge, threatened against The Money Store Inc. which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of The Money Store Inc. or in any material impairment of the right or ability of The Money Store Inc. to carry on its business substantially as now conducted, or in any material liability on the part of The Money Store Inc. or which would draw into question the validity of this Agreement and each Subservicing Agreement or the Loans or of any action taken or to be taken in connection with the obligations of The Money Store Inc. contemplated herein, or which would be likely to impair materially the ability of The Money Store Inc. to perform under the terms of this Agreement and each Subservicing Agreement;

                    (vii) The Issuer will not constitute an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                    (viii) The Money Store Inc. is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of The Money Store Inc. or its properties or might have consequences that would materially and adversely affect its performance hereunder or under any Subservicing Agreement;

                    (ix) The statements contained in the Registration Statement which describe The Money Store Inc. or matters or activities for which The Money Store Inc. is responsible in accordance with the Registration Statement, this Agreement and all documents referred to therein or delivered in connection therewith, or which are attributable to The Money Store Inc. therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to The Money Store Inc. and does not omit to state a material fact necessary to make the statements contained therein with respect to The Money Store Inc. not misleading. The Money Store Inc. is not aware that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading. There is no fact peculiar to The Money Store Inc. or the Loans and known to The Money Store Inc. that materially adversely affects or in the future may (so far as The Money Store Inc. can now reasonably foresee) materially adversely affect The Money Store Inc. or the Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement;

                    (x) Each Originator received fair consideration and reasonably equivalent value in exchange for the contribution of the Initial Loans, and will receive fair consideration and reasonably equivalent value in exchange for the contribution of the Subsequent Loans;

                    (xi) No Originator contributed any interest in any Initial Loan, and no Originator will contribute any interest in any Subsequent Loan, with any intent to hinder, delay or defraud any of its respective creditors;

                    (xii) The Originators are solvent and the Originators will not be rendered insolvent as a result of the contribution of the Loans to the Trust or the sale of the Notes or the Certificates; and

                    (xiii) No Noteholder or Certificateholder is subject to state licensing requirements solely by virtue of holding the Notes or the Certificates.

          (b) Each Originator hereby represents and warrants to the Noteholders, the Certificateholders, the Trustee and the Owner Trustee as of the Closing
Date:

                    (i) Such Originator is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and, except as set forth below, has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where the laws of such state require licensing or qualification in order to conduct business of the type conducted by such Originator and perform its obligations hereunder; such Originator has corporate power and authority to execute and deliver this Agreement and the Subservicing Agreement to which it is a party and to perform in accordance herewith and therewith; the execution, delivery and performance of this Agreement and the Subservicing Agreement to which it is a party (including all instruments of transfer to be delivered pursuant to this Agreement and the Subservicing Agreement to which it is a party) by such Originator and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action; this Agreement and the Subservicing Agreement to which it is a party evidences the valid, binding and enforceable obligation of such Originator; and all requisite corporate action has been taken by such Originator to make this Agreement and the Subservicing Agreement to which it is a party valid, binding and enforceable upon such Originator in accordance with the respective terms of each such agreement, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity, none of which will affect the ownership of the Loans by the Trust;

                    (ii) No approval of the transactions contemplated by this Agreement and the Subservicing Agreement to which it is a party from any state or federal regulatory authority having jurisdiction over such Originator is required or, if required, such approval has been or will, prior to the Closing Date, be obtained;

                    (iii) The consummation of the transactions contemplated by this Agreement and the Subservicing Agreement to which it is a party will not result in the breach of any terms or provisions of the certificate of incorporation or by-laws of such Originator or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which such Originator or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which such Originator or its property is subject;

                    (iv) Such Originator is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of such Originator or its properties or might have consequences that would materially and adversely affect its performance hereunder or under the Subservicing Agreement to which it is a party;

                    (v) Except as set forth on Schedule I, there is no action, suit, proceeding or investigation pending or, to the best of such Originator's knowledge, threatened against such Originator which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, condition (financial or other), properties or assets of such Originator or in any material impairment of the right or properties or assets of such Originator to carry on its business substantially as now conducted, or in any material liability on the part of such Originator or which would draw into question the validity of this Agreement or the Subservicing Agreement to which it is a party or the Loans or of any action taken or to be taken in connection with the obligations of such Originator contemplated herein, or which would be likely to impair materially the ability of such Originator to perform under the terms of this Agreement or the Subservicing Agreement to which it is a party;

                    (vi) Neither this Agreement or the Subservicing Agreement to which it is a party nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or the Subservicing Agreement to which it is a party or in connection with the transactions contemplated hereby or thereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading;

                    (vii) The statements contained in the Registration Statement which describe such Originator or matters or activities for which such Originator is responsible in accordance with the Registration Statement, this Agreement and all documents referred to therein or delivered in connection therewith, or which are attributable to such Originator therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to such Originator or the Loans and does not omit to state a material fact necessary to make the statements contained therein with respect to such Originator or the Loans not misleading. Such Originator is not aware that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading. There is no fact peculiar to such Originator or the Loans and known to such Originator that materially and adversely affects or in the future may (so far as such Originator can now reasonably foresee) materially and adversely affect such Originator or the Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement;

                    (viii) Upon the receipt of each Trustee's Loan File by the Trustee (or, with respect to the Home Improvement Loans, the Custodian on behalf of the Trustee) under this Agreement, the Trustee will have good and marketable title to each Loan and such other items comprising the corpus of the related Trust free and clear of any lien (other than liens which will be simultaneously released or liens contemplated by the Basic Documents);

                    (ix) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which such Originator makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Notes and the Certificates and the execution and delivery by such Originator of the documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the Subservicing Agreement to which it is a party and the other documents on the part of such Originator and the performance by such Originator of its obligations under this Agreement and the Subservicing Agreement to which it is a party and such of the other documents to which it is a party;

                    (x) The transfer, assignment and conveyance of the Notes and the Mortgages by the Originators pursuant to this Agreement are not or, with respect to the Subsequent Loans, will not be, subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

                    (xi) The origination and collection practices used by each Originator and the primary servicer with respect to each Note and Mortgage relating to the Initial Loans have been, and the origination and collection practices to be used by each Originator and the primary servicer with respect to each Note and Mortgage relating to the Subsequent Loans will be, in all material respects legal, proper, prudent and customary in the second mortgage origination and servicing business;

                    (xii) Each Initial Loan was selected, and each Subsequent Loan will be selected, from among the existing loans in the respective Originator's portfolio at the date hereof or, in the case of the Subsequent Loans, at the related Subsequent Cut-off Date, in a manner not designed to adversely affect the Noteholders and the Certificateholders;

                    (xiii) Such Originator does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement and the Subservicing Agreement to which it is a party;

                    (xiv) Such Originator received fair consideration and reasonably equivalent value or, in the case of the Subsequent Loans, will receive fair consideration and reasonably equivalent value, in exchange for the contribution of the Loans;

                    (xv) Such Originator did not contribute or, in the case of the Subsequent Loans, will not contribute, any interest in any Loan with any intent to hinder, delay or defraud any of its respective creditors;

                    (xvi) Such Originator is solvent, and such Originator will not be rendered insolvent as a result of the contribution of the Loans to the Trust or the sale of the Notes or the Certificates;

                    (xvii) No Noteholder or Certificateholder is subject to state licensing requirements solely by virtue of holding the Notes or the Certificates;

                    (xviii) The Subservicing Agreement to which the Originator is a party conforms to the requirements for a Subservicing Agreement contained in this Agreement;

                    (xix) Each FHA Loan was selected from among the existing Unsecured FHA-insured Title I loans in such Originator's portfolio at the date hereof in a manner not designed to adversely affect the Noteholders or the Certificateholders; and

                    (xx) Each Originator of an FHA Loan is authorized and approved by the FHA for participation in the FHA Title I loan program and holds a valid Contract of Insurance from the FHA for such purpose.

          Section 3.02 INDIVIDUAL LOANS.

          Each Originator hereby represents and warrants to the Issuer, with respect to each Initial Loan, as of the Closing Date and, with respect to each Subsequent Loan, as of the related Subsequent Transfer Date:

          (a) The information with respect to each Loan set forth in the Loan
Schedule is true and correct;

          (b) All of the original or certified documentation set forth in
Section 2.04 (including all material documents related thereto) has been or will be delivered to the Trustee or to the Custodian on the Closing Date or, with respect to the Subsequent Loans, on the related Subsequent Transfer Date, or as otherwise provided in Section 2.04;

          (c) [Reserved];

          (d) Each Mortgaged Property (other than the Multifamily Properties) is improved by a Residential Dwelling, which, to the best of the Originator's knowledge, does not include cooperatives or mobile homes not attached to a foundation and does not constitute other than real property under state law;

          (e) Each Initial Loan has been, and each Subsequent Loan will be, originated by an Originator except as otherwise provided in clause (w) below, is being, or with respect to the Subsequent Loans, will be, serviced by the Servicer or one or more Subservicers and, with respect to each Initial Loan originated by an Originator, there is, and with respect to each Subsequent Mortgage Loan, there will be, only one originally executed Note not stamped as a duplicate copy with respect to each such Loan;

          (f) The Note with respect to each Initial Loan bears, and with respect to each Subsequent Loan will bear, a fixed Loan Interest Rate which rate shall at least equal the sum of (i) the Weighted Average Remittance Rate plus 0.04%,
(ii) the rate used in calculating the Servicing Fee and (iii) the rate used in calculating the Contingency Fee; provided, however, that if the related Obligor pays the FHA Insurance Premium as a separate amount in addition to the Monthly Payment, such extra amount shall be sufficient to pay the related FHA Insurance Premium;

          (g) Each Note relating to the Loans will provide for a schedule of substantially level and equal Monthly Payments which are, if timely paid, sufficient to fully amortize the principal balance of such Note on or before its maturity date;

          (h) Each Mortgage is, with respect to the Initial Loans constituting Mortgage Loans, and will be with respect to the Subsequent Loans constituting Mortgage Loans, a valid and subsisting first, second or more junior lien of record on the Mortgaged Property (except that the Mortgages relating to no more than 10.0% of the Mortgage Loans measured by Principal Balances as of the Cut-Off Date may be more junior liens) subject, in the case of any second or more junior Mortgage Loan, only to any applicable Prior Liens on such Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy or the other evidence of title enumerated in Section 2.04(d), with respect to the related Mortgage Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

          (i) Immediately prior to the transfer and assignment herein contemplated, the Originator held good and indefeasible title to, and was the sole owner of, each Loan conveyed by the Originator subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in
Section 3.02(h) or other liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Issuer will hold good and indefeasible title, to, and be the sole owner of, each Loan subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in Section 3.02(h) or other liens which will be released simultaneously with such transfer and assignment;

          (j) As of the Cut-Off Date, no Initial Loan is more than 59 days delinquent in payment and no Initial Loan has been delinquent more than 59 days. As of the related Subsequent Cut-Off Date, no Subsequent Loan shall be more than 59 days delinquent;

          (k) To the best of the Originator's knowledge, there is no delinquent tax or assessment lien on any Mortgaged Property, and each Mortgaged Property is free of material damage and is in good repair;

          (l) The Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Note or the Mortgage, or the exercise of any right thereunder, render either the Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (m) [Reserved];

          (n) Each Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws;

          (o) With respect to each Mortgage Loan with an original principal balance greater than $15,000 other than any Mortgage Loan which was not originated by an Originator and other than the FHA Loans, a lender's title insurance policy, issued in standard American Land Title Association, California Land Title Association, New York Board of Title Underwriters form, or other form acceptable in a particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, together with a condominium endorsement, if applicable, in an amount at least equal to the original principal balance of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first, second or more junior lien of record on the real property described in the Mortgage, subject only to exceptions of the character referred to in
Section 3.02(h) above, or, with respect to any Mortgage Loan with an original principal balance less than or equal to $15,000 or any Mortgage Loan which was not originated by an Originator and other than the FHA Loans, some other evidence of the status of title, or other evidence of title as enumerated in
Section 2.04(d), was effective on the date of the origination of such Mortgage Loan, and, as of the Closing Date, such policy will be valid and thereafter such policy shall continue in full force and effect;

          (p) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in Sections 4.07 and 4.08;

          (q) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in Sections 4.07 and 4.08;

          (r) Each Mortgage and Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), none of which will prevent the ultimate realization of the security provided by the Mortgage, and all parties to each Loan had full legal capacity to execute all Loan documents and convey the estate therein purported to be conveyed;

          (s) The Servicer, at the direction of the related Originator, has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Trustee in any insurance policies applicable to the Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee, and Originator of any FHA Loan has the authority and power to transfer to the Owner Trustee the FHA Reserve Amount relating to the FHA Loans;

          (t) No more than 1% of the Principal Balances of the Loans were originated to Obligors located within any single zip code area;

          (u) Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Originator (or, subject to Section 2.04 hereof, are in the process of being recorded);

          (v) Each Loan conforms, and all such Loans in the aggregate conform, to the description thereof set forth in the Registration Statement;

          (w) The Loans were originated or were purchased and re- underwritten, by the Originators in accordance with the Representative's underwriting criteria set forth in the Registration Statement;

          (x) (i) Approximately 47.8% and 52.2% of the Initial Loans (measured by outstanding principal balance as of the Cut-Off Date) were Mortgage Loans other than Home Improvement Loans, and Home Improvement Loans, respectively,
(ii) approximately 7.5% and 25.9% of the Initial Loans (measured by outstanding principal balance as of the Cut-Off Date) were Secured FHA Loans and Secured Home Improvement Loans, respectively, and (iii) approximately 0.2% and 18.6% of the Initial Loans (measured by outstanding principal balance of the Cut-Off
Date) were Unsecured FHA Loans and Unsecured Home Improvement Loans, respectively.

          (y) Except with respect to no more than approximately 1.0% of the Mortgage Loans (measured by outstanding principal balance as of the Cut-Off
Date), each Mortgage Loan is secured by a Single-Family, Owner Occupied Mortgaged Property; and, when measured by outstanding principal balance as of the Cut-Off Date, approximately 1.0% of the Mortgage Loans are secured by vacation homes, secondary residences, or investment properties, approximately 2.0% of the Mortgage Loans are secured by individual units in Low-Rise Condominiums, approximately 2.0% of the Mortgage Loans are secured by Two-, Three- or Four-Family Houses, and none of the Mortgage Loans are secured by individual units of other types including High-Rise Condominiums and Mixed-Use Buildings. No Mortgage Loan is secured by a mobile home or co-op;

          (z) [Reserved];

          (aa) The terms of the Note and the Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the Certificateholders and Noteholders and which has been delivered to the Trustee or, with respect to the Home Improvement Loans, the Custodian. The substance of any such alteration or modification is reflected on the Loan Schedule and has been approved by the primary mortgage guaranty insurer, if any;

          (bb) No instrument of release or waiver has been executed in connection with the Loan, and no Obligor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee or, with respect to the Home Improvement Loans, the Custodian;

          (cc) There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Servicer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Obligor, directly or indirectly, for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Note or date of disbursement of the Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

          (dd) There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

          (ee) Other than with respect to the FHA Loans, as to which no representation is made, all of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property unless any such improvements are (except with respect to those Mortgage Loans with original principal balances which were less than $15,000 or not originated by a Originator) stated in the title insurance policy and affirmatively insured;

          (ff) To the best of the Originator's knowledge there do not exist any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Obligor or the Obligor's credit standing that can be reasonably expected to cause private institutional investors to regard the Loan as an unacceptable investment, cause the Loan to become delinquent or adversely affect the value or marketability of the Loan;

          (gg) No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

          (hh) The proceeds of the Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording the Loans were paid;

          (ii) With respect to the Mortgage Loans, the related Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

          (jj) No Initial Loan was, and no Subsequent Loan will be, originated under a buydown plan;

          (kk) Except for the related FHA Premium Account in connection with any FHA Loan, there is no obligation on the part of the Originator or any other party to make payments in addition to those made by the Obligor;

          (ll) No statement, report or other document signed by the Originator constituting a part of the Loan File contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

          (mm) The origination and collection practices used by the Originator with respect to the Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage lending and servicing business and, in the case of FHA Loans, legal, proper, prudent and customary in the Title I mortgage lending and servicing business;

          (nn) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Noteholders or the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Obligor;

          (oo) No Initial Loan has, and no Subsequent Loan will have, a shared appreciation feature, or other contingent interest feature;

          (pp) With respect to each Mortgage Loan, the related Prior Lien requires equal monthly payments, or if it bears an adjustable interest rate, the monthly payments for the related Prior Lien may be adjusted no more frequently than monthly;

          (qq) With respect to each Mortgage Loan, either (i) no consent for the Mortgage Loan is required by the holder of the related Prior Lien or (ii) such consent has been obtained and is contained in the Loan File;

          (rr) With respect to each Mortgage Loan that is not a first mortgage loan, to the best of the Originator's knowledge, the related Prior Lien does not provide for negative amortization;

          (ss) With respect to each Mortgage Loan the maturity date of the Mortgage Loan is prior to the maturity date of the related Prior Lien if such Prior Lien provides for a balloon payment;

          (tt) The Mortgaged Property is located in the state identified in the Loan Schedule and consists of a single parcel of real property with a Residential Dwelling erected thereon (or, with respect to any Multifamily Loans, a Multifamily Property erected thereon);

          (uu) All parties which have had any interest in the Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located (in the case of Mortgage Loans) or the state wherein the Obligor resides (in the case of Unsecured Loans), and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state;

          (vv) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

          (ww) Any future advances made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, if any, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Loan. The Note does not permit or obligate the Servicer to make future advances to the Obligor at the option of the Obligor;

          (xx) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

          (yy) There is no default, breach, violation or event of acceleration existing under any Mortgage or Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Servicer nor the Originator has waived any default, breach, violation or event of acceleration;

          (zz) All parties to the Note and the Mortgage, if any, had legal capacity to execute the Note and the Mortgage, if any, and each Note and Mortgage, if any, have been duly and properly executed by such parties;

          (aaa) The Initial Loan was not, and the Subsequent Loan will not be, selected for inclusion under this Agreement from its portfolio of comparable loans, including, in the case of FHA Loans, comparable unsecured Title I loans, on any basis which would have a material adverse effect on a Certificateholder or Noteholder;

          (bbb) All amounts received after the Cut-Off Date with respect to the Initial Loans have been deposited and all amounts received after the Subsequent Cut-off Date with respect to the Subsequent Loans will be deposited into the Principal and Interest Account and are, as of the Closing Date with respect to the Initial Loans, in the Principal and Interest Account;

          (ccc) Except for no more than 0.10% of the Loans (measured by Principal Balance as of the Cut-Off Date), the proceeds of a Loan were not used to facilitate the acquisition from an Originator of a mortgaged property that was acquired by such Originator or any of its affiliates in foreclosure or by deed in lieu of foreclosure.

          (ddd) With respect to 55% or more of the Loans (measured by Principal Balance as of the Cut-Off Date), either: (i) the Loan is not and has never been secured by an interest in real property or any real estate mortgages, or (ii) the Loan is secured by an interest in real property and/or real estate mortgages and (x) the fair market value of the real property securing the Loan, after reduction for the amount of any lien that is senior to the Loan and a proportionate amount of any lien that is PARI PASSU with the Loan, was less than 80% of the amount of the Loan at the time the Loan was originated; (y) less than 66B% of the net proceeds of the Loan were used to acquire, improve, or protect an interest in real property that at the time of origination was the only security for the Loan (disregarding any third party credit enhancements and loan guarantees made by federal, state, local governments or agencies), and the Originator has no knowledge or reason to believe that the net proceeds of the Loan were used to refinance one or more loans the proceeds of which were used to acquire, improve, or protect an interest in real property; and (z) the Loan has not been modified significantly since its origination.

          (eee) Approximately 13% of the Initial Loans (measured by outstanding Principal Balance as of the Cut-Off Date), had a Debt-to-Income Ratio exceeding 45%. "Debt-to-Income Ratio" is that ratio, stated as a percentage, which results from dividing an Obligor's monthly debt by his gross monthly income. With respect to approximately 5.5% of the Initial Loans, no Debt-to-Income Ratio was computed. "Monthly debt" includes (i) the monthly payment under the Prior Liens, if any (which generally includes an escrow for real estate taxes), (ii) the related Loan Monthly Payment, and (iii) other installment debt service payments, including, in respect of revolving credit debt, the required monthly payment thereon.

          (fff) At the applicable dates of origination, each Loan had an original term to maturity of no greater than 30 years;

          (ggg) [Reserved];

          (hhh) Each Initial Loan bears, and each Subsequent Mortgage Loan will bear, a fixed rate of interest;

          (iii) [Reserved];

          (jjj) [Reserved];

          (kkk) Each Initial FHA Loan is, and each Subsequent FHA Loan will be, a secured or unsecured FHA Title I property improvement loan (as defined in the FHA Regulations) underwritten in accordance with applicable FHA requirements and submitted to the FHA for insurance;

          (lll) Each Initial FHA Loan has been, and each Subsequent FHA Loan will be, submitted to the FHA for insurance pursuant to the FHA Title I loan program and, except for no more than 25% of the Initial FHA Loans (measured by outstanding principal balance as of the Closing Date) (the "Non-Acknowledged FHA Loans"), each Initial FHA Loan has been acknowledged by the FHA for the FHA Title I loan program; each Non- Acknowledged FHA Loan will be acknowledged by the FHA within 180 days of the Closing Date and each Subsequent FHA Loan will be acknowledged by the FHA within 180 days after the Funding Period;

          (mmm) The Reserve Amount with respect to each Initial FHA Loan will be transferred to the Owner Trustee's FHA Reserve Account within 180 days after the Closing Date, the Reserve Amount with respect to each Subsequent FHA Loan will be transferred to the Owner Trustee's FHA Reserve Account within 180 days after the Funding Period, and the Originators will give the Trustee, the Owner Trustee and the Rating Agencies prompt notice of their receipt of confirmation of such transfers;

          (nnn) Assuming sufficient coverage remains available in the Reserve Amount, each Claim filed by the Claims Administrator with respect to a 90 Day Delinquent FHA Loan will be honored by the FHA in accordance with the FHA Regulations;

          (ooo) All obligations of the seller or subcontractor under each Loan have been completed in accordance with the terms of such Loans as of the Closing Date, and no additional goods or services will be, or are required to be, provided by the seller or subcontractor under the terms of such Loans after the Closing Date. All improvements and other goods and services provided under each Loan shall have been inspected by the Originator within the time period and in accordance to the applicable Title I regulations and prior to the Closing Date, and evidence of such inspection shall be included in the Trustee's Loan File;

          (ppp) To the best of Seller's knowledge, with respect to each Loan that is a home improvement loan or retail installment sales contract for goods or services, no Obligor has or will have a claim, counterclaim, right for rescission, set-off or defense under any express or implied warranty or otherwise with respect to goods or services provided under such Loan; and

          (qqq) The Mortgage, if any, and the Note contain the entire agreement of the parties and all obligations of the seller or subcontractor under the related Loan, and no other agreement defines, modifies or expands the obligations of the seller or subcontractor under the Loan.

          Section 3.03 PURCHASE AND SUBSTITUTION.

          It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive delivery of the Notes to the Noteholders and the Certificates to the Certificateholders. Upon discovery by the Representative, the Servicer, any Subservicer, the Custodian, the Trustee, the Custodian or upon a Responsible Officer of the Owner Trustee obtaining actual knowledge of a breach of any of such representations and warranties which materially and adversely affects the value of the Loans or the interest of the Noteholders and the Certificateholders, or which materially and adversely affects the interests of the Noteholders, or the Certificateholders in the related Loan in the case of a representation and warranty relating to a particular Loan (notwithstanding that such representation and warranty was made to the Representative's or Originators' best knowledge), the party discovering such breach shall give prompt written notice to the others. Within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, the Representative shall (a) promptly cure such breach in all material respects, (b) purchase such Loan by depositing in the Principal and Interest Account, on the next succeeding Determination Date, an amount in the manner specified in Section 2.05(b), or (c) remove such Loan from the Trust Account Property (in which case it shall become a Deleted Loan) and substitute one or more Qualified Substitute Loans, provided such substitution is effected not later than the date which is two years after the Closing Date or at such later date, if the Trustee and the Owner Trustee receive an Opinion of Counsel that such substitution would not result in a material adverse tax event to the Noteholders or the Certificateholders.

          As to any Deleted Loan for which the Representative substitutes a Qualified Substitute Loan or Loans, the Servicer shall effect such substitution by delivering to the Trustee (or, with respect to the Home Improvement Loans, the Custodian) a certification in the form attached hereto as Exhibit G-1 or Exhibit G-2, as applicable, executed by a Servicing Officer and the documents constituting the Trustee's Loan File for such Qualified Substitute Loan or Loans.

          The Servicer shall deposit in the Principal and Interest Account all payments received in connection with such Qualified Substitute Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Loans on or before the date of substitution will be retained by the Representative on behalf of the related Originator. The Issuer will own all payments received on the Deleted Loan on or before the date of substitution, and the Representative on behalf of the Originators shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Loan. The Servicer shall give written notice to the Trustee, the Representative and the Owner Trustee that such substitution has taken place and shall amend the applicable Loan Schedule to reflect the removal of such Deleted Loan from the terms of this Agreement and the substitution of the Qualified Substitute Loan. Upon such substitution, such Qualified Substitute Loan or Loans shall be subject to the terms of this Agreement in all respects, including Sections 2.04 and 2.05, and the Representative and the Originator shall be deemed to have made with respect to such Qualified Substitute Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01 and 3.02. On the date of such substitution, the Representative will remit to the Servicer, and the Servicer will deposit into the Principal and Interest Account an amount equal to the Substitution Adjustment.

          In addition to the cure, purchase and substitution obligation in
Section 2.05 and this Section 3.03, the Representative shall indemnify and hold harmless the Issuer, the Trustee, the Custodian, the Custodian, the Noteholders, the Certificateholders, and the Owner Trustee in its individual capacity against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Representative's or any Originator's representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Representative or any Originator set forth in Sections 2.05 and 3.03 to cure, purchase or substitute for a defective Loan and to indemnify the Issuer, the Noteholders, the Certificateholders, the Trustee, the Co- Trustee, the Custodian and the Owner Trustee in its individual capacity as provided in Sections 2.05 and 3.03 constitute the sole remedies of the Trustee, the Custodian, the Co- Trustee, the Noteholders and the Owner Trustee respecting a breach of the foregoing representations and warranties.

          Any cause of action against any Originator, the Servicer or the Representative relating to or arising out of the breach of any representations and warranties made in Sections 2.05, 3.01 or 3.02 shall accrue as to any Loan upon (i) discovery of such breach by any party and notice thereof to the Representative or notice thereof by the Representative to the Trustee (and, with respect to the Home Improvement Loans, the Custodian), (ii) failure by the Representative to cure such breach or purchase or substitute such Loan as specified above, and (iii) demand upon the Representative by the Trustee (and, with respect to the Home Improvement Loans, the Custodian) for all amounts payable in respect of such Loan.

                                   ARTICLE IV
                      ADMINISTRATION AND SERVICING OF LOANS

          Section 4.01 DUTIES OF THE SERVICER.

          (a) With respect to any Note released by the Trustee, Custodian or Custodian to the Servicer or to any Subservicer in accordance with the terms of this Agreement, other than a release or satisfaction pursuant to Section 5.02, prior to such release, the Trustee, Custodian or Custodian shall (i) complete all endorsements in blank so that the endorsement reads "Pay to the order of The Bank of New York, as Trustee (or, with respect to the FHA Loans, "Pay to the order of Chase Manhattan Bank Delaware, as Custodian") under the Indenture dated as of August 31, 1997, Series 1997-I" and (ii) complete a restrictive endorsement that reads "The Bank of New York is the holder of the mortgage note for the benefit of the Noteholders and the Certificateholders under the Indenture dated as of August 31, 1997, Series 1997-I" with respect to those Notes (other than a Note relating to an FHA Loan) currently endorsed "Pay to the order of holder."

          (b) The Servicer, as independent contract servicer, shall service and administer the Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer may enter into Subservicing Agreements for any servicing and administration of Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and (x) has (i) been designated an approved Servicer by FHLMC or FNMA for first and second mortgage loans and (ii) has a net worth of at least $5,000,000 or (y) is an Originator or another affiliate of the Servicer. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either itself directly service the related Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

          (c) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee, the Noteholders, the Certificateholders and the Owner Trustee for the servicing and administering of the Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Loans when any Subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

          (d) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee, the Owner Trustee, the Noteholders and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 4.01(e).

          (e) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of a Servicer Default), the Trustee or its designee shall, subject to Section 10.02 hereof, thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the Trustee is then permitted and elects to terminate any Subservicing Agreement in accordance with its terms. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements. The Servicer at its expense and without right of reimbursement therefor, shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

          (f) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Obligor if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Noteholders or the Certificateholders; provided, however, that (unless the Obligor is in default with respect to the Loan, or such default is, in the judgment of the Servicer, imminent) the Servicer may not permit any modification with respect to any Loan that would change the Loan Interest Rate, defer (subject to Section 4.12), or forgive the payment of any principal or interest (unless in connection with the liquidation of the related Loan), or extend the final maturity date on such Loan. No costs incurred by the Servicer or any Subservicer in respect of Servicing Advances shall for the purposes of distributions to the Noteholders or the Certificateholders be added to the amount owing under the related Mortgage Loan. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of the Trustee, each Noteholder and each Certificateholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Owner Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

          The Servicer may grant a waiver or enter into a subordination agreement with respect to the refinancing of the indebtedness secured by a Prior Lien on the related Mortgaged Property, provided that, in the judgment of the Servicer, the Obligor is in a better financial or cash flow position as a result of such refinancing, which may include a reduction in the Obligor's scheduled monthly payment on the indebtedness secured by such Prior Lien. The Servicer shall notify the Issuer and the Trustee of any modification, waiver or amendment of any provision of any Loan and the date thereof, and shall deliver to the Trustee (or, with respect to the Home Improvement Loans, the Custodian) for deposit in the related Trustee's Loan File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof.

          The Servicer may, in a manner consistent with accepted servicing practices, permit an Obligor who is selling his principal residence and purchasing a new one to substitute the mortgaged property as collateral for the related Mortgage Loan. In such circumstances, the Servicer acknowledges that it intends to, consistent with its servicing practices, generally require such Obligor to make a partial prepayment in reduction of the principal balance of the Mortgage Loan to the extent that such Obligor has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

          The Servicer, in servicing and administering the Loans, shall employ or cause to be employed procedures (including collection, foreclosure and REO Property management procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted servicing practices (or, in the case of FHA Loans, in accordance with accepted Title I servicing practices) of prudent lending institutions and giving due consideration to the Noteholders' and Certificateholders' reliance on the Servicer.

          (g) On and after such time as the Trustee receives the resignation of, or notice of the removal of, the Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to Section 9.04, after receipt of the Opinion of Counsel required pursuant to Section 9.04, the Trustee or its designee shall assume all of the rights and obligations of the Servicer, subject to Section 10.02 hereof. The Servicer shall, upon request of the Trustee but at the expense of the Servicer, deliver to the Trustee (or, with respect to the Home Improvement Loans, the Custodian) all documents and records (including computer tapes and diskettes) relating to the Loans and an accounting of amounts collected and held by the Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

          (h) In the event that any tax is imposed on the Trust, such tax shall be charged against amounts otherwise distributable to the Holders of the GP Interest.

          Section 4.02 LIQUIDATION OF LOANS.

          In the event that any payment due under any Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Obligor fails to perform any other covenant or obligation under the Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interests of the Noteholders and the Certificateholders. The Servicer shall foreclose upon or otherwise comparably effect the ownership in the name of the Trustee for the benefit of the Noteholders and the Certificateholders, as the case may be, of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments in accordance with the provisions of Section 4.10. In connection with such foreclosure or other conversion, the Servicer shall exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use as it would exercise or use under the circumstances in the conduct of its own affairs. The Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of a Mortgaged Property. Any amounts advanced in connection with such foreclosure or other action shall constitute "Servicing Advances."

          After a Loan has become a Liquidated Loan, the Servicer shall promptly prepare and forward to the Trustee and the Owner Trustee, a Liquidation Report, in the form attached hereto as Exhibit K , detailing the Liquidation Proceeds received from the Liquidated Loan, expenses incurred with respect thereto, and any Realized Loss incurred in connection therewith.

          Section 4.03 ESTABLISHMENT OF PRINCIPAL AND INTEREST ACCOUNTS; DEPOSITS IN PRINCIPAL AND INTEREST ACCOUNT.

          (a) The Servicer shall cause to be established and maintained one or more Principal and Interest Accounts, in one or more Designated Depository Institutions, in the form of time deposit or demand accounts, which may be interest-bearing or such accounts may be trust accounts wherein the moneys therein are invested in Permitted Instruments, titled "The Money Store Inc., in trust for the registered holders of The Money Store Residential Asset Backed Certificates and Asset Backed Notes, Series 1997-I, and various Mortgagors." Each such Principal and Interest Account shall be insured by the BIF or SAIF administered by the FDIC to the maximum extent provided by law. The creation of any Principal and Interest Account shall be evidenced by a letter agreement in the form of Exhibit B hereto.

          A copy of such letter agreement shall be furnished to the Trustee and the Owner Trustee.

          (b) The Servicer and each Subservicer shall deposit without duplication (within 24 hours of receipt thereof) in the applicable Principal and Interest Account and retain therein:

                    (i) all payments received after the Cut-Off Date on account of principal on the Loans, including all Excess Payments, Principal Prepayments and Curtailments received after the Cut-Off Date and all payments in respect of the applicable FHA Insurance Premium;

                    (ii) all payments received after the Cut-Off Date on account of interest on the Loans;

                    (iii) all Net Liquidation Proceeds received with respect to the Loans;

                    (iv) all Insurance Proceeds received with respect to the Loans (other than amounts to be applied to the restoration or repair of the related Mortgaged Property, or to be released to the Obligor in accordance with customary servicing procedures);

                    (v) all Released Mortgaged Property Proceeds received with respect to the Loans;

                    (vi) any amounts paid in connection with the purchase of any Loan, and the amount of any Substitution Adjustment received with respect to the Loans paid pursuant to Sections 2.05 and 3.03;

                    (vii) any amount required to be deposited in the Principal and Interest Account pursuant to Section 4.04, 4.08, 4.10, 4.15(c) or 11.01; and

                    (viii) the amount of any credit life insurance premium refund which is not due to the related Obligor.

          Also, for each Loan delivered on the Closing Date that was originated after August 31, 1997, the Servicer shall deposit in the Principal and Interest Account 30 days' interest on the original principal balance of such Loan calculated at the applicable Loan Interest Rate.

          (c) The foregoing requirements for deposit in the Principal and Interest Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, the Servicing Fee and the Contingency Fee with respect to each Loan, and payments in the nature of prepayment penalties or premiums, late payment charges and assumption fees, to the extent received and permitted by Sections 5.01 and 5.03, together with the difference between any Liquidation Proceeds and the related Net Liquidation Proceeds, need not be deposited by the Servicer in the Principal and Interest Account.

          (d) Any interest earnings on funds held in the Principal and Interest Account paid by a Designated Depository Institution shall be for the account of the Servicer and may only be withdrawn from the Principal and Interest Account by the Servicer immediately following its monthly remittance of the Amount to the Trustee. Any reference herein to amounts on deposit in the Principal and Interest Account shall refer to amounts net of such investment earnings.

          Section 4.04 PERMITTED WITHDRAWALS FROM THE PRINCIPAL AND INTEREST ACCOUNT.

          The Servicer shall withdraw funds from the Principal and Interest Account for the following purposes:

          (a) to effect the remittance to the Trustee on each Determination Date that portion of the Available Remittance Amount, that is net of Compensating Interest and Monthly Advances for the related Remittance Date to the Trustee for deposit in the Note Distribution Account. For the purposes of this Section 4.04(a), the calculation of the Available Remittance Amounts shall be made without reference to the actual deposit of funds in the Note Distribution Account;

          (b) to reimburse itself for any accrued unpaid Servicing Fees, unpaid Contingency Fees, unreimbursed Monthly Advances and for unreimbursed Servicing Advances to the extent that funds relating to such amount have been deposited in the applicable Principal and Interest Account (and not netted from Monthly Payments received). The Servicer's right to reimbursement for unpaid Servicing Fees, unpaid Contingency Fees and, except as provided in the following sentence, Servicing Advances and Monthly Advances shall be limited to Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Obligor or otherwise relating to the Loan in respect of which such unreimbursed amounts are owed. The Servicer's right to reimbursement for Servicing Advances and Monthly Advances in excess of such amounts shall be limited to any late collections of interest received on the Loans generally, including Liquidation Proceeds, Released Mortgaged Property Proceeds and Insurance Proceeds and any other amounts which would otherwise be distributed to the holder of the GP Interest; PROVIDED, HOWEVER, that the Servicer's right to such reimbursement pursuant hereto shall be subordinate to the rights of the Noteholders and Certificateholders;

          (c) to withdraw any amount received from an Obligor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

          (d) (i) to make investments in Permitted Instruments and (ii) to pay to itself, as permitted by Section 4.03(d), interest paid in respect of Permitted Instruments or by a Designated Depository Institution on funds deposited in the Principal and Interest Account;

          (e) to withdraw any funds deposited in the Principal and Interest Account that were not required to be deposited therein or were deposited therein in error;

          (f) (i) to pay itself servicing compensation pursuant to Section 5.03 hereof;

          (g) to withdraw amounts required to be deposited into the Servicing Account pursuant to Section 7.11(b); and

          (h) to clear and terminate each Principal and Interest Account upon the termination of this Agreement and to pay any amounts remaining therein in accordance with Section 11.01.

          So long as no Servicer Default shall have occurred and be continuing, and consistent with any requirements of the Code, the Principal and Interest Account shall either be maintained as an interest-bearing accounts meeting the requirements set forth in Section 4.03(a), or the funds held therein may be invested by the Servicer (to the extent practicable) in Permitted Instruments. In either case, funds in the Principal and Interest Account must be available for withdrawal without penalty, and any Permitted Instruments must mature not later than the Business Day immediately preceding the Determination Date next following the date of such investment (except that if such Permitted Instrument is an obligation of the institution that maintains such account, then such Permitted Instrument shall mature not later than such Determination Date) and shall not be sold or disposed of prior to its maturity. All Permitted Instruments must be held by or registered in the name of "The Money Store Inc. in trust for the registered holders of The Money Store Residential Asset Backed Notes and Certificates, Series 1997-I." All interest or other earnings from funds on deposit in the Principal and Interest Account (or any Permitted Instruments thereof) shall be the exclusive property of the Servicer, and may be withdrawn from either Principal and Interest Account pursuant to clause (d)(ii) above. The amount of any losses incurred in connection with the investment of funds in the applicable Principal and Interest Account in Permitted Instruments shall be deposited in the applicable Principal and Interest Account by the Servicer from its own funds immediately as realized without reimbursement therefor.

          Section 4.05 PAYMENT OF TAXES, INSURANCE AND OTHER CHARGES.

          With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting fire and hazard insurance coverage.

          With respect to each Mortgage Loan which is a first Mortgage Loan, or as to which the Servicer has advanced the outstanding principal balance of any Prior Lien pursuant to Section 4.14 or as to which the Servicer maintains escrow accounts, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Obligor in any escrow account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage (provided, however, that to the extent the Servicer advances its own funds, such advances shall constitute "Servicing Advances"). To the extent that a Mortgage does not provide for escrow payments, the Servicer shall determine that any such payments are made by the Obligor at the time they first become due. Notwithstanding anything contained herein to the contrary, the Servicer may choose not to make the payments described above on a timely basis, provided that collections on the related Mortgage Loan that are required to be remitted to the Trust would not be reduced, as a result of such failure to timely pay, from the amount that would otherwise be remitted to the Trust; provided further, however, that this provision shall not have the effect of permitting the Servicer to take, or fail to take, any action in respect of the payments described herein that would adversely affect the interest of the Trust in any Mortgaged Property.

          Section 4.06 TRANSFER OF ACCOUNTS.

          The Servicer may, upon written prior notice to the Trustee, transfer the Principal and Interest Account to a different Designated Depository Institution.

          Section 4.07 MAINTENANCE OF HAZARD INSURANCE.

          With respect to each Mortgage Loan, the Servicer shall cause to be maintained, subject to the provisions of Section 4.08 hereof, fire and hazard insurance with extended coverage customary in the area where the related Mortgaged Property is located, in an amount which is at least equal to the least of (a) the outstanding principal balance owing on the Mortgage Loan and any Prior Lien, (b) the full insurable value of the premises securing the Mortgage Loan and (c) the minimum amount required to compensate for damage or loss on a replacement cost basis. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(i) the outstanding principal balance of the Mortgage Loan and any Prior Lien,
(ii) the full insurable value of the Mortgaged Property, or (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Servicer shall also maintain, to the extent such insurance is available, on REO Property, fire and hazard insurance in the amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in an amount equal to that required above. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Obligor in accordance with customary servicing procedures) shall be deposited in the Principal and Interest Account, subject to withdrawal pursuant to Section 4.04. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Obligor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with losses payable to the Servicer.

          Section 4.08 MAINTENANCE OF MORTGAGE IMPAIRMENT INSURANCE POLICY.

          In the event that the Servicer shall obtain and maintain a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Trustee on behalf of the Noteholders and the Certificateholders as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of
Section 4.07, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section 4.07, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.07, and there shall have been a loss which would have been covered by such policy, deposit in the applicable Principal and Interest Account from the Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with Section 4.07 and the amount paid under such blanket policy. Upon the request of the Owner Trustee or the Trustee, the Servicer shall cause to be delivered to the Owner Trustee or the Trustee, as the case may be, a certified true copy of such policy. The current issuer of such policy is Lloyds of London.

          Section 4.09 FIDELITY BOND.

          The Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, in a minimum amount equal to $1,500,000, and a maximum deductible of $100,000, if commercially available, with coverage on all employees acting in any capacity requiring them to handle funds, money, documents or papers relating to the Loans ("Servicer Employees"). The fidelity bond shall insure the Owner Trustee, the Trustee and their respective officers, and employees, against losses resulting from forgery, theft, embezzlement or fraud, by such Servicer Employees. The errors and omissions policy shall insure against losses resulting from the errors, omissions and negligent acts of such Servicer Employees. No provision of this Section 4.09 requiring such fidelity bond and errors and omissions insurance shall relieve the Servicer from its duties as set forth in this Agreement. Upon the request of the Owner Trustee or the Trustee, the Servicer shall cause to be delivered to the Owner Trustee or the Trustee a certified true copy of such fidelity bond and insurance policy. The current issuer of such fidelity bond and insurance policy is National Union Fire Insurance Company of Pittsburgh, Pennsylvania.

          Section 4.10 TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY.

          In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (an "REO Property"), the deed or certificate of sale shall be taken in the name of the Trust for the benefit of the Noteholders and the Certificateholders.

          The Servicer shall manage, conserve, protect and operate each REO Property for the Noteholders and the Certificateholders solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Noteholders and the Certificateholders.

          The Servicer shall cause to be deposited in the Principal and Interest Account, no later than five Business Days after the receipt thereof, all revenues received with respect to the conservation and disposition of the related REO Property net of funds necessary for the proper operation, management and maintenance of the REO Property and the fees of any managing agent acting on behalf of the Servicer.

          The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interest of the Noteholders and the Certificateholders. The proceeds of sale of the REO Property shall be promptly deposited in the Principal and Interest Account as received from time to time and, as soon as practicable thereafter, the expenses of such sale shall be paid, the Servicer shall, subject to Section 4.04, reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees, unpaid Contingency Fees and unreimbursed Monthly Advances, and the Servicer shall deposit in the Principal and Interest Account the net cash proceeds of such sale to be distributed to the Noteholders and the Certificateholders, in accordance with Section 7.05 hereof.

          In the event any Mortgaged Property is acquired as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property within two years after its acquisition unless the Servicer shall have received an Opinion of Counsel to the effect that the holding of such Mortgaged Property subsequent to two years after its acquisition will not result in the imposition of taxes on the Issuer.

          Section 4.11 [RESERVED]

          Section 4.12 COLLECTION OF CERTAIN LOAN PAYMENTS.

          The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Loans, and shall, to the extent such procedures shall be consistent with this Agreement, comply with the terms and provisions of any applicable hazard insurance policy. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Loan or any other fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation and extend the due date for payments due on a Note for a period (with respect to each payment as to which the due date is extended) not greater than 125 days after the initially scheduled due date for such payment provided that the Servicer determines such extension would not be considered a new mortgage loan for federal income tax purposes. In the event the Servicer shall consent to the deferment of the due dates for payments due on a Note, the Servicer shall nonetheless make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred, and shall be entitled to reimbursement therefor in accordance with Section 4.04(b) hereof.

          Section 4.13 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE LOANS.

          The Servicer shall provide to the Trustee, the Owner Trustee, the Custodian, and the Custodian access to the documentation regarding the Loans required by applicable local, state and federal regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

          Section 4.14 SUPERIOR LIENS.

          The Servicer shall file of record a request for notice of any action by a superior lienholder under a Prior Lien for the protection of the Trust's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. With respect to each Mortgage Loan, the Servicer must also notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Obligor or the Mortgaged Property by the superior lienholder.

          If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by any Prior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Issuer, whatever actions are necessary to protect the interests of the related Noteholders and the Certificateholders, and/or to preserve the security of the related Mortgage Loan. The Servicer shall immediately notify the Owner Trustee of any such action or circumstances. The Servicer will advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the Noteholders and the Certificateholders. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

          Section 4.15 DUTIES OF THE CLAIMS ADMINISTRATOR. (a) In connection with each FHA Loan, the Representative, the Servicer, the Claims Administrator and the Originators will comply at all times with the provisions of Title I and the rules and regulations promulgated thereunder in servicing each FHA Loan and making claims for reimbursement with respect to each FHA Loan, and will at all times hold a valid Contract of Insurance from the FHA for such purposes (unless such Contract of Insurance is terminated so as not to affect the obligation of FHA to provide insurance coverage with respect to the FHA Loans).

          (b) If any FHA Loan becomes a 90 Day Delinquent FHA Loan, and if sufficient coverage is available in the Reserve Amount to make an FHA Payment with respect to such FHA Loan, the Claims Administrator may, in its sole discretion, during any subsequent Due Period, determine to file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan. If the Claims Administrator determines to file such a Claim, the Claims Administrator will notify the Trustee and the Custodian no later than the Determination Date following such determination by an Officer's Certificate in the form of Exhibit G-1 hereto and shall request delivery of the related Trustee's Loan File. Upon receipt of such certification and request, the Custodian shall, no later than the related Remittance Date, release to the Claims Administrator the related Trustee's Loan File and the Trustee and the Custodian shall execute and deliver such instruments necessary to enable the Claims Administrator to file a Claim with the FHA on behalf of the Trustee. Within 120 days of its receipt of the related Trustee's Loan File, the Claims Administrator shall, in its sole discretion, either file a Claim with the FHA for an FHA Payment with respect to such 90 Day Delinquent FHA Loan or, if the Claims Administrator determines not to file such a Claim, return to the Custodian the related Trustee's Loan File.

          (c) With respect to any 90 Day Delinquent FHA Loan transferred to the Claims Administrator pursuant to clause (b) above, the Claims Administrator shall deposit (or, if the Claims Administrator is not also the Servicer, the Claims Administrator shall instruct the Servicer to deposit) in the Principal and Interest Account within 24 hours of receipt the following amounts (such amounts to be net of any amounts that would be reimbursable to the Servicer under Section 4.04(b) with respect to amounts in the Principal and Interest Account): (i) any FHA Payments; (ii) the amount, if any, by which the FHA Payment was reduced in accordance with FHA Regulations due to the Claims Administrator enforcing a lien on the Mortgaged Property prior to the lien of the related 90 Day Delinquent FHA Loan; and (iii) any principal and interest payments received with respect to a 90 Day Delinquent FHA Loan after the Due Period in which the FHA Loan is transferred to the Claims Administrator and before either the related FHA Payment is paid or the related Trustee's Loan File is returned to the Custodian (the amounts referred to in (ii) and (iii) above are referenced to herein as "Related Payments").

          (d) If an FHA Loan becomes a 90 Day Delinquent FHA Loan when there is insufficient coverage in the Reserve Amount, or if the Claims Administrator determines not to file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan, the Custodian will not transfer such FHA Loan to the Claims Administrator, no Claim will be made to the FHA and the Servicer may take other action, including the commencement of foreclosure proceedings, on the related Mortgaged Property.

          (e) If a Claim is rejected by the FHA and if the Claims Administrator is no longer The Money Store Inc., the Claims Administrator shall promptly notify the Servicer and the Representative of such rejection. Further, if a Claim is rejected by the FHA, other than as a result of depletion of the Reserve Amount, the related Originator shall be deemed to have breached its representation and warranty contained in Section 3.02 (nnn) and the Representative shall be required to repurchase the related 90 Day Delinquent FHA Loan by depositing in the Principal and Interest Account, on the next succeeding Determination Date, an amount and in the manner specified in Section 2.05(b).

                                    ARTICLE V
                           GENERAL SERVICING PROCEDURE

          Section 5.01 ASSUMPTION AGREEMENTS.

          Subject to the provisions of the last paragraph of this Section 5.01, when a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or if such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. In such event, the Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Note and, unless prohibited by applicable law or the Mortgage, the Obligor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Obligor is released from liability and such person is substituted as Obligor and becomes liable under the Note. The Servicer shall notify the Trustee (and, with respect to the Home Improvement Loans, the Custodian) that any such substitution or assumption agreement has been completed by forwarding to the Trustee (and, with respect to the Home Improvement Loans, the Custodian) the original of such substitution or assumption agreement, which original shall be added by the Trustee (and, with respect to the Home Improvement Loans, the Custodian) to the related Trustee's Loan File and shall, for all purposes, be considered a part of such Trustee's Loan File to the same extent as all other documents and instruments constituting a part thereof. In connection with any assumption or substitution agreement entered into pursuant to this Section 5.01, the Servicer shall not change the Loan Interest Rate or the Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Loan. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

          Notwithstanding the foregoing paragraph or any other provision of this Agreement, (i) the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever; and (ii) the Servicer shall not take any action which would adversely affect the coverage of an FHA Loan for insurance by the FHA under Title I. Further, the Servicer may, in a manner consistent with its servicing practices, permit an Obligor who is selling his principal residence and purchasing a new residence to substitute the new mortgaged property as collateral for the related Mortgage Loan. In such circumstances, the Servicer acknowledges that it intends to, consistent with its servicing practices, generally require such Obligor to make a partial prepayment in reduction of the principal balance of the Mortgage Loan to the extent that such Obligor has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

          Section 5.02 SATISFACTION OF MORTGAGES AND RELEASE OF LOAN FILES.

          The Servicer shall not grant a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or otherwise prejudice any right the Noteholders or the Certificateholders may have under the mortgage instruments, subject to Section
4.01 hereof. The Servicer shall maintain the Fidelity Bond as provided for in
Section 4.09 insuring the Servicer against any loss it may sustain with respect to any Loan not satisfied in accordance with the procedures set forth herein.

          Upon the payment in full of any Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee or Custodian, as applicable (and, with respect to the Home Improvement Loans, the Custodian), by an Officers' Certificate in the form of Exhibit G-1 or Exhibit G-2 attached hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Principal and Interest Account pursuant to Section 4.03 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Trustee's Loan File. Upon receipt of such certification and request, the Trustee or Custodian, as applicable (and, with respect to the Home Improvement Loans, the Custodian) shall promptly release the related Trustee's Loan File to the Servicer. With respect to the FHA Loans, the Servicer shall prepare all required documents required to evidence such release and the Custodian shall execute and deliver such documentation to the Servicer, but only to the extent that the Servicer is unable to record such release acting solely in its capacity as Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable only from and to the extent of servicing compensation and shall not be chargeable to the Principal and Interest Account or any other Accounts.

          From time to time and as appropriate for the servicing or foreclosure of any Loan, including, for this purpose, collection under any primary mortgage guaranty insurance policy, the Trustee (and, with respect to the Home Improvement Loans, the Custodian) shall, upon request of the Servicer and delivery to the Trustee (and, with respect to the Home Improvement Loans, the Custodian) of a certification in the form of Exhibit G-1 or Exhibit G-2 attached hereto signed by a Servicing Officer, release the related Trustee's Loan File to the Servicer, and the Trustee (or, with respect to the Home Improvement Loans, the Custodian) shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such servicing receipt shall obligate the Servicer to return the Loan File to the Trustee (or, with respect to the Home Improvement Loans, the Custodian) when the need therefor by the Servicer no longer exists, unless the Loan has been liquidated and the Liquidation Proceeds relating to the Home Improvement Loan have been deposited in the Principal and Interest Account or the Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Trustee (and, with respect to the Home Improvement Loans, the Custodian) a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Loan was liquidated, the servicing receipt shall be released by the Trustee (or, with respect to the Home Improvement Loans, the Custodian) to the Servicer.

          The Trustee (or, with respect to the Home Improvement Loans, the Custodian) shall execute and deliver to the Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Obligor on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Trustee (or, with respect to the Home Improvement Loans, the Custodian) a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (or, with respect to the Home Improvement Loans, the Custodian) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. The Trustee (or, with respect to the Home Improvement Loans, the Custodian) shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Trustee (or, with respect to the Home Improvement Loans, the Custodian) by the Servicer or take any other action requested in such request, that is, in the opinion of the Servicer as evidenced by such request, required by any state or other jurisdiction to discharge the lien of a Mortgage upon the satisfaction thereof and the Trustee will sign and post, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct, within five Business Days of the Trustee's receipt of such certificate or documents. Such certificate or documents shall establish to the Trustee's satisfaction that the related Loan has been paid in full by or on behalf of the Obligor and that such payment has been deposited in the Principal and Interest Account.

          Section 5.03 SERVICING COMPENSATION AND CONTINGENCY FEE.

          (a) As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Principal and Interest Account or to retain from interest payments on the Loans the Servicer's Servicing Fee. Additional servicing compensation in the form of assumption and other administrative fees, prepayment penalties and premiums, interest paid on funds on deposit in the Principal and Interest Account, interest paid and earnings realized on Permitted Instruments, and late payment charges shall be retained by or remitted to the Servicer to the extent not required to be remitted to the Trustee for deposit in the applicable Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

          (b) The Servicer shall be entitled to withdraw from the Principal and Interest Account or to retain from interest payments on the Loans the Contingency Fee. In the event that The Money Store Inc. is terminated as Servicer pursuant to this Agreement, any duly appointed successor to the Servicer shall also be entitled to withdraw from the Principal and Interest Account or to retain from interest payments on the Loans the successor Servicer's Contingency Fee.

          Section 5.04 ANNUAL STATEMENT AS TO COMPLIANCE.

          The Servicer will deliver to the Owner Trustee, the Trustee and each of the Rating Agencies, on or before March 31 of each year beginning March 31, 1998, an Officers' Certificate stating that (i) the Servicer has fully complied with the provisions of Articles IV and V and the Claims Administrator has fully complied with Section 4.15, (ii) a review of the activities of the Servicer and the Claim Administrator during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (iii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof and the action being taken by the Servicer and the Claims Administrator, as applicable, to cure such default.

          Section 5.05 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.

          On or before March 31 of each year beginning March 31, 1998, the Servicer, at its expense, shall cause a firm of independent public accountants reasonably acceptable to the Trustee to furnish a letter or letters to the Owner Trustee, the Trustee and the Rating Agencies to the effect that such firm has with respect to the Servicer's overall servicing operations examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

          Section 5.06 TRUSTEE'S, CO-TRUSTEE'S AND OWNER TRUSTEE'S RIGHT TO EXAMINE SERVICER RECORDS AND AUDIT OPERATIONS.

          The Trustee, Custodian and the Owner Trustee shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required, to examine and audit any and all of the books, records or other information of the Servicer and the Claims Administrator, whether held by the Servicer or by another on behalf of the Servicer and the Claims Administrator, which may be relevant to the performance or observance by the Servicer and the Claims Administrator of the terms, covenants or conditions of this Agreement.

       Section 5.07 REPORTS TO THE TRUSTEE; PRINCIPAL AND INTEREST ACCOUNT STATEMENTS.

          Not later than 20 days after each Record Date, the Servicer shall forward to the Trustee a statement, certified by a Servicing Officer, setting forth the status of the Principal and Interest Account as of the close of business on the preceding Record Date and showing, for the period covered by such statement, the aggregate of deposits into the Principal and Interest Account for each category of deposit specified in Section 4.03, the aggregate of withdrawals from the Principal and Interest Account for each category of withdrawal specified in Section 4.04, the aggregate amount of permitted withdrawals not made in the related Due Period, and the amount of any Monthly Advances or payments of Compensating Interest, in each case, for the related Due Period.

                                   ARTICLE VI
                       REPORTS TO BE PROVIDED BY SERVICER

          Section 6.01 FINANCIAL STATEMENTS.

          The Servicer understands that, in connection with the transfer of the Notes and the Certificates, Noteholders and the Certificateholders may request that the Servicer make available to prospective Noteholders and the Certificateholders annual audited financial statements of the Servicer for one or more of the most recently completed five fiscal years for which such statements are available, which request shall not be unreasonably denied.

                                   ARTICLE VII
                          DISTRIBUTIONS; STATEMENTS TO
                       CERTIFICATEHOLDERS AND NOTEHOLDERS

          Section 7.01 NOTE DISTRIBUTION ACCOUNT.

          (a) No later than the Closing Date, the Trustee will establish and maintain with itself in its trust department a trust account, which shall not be interest-bearing, titled "TMS Residential Trust Note Distribution Account 1997-I," (the "Note Distribution Account"). The Trustee shall, promptly upon receipt, deposit in the Note Distribution Account and retain therein:

                    (i) the Available Remittance Amount (net of the amount of Monthly Advances and Compensating Interest deposited pursuant to subclause (ii) below), remitted by the Servicer;

                    (ii) the Compensating Interest and the portion of the Monthly Advance allocable to the Class Adjusted Loan Remittance Rates remitted to the Trustee by the Servicer;

                    (iii) Reserved; and

                    (iv) amounts required to be paid by the Servicer pursuant to
          Section 7.08(e) in connection with losses on investments of amounts in the Note Distribution Account.

                  (b) Amounts on deposit in the Note Distribution Account shall be withdrawn on each Remittance Date by the following parties in the following order of priority:

                    (i) Reserved;

                    (ii) by the Trustee, to make deposits in the FHA Premium Account pursuant to Section 7.03(a)(i);

                    (iii) by the Trustee, or the Paying Agent on its behalf, to effect the applicable distributions described in Section 7.05(d);

and also, in no particular order of priority:

                    (iv) by the Trustee, to invest amounts on deposit in the Note Distribution Account in Permitted Instruments pursuant to Section 7.08;

                    (v) by the Trustee, to pay on a monthly basis to the Servicer as additional servicing compensation interest paid and earnings realized on Permitted Instruments;

                    (vi) by the Trustee, to withdraw any amount not required to be deposited in the Note Distribution Account or deposited therein in error; and

                    (vii) by the Trustee, to clear and terminate the Note Distribution Account upon the termination of the Trust in accordance with the terms of Section 11.01 hereof.

          Section 7.02 PRE-FUNDING ACCOUNT AND CAPITALIZED INTEREST ACCOUNT.

          (a) No later than the Closing Date, the Representative shall establish and maintain with the Trustee in its trust department a trust account, which shall not be interest-bearing, titled "The Money Store Residential Trust Pre-Funding Account 1997-I" (the "Pre- Funding Account"). The Trustee shall, promptly upon receipt, deposit into the Pre-Funding Account and retain therein the Original Pre-Funded Amount from the proceeds of the sale of the Notes.

          (b) On each Subsequent Transfer Date, the Representative shall instruct the Trustee to withdraw from the Pre-Funding Account an amount equal to 100% of the aggregate Principal Balances of the Subsequent Loans (or, with respect to the Low Interest Mortgage Loans, if any, an amount equal to the product of the percentage set forth on Exhibit O attached hereto determined by referring to the columns entitled "Coupon" and "Remaining Term" and the aggregate Principal Balances of such Subsequent Loans) sold to the Issuer on such Subsequent Transfer Date and pay such amount to or upon the order of the Representative with respect to such transfer. In no event shall the Representative be permitted to instruct the Trustee to release from the Pre-Funding Account with respect to Subsequent Loans an amount in excess of the Original Pre-Funded Amount.

          (c) If at the end of the Funding Period amounts still remain in the Pre-Funding Account, the Servicer shall instruct the Trustee to withdraw from the Pre-Funding Account on the immediately following Remittance Date and deposit in the Note Distribution Account any Pre-Funded Amount then remaining in the Pre-Funding Account.

          (d) On the Remittance Dates occurring during the Funding Period, the Trustee shall transfer from the Pre-Funding Account to the Note Distribution Account the Pre-Funding Earnings, if any, applicable to each such Remittance Date.

          (e) No later than the Closing Date, the Representative shall establish and maintain with the Trustee in its trust department a trust account, which shall not be interest- bearing, titled "The Money Store Residential Trust Capitalized Interest Account 1997-I" (the "Capitalized Interest Account"). The Trustee shall, promptly upon receipt, deposit into the Capitalized Interest Account $524,786.60. If prior to the end of the Funding Period the funds on deposit in the Pre-Funding Account are invested in a guaranteed investment contract, repurchase agreement or other arrangement, that constitutes a Permitted Instrument, the Trustee shall, within one Business Day of its receipt of written notification from the Servicer, withdraw from the Capitalized Interest Account and pay to the holder of the GP Interest the amount set forth in such written notification.

          (f) On the Remittance Dates occurring during the Funding Period, the Trustee shall transfer from the Capitalized Interest Account to the Note Distribution Account the Capitalized Interest Requirement, if any, for such Remittance Dates. Any amount remaining in the Capitalized Interest Account on the Remittance Date immediately succeeding the last subsequent Transfer Date shall be remitted to the holder of the GP Interest, and the Capitalized Interest Account shall be closed.

          Section 7.03 FHA PREMIUM ACCOUNT.

          (a) No later than the Closing Date, the Trustee will establish with itself in its trust department a trust account, which shall not be interest bearing, titled "The Money Store Residential Trust FHA Premium Account 1997-X" (the "FHA Premium Account"). The FHA Premium Account shall not be available for payment of Notes or Certificates. The Trustee shall deposit into the FHA Premium
Account:

                    (i) on each Remittance Date, upon receipt an amount equal to the FHA Premium Amount; and

                    (ii) upon receipt, amounts required to be paid by the Servicer pursuant to Section 7.07 in connection with losses on investments of amounts in the FHA Premium Account.

If the Servicer fails to pay the FHA Insurance Premium with respect to an FHA Loan in accordance with Section 4.01 hereof, the Trustee shall, upon written instructions from the Servicer, withdraw an amount from the FHA Premium Account sufficient to pay in full the FHA Insurance Premium then due. If the amount on deposit in the FHA Premium Account is insufficient to pay the FHA Insurance Premium then due, the Trustee shall transfer an amount from the Certificate Account to the FHA Premium Account sufficient to pay in full the FHA Insurance Premium then due.

          (b) The Trustee may invest amounts on deposit in the FHA Premium Account in Permitted Instruments pursuant to Section 7.07, and the Trustee shall withdraw amounts on deposit in the FHA Premium Account to:

                    (i) remit, upon certification of payment made to the FHA, funds requested by the Servicer (including any successor to the Servicer) as reimbursement for the FHA Insurance Premiums paid by the Servicer or remit to the FHA amounts payable in respect of FHA Insurance Premiums pursuant to the last paragraph of subclause (a) above;

                    (ii) pay on a monthly basis to the Servicer as additional servicing compensation interest paid and earnings realized on Permitted Instruments;

                    (iii) withdraw amounts not required to be deposited in the FHA Premium Account or deposited therein in error;

                    (iv) [Reserved]; and

                    (v) clear and terminate the FHA Premium Account upon the termination of this Agreement in accordance with the terms of Section hereof.

          Section 7.04 EXPENSE ACCOUNT.

          (a) No later than the Closing Date, the Trustee will establish with itself in its trust department a trust account, which shall not be interest-bearing, titled "The Money Store Residential Trust Expense Account 1997-I" (the "Expense Account"). The Trustee shall deposit into the applicable Expense Account:

                    (i) on each Remittance Date from the amounts on deposit in the Note Distribution Account an amount equal to one-twelfth of that portion of the Annual Expense Escrow Amount relating to the Loans, subject to the provisions of Section 7.05(d); and

                    (ii) upon receipt, amounts required to be paid by the Servicer pursuant to Section 7.08(e) in connection with losses on investments of amounts in the Expense Account.

If, at any time the aggregate amount then on deposit in the Expense Accounts shall be insufficient to pay in full the fees and expenses of the Trustee, the Custodian and the Owner Trustee then due, the Trustee shall make demand on the Servicer to advance the amount of such insufficiency, and the Servicer shall promptly advance such amount to the Trustee for deposit in the Expense Account. Thereafter, the Servicer shall be entitled to reimbursement from the Expense Account for the amount of any such advance from any excess funds available pursuant to subclause (c)(ii) below. Without limiting the obligation of the Servicer to advance such insufficiency, in the event the Servicer does not advance the full amount of such insufficiency by the Business Day immediately preceding the Determination Date, the amount of such insufficiency shall be deposited into the Expense Account for payment to the Trustee, the Co- Trustee or the Owner Trustee, as the case may be, pursuant to Section 7.05(d)(i), to the extent of available funds in the Note Distribution Account.

                  (b) The Trustee may invest amounts on deposit in the Expense Account in Permitted Instruments pursuant to Section 7.08 hereof, and the Trustee shall withdraw amounts on deposit in the Expense Account to:

                    (i) pay the Trustee's, Custodian's and Owner Trustee's fees and expenses as described in Section 2.06 hereof;

                    (ii) pay on a monthly basis to the Servicer as additional servicing compensation interest paid and earnings realized on Permitted Instruments;

                    (iii) to withdraw any amounts not required to be deposited in the Expense Account or deposited therein in error; and

                    (iv) to clear and terminate the Expense Account upon the termination of the Trust in accordance with Section 11.01 hereof.

          (c) On the twelfth Remittance Date following the Closing Date, and on each twelfth Remittance Date thereafter, the Trustee shall determine that all payments required to be made during the prior twelve month period pursuant to subclauses (b)(i), (b)(ii) and (b)(iii) above, have been made, and, if all such payments have been made, from the amounts remaining in the Expense Account, the Trustee shall (in the following order of priority):

                    (i) reimburse the Servicer and/or the Representative, for reimbursable advances made pursuant to Section 9.01;

                    (ii) reimburse the Servicer for advances made by it pursuant to the last paragraph of subclause (a) above; and

                    (iii) remit to the Servicer as additional servicing compensation any amounts remaining in the Expense Account after payments made pursuant to subclauses (b)(i), (b)(ii), (b)(iii), (c)(i) and (c)(ii), above.

          Section 7.05 PRIORITY AND SUBORDINATION OF DISTRIBUTIONS.

          (a) The rights of the Noteholders and Certificateholders to receive distributions from the proceeds of the Trust, and all ownership interests of the Noteholders and Certificateholders in such distributions, shall be as set forth in this Agreement and the Trust Agreement. In this regard, all rights of the Certificateholders to receive distributions in respect of the Certificates, and all ownership interests of the Certificateholders in and to such distributions, shall be subject and subordinate to the preferential rights of the Noteholders to receive distributions in respect of the Notes, as described herein. In accordance with the foregoing, the ownership interests of the Certificateholders in amounts deposited in the Principal and Interest Account or in any Accounts from time to time shall not vest unless and until such amounts are distributed in respect of the Certificates in accordance with the terms of this Agreement and the Trust Agreement. Notwithstanding anything contained in this Agreement to the contrary, the Certificateholders shall not be required to refund any amount properly distributed on the Certificates.

          (b) Reserved.

          (c) Reserved.

          (d) On each Remittance Date, the Trustee shall withdraw from the Note Distribution Account the portion of the Available Remittance Amount, net of reimbursements to the Servicer or the Representative for Reimbursable Advances pursuant to Section 4.04(f) and net of amounts deposited into the FHA Premium Account pursuant to Section 7.01(b)(ii), and make distributions thereof in the following order of priority (based solely upon information provided by the Servicer):

                    (i) to the Expense Account, an amount equal to one-twelfth of the Annual Expense Escrow Amount with respect to the Loans, plus any amount required to be paid to the Trustee, the Custodian and the Owner Trustee pursuant to Section 7.04(a) resulting from insufficiencies in the Expense Account;

                    (ii) after the payment of the amounts specified in clause
          (i) above, to pay the Class A Current Interest Distribution Requirement concurrently to the Holders of the Class A-1, Class A-2 and Class A-3 Notes, pro rata to each Class of Class A Notes in accordance with their respective Current Interest Distribution Requirements;

                    (iii) after payment of the amounts specified in clauses (i) and (ii) above, to pay the Class M Current Interest Distribution Requirement as follows and in the following order of priority:

                  (A) the Current Interest Distribution Requirement applicable to the Class M-1 Notes to the Class M-1 Noteholders; and

                  (B) the Current Interest Distribution Requirement applicable to the Class M-2 Notes to the Class M-2 Noteholders;

                    (iv) after payment of the amounts specified in clauses (i),
          (ii) and (iii) above, to pay the Class B Current Interest Distribution Requirement to the Class B Noteholders;

                    (v) after payment of the amounts specified in clauses (i),
          (ii), (iii) and (iv) above, to pay the Class A Principal Distribution Amount sequentially to the Class A-1 Noteholders, the Class A-2 Noteholders and the Class A-3 Noteholders, in that order of priority, but in no event will any Class of Class A Notes be paid more than is necessary to reduce the Class Principal Balance of such Class to zero; PROVIDED, HOWEVER, that on each Remittance Date on and after the Remittance Date on which the Class Principal Balances of the Class M and Class B Notes have been reduced to zero, amounts paid to the Class A Noteholders pursuant to this clause (v) shall be paid pro rata to each Class of Class A Notes based upon the Class Principal Balance of each such Class of Class A Notes;

                    (vi) after payment of the amounts specified in clauses (i) through (v) above, to pay the Class M-1 Principal Distribution Amount to the Holders of the Class M-1 Notes, but in no event more than is necessary to reduce the Class Principal Balance of the Class M-1 Notes to zero;

                    (vii) after payment of the amounts specified in clauses (i) through (vi) above, to pay the Class M-2 Principal Distribution Amount to the Holders of the Class M-2 Notes, but in no event more than is necessary to reduce the Class Principal Balance of the Class M-2 Notes to zero;

                    (viii) after payment of the amounts specified in clauses (i) through (vii) above, to pay the Class B Principal Distribution Amount to the Holders of the Class B Notes, but in no event more than is necessary to reduce the Class Principal Balance of the Class B Notes to zero;

                    (ix) after payment of the amounts specified in clauses (i) through (viii) above, to pay any Interest Shortfall Carryforward Amounts applicable to the Class A Notes concurrently to the Holders of the Class A-1, Class A-2 and Class A-3 Notes, pro rata to each Class of Class A Notes in accordance with their respective Interest Shortfall Carryforward Amounts.

                    (x) after payment of the amounts specified in clauses (i) through (ix) above, to pay any Accelerated Principal Distribution Amount to the Holders of the Class A, Class M and Class B Notes, in the order and priority that the Principal Distribution Amount is being distributed as set forth in clauses (v), (vi), (vii) and (viii) above, inclusive;

                    (xi) after payment of the amounts specified in clauses (i) through (x) above, to pay the Interest Shortfall Carryforward Amounts applicable to the Class M-1 Notes to the Holders of the Class M-1 Notes;

                    (xii) after payment of the amounts specified in clauses (i) through (xi) above, to pay the Class M-1 Realized Loss Amount to the Holders of the Class M-1 Notes;

                    (xiii) after payment of the amounts specified in clauses (i) through (xii) above, to pay the Interest Shortfall Carryforward Amounts applicable to the Class M-2 Notes to the Holders of the Class M-2 Notes;

                    (xiv) after payment of the amounts specified in clauses (i) through (xiii) above, to pay the Class M-2 Realized Loss Amount to the Holders of the Class M-2 Notes;

                    (xv) after payment of the amounts specified in clauses (i) through (xiv) above, to pay the Interest Shortfall Carryforward Amounts applicable to the Class B Notes to the Holders of the Class B Notes;

                    (xvi) after payment of the amounts specified in clauses (i) through (xv) above, to pay the Class B Realized Loss Amount to the Holders of the Class B Notes;

                    (xvii) after payment of the amounts specified in clauses (i) through (xvi) above, then to the Servicer and/or the Representative, an amount, if any, equal to the Reimbursable Amounts to the extent the Servicer has not previously netted such amounts from Monthly Payments;

                    (xviii) [Reserved];

                    (xix) after payment of the amounts specified in clauses (i) through (xviii) above, then to the Owner Trustee (or the Paying Agent under the Trust Agreement on its behalf) for deposit in the Certificate Distribution Account, the Certificate Remittance Amount.

          (e) All distributions made to the Noteholders on each Remittance Date will be made on a pro rata basis among the Noteholders of the respective Class of record on the next preceding Record Date based on the Percentage Interest represented by their respective Notes, and shall, except for the final payment on such Notes, be made by wire transfer of immediately available funds to the account of such Noteholder as shall appear on the Note Register without the presentation or surrender of the Note or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, at the expense of each such Noteholder unless such Noteholder shall own of record Notes which have original principal amounts aggregating (i) at least $5,000,000 or (ii) one of the two highest outstanding amounts less than $5,000,000.

          Section 7.06 AVAILABLE MAXIMUM SUBORDINATION AMOUNT; ALLOCATION OF REALIZED LOSSES.

          On and after the Remittance Date on which the Available Maximum Subordination Amount has been reduced to zero, (i) no further Interest Shortfall Carryforward Amounts or Class M-1, Class M-2 or Class B Unpaid Realized Loss Amounts shall be carried forward to succeeding Remittance Dates or be created as a result of shortfalls in the Available Remittance Amount, and (ii) interest shall cease to accrue on all Interest Shortfall Carryforward Amounts remaining outstanding at the time the Available Maximum Subordination Amount became zero.

          If on any Remittance Date occurring after the Parity Date after taking into account all Realized Losses experienced during the prior Due Period and after taking into account the distribution of principal (including the Accelerated Principal Distribution Amount) with respect to the Notes on such Remittance Date, the aggregate Class Principal Balance of the Notes exceeds the aggregate Principal Balance of the Loans as of the end of the related Due Period and the Pre-Funded Amount, then the Class Principal Balance of the Subordinate Certificates will be reduced (in effect, "written down") such that the level of the Spread Amount is zero, rather than negative. The resulting Applied Realized Loss Amount will be applied as a reduction in the Class Principal Balance of the related Subordinate Notes in reverse order of seniority, I.E., first against the Class B Class Principal Balance until it is reduced to zero, then against the Class M-2 Class Principal Balance until it is reduced to zero and then against the Class M-l Class Principal Balance until it is reduced to zero. In no event shall the Class Principal Balance of any Class A Note be written down as a result of applying Realized Losses. Also, on or prior to the Parity Date no Applied Realized Loss Amount will be applied to a Class of Notes.

          Once the Class Principal Balance of a Class of Subordinate Notes has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated" or "written up," although the amount of such write down may, on future Remittance Dates, be paid to Holders of the Subordinate Notes which experienced the write down, in direct order of seniority as distributions on account of the related Class M-1, Class M-2 or Class B Realized Loss Amounts.

          Section 7.07 STATEMENTS.

          Each month, not later than 12:00 noon New York time on the Determination Date, the Servicer shall deliver to the Trustee, by telecopy, for distribution to the Noteholders, and the Owner Trustee for distribution to the Certificateholders, the receipt and legibility of which shall be confirmed telephonically, with hard copy thereof and the Servicer's Monthly Computer Tape in the form attached hereto as Exhibit M (both in hard copy and in computer tape form) to be delivered on the Business Day following the Determination Date, a certificate signed by a Servicing Officer (a "Servicer's Certificate") stating the date (day, month and year), the Series number, the date of this Agreement, and the following:

                    (i) the Available Remittance Amounts for the related Remittance Date;

                    (ii) the Class Principal Balances for each Class of Class A, Class M and Class B Notes as reported in the prior Servicer's Certificate pursuant to subclause (xv) below, or, in the case of the first Determination Date, the Original Principal Balance for each Class of Class A, Class M and Class B Notes;

                    (iii) the Principal Distribution Amounts for the related Remittance Date, in the aggregate and listed separately for the portions relating to each Class of Class A, Class M and Class B Notes;

                    (iv) the Interest Shortfall Carryforward Amounts and Realized Loss Amounts for the related Remittance Date (by Class and in the aggregate);

                    (v) the Available Maximum Subordination Amount for the related Remittance Date;

                    (vi) the number and Principal Balances of all Loans which were the subject of Principal Prepayments during the Due Period;

                    (vii) the amount of all Curtailments which were received during the Due Period;

                    (viii) the aggregate amount of all Excess Payments and the amounts of Monthly Payments in respect of principal received during the Due Period;

                    (ix) the amount of interest received on the Loans;

                    (x) the amount of the Monthly Advances to be made on the Determination Date, the portion of the Monthly Advances to be deposited in the Note Distribution Account pursuant to Section 7.01(a)(ii), and the Compensating Interest payment to be made on the Determination Date;

                    (xi) the delinquency and foreclosure information set forth in the form attached hereto as Exhibit L;

                    (xii) the amount of any Realized Losses incurred during the related Due Period;

                    (xiii) the Available Remittance Amounts for the Remittance Date, in the aggregate and by component;

                    (xiv) the Reimbursable Amounts and the GP Remittance Amount payable with respect to the Remittance Date;

                    (xv) the Class Principal Balance for each Class of Class A, Class M and Class B Notes and the Pool Balance after giving effect to the distribution to be made on the Remittance Date and after allocation of the Applied Realized Loss Amount made on such Remittance Date;

                    (xvi) the calculation of the Trigger Event, including the various components thereof;

                    (xvii) the Cumulative Realized Losses, with respect to the Remittance Date;

                    (xviii) the amount, if any, by which the applicable Formula Distribution Amount exceeds the applicable Class Distribution Amount for such Remittance Date;

                    (xix) the Servicing Fees, the Contingency Fees and amounts to be deposited to the Expense Account and the FHA Premium Account;

                    (xx) the amount of all payments and reimbursements to the Servicer pursuant to Section 4.04(b), (c), (d)(ii), (e) and (f);

                    (xxi) the Class Factor for each Class determined using the balances in subclause (xv) above;

                    (xxii) the weighted average Loan Interest Rate and the weighted average Class Adjusted Loan Remittance Rates, in each case for the related Remittance Date, and the weighted average Loan Interest Rate for the prior three month period;

                    (xxiii) the Senior Percentage and the Class B Percentage for the current Remittance Date;

                    (xxiv) the Spread Amount and the Specified Subordinated Amount for such Remittance Date;

                    (xxv) the amount of any Applied Realized Loss Amount, Realized Loss Amount and Unpaid Realized Loss Amount for each Class as of the close of such Remittance Date;

                    (xxvi) the Accelerated Principal Distribution Amount for such Remittance Date;

                    (xxvii) Reserved;

                    (xxviii) the amount to be deposited into the FHA Premium Account on the related Remittance Date and the amount reimbursable to the Servicer from the FHA Premium Account pursuant to Section 7.03(b)(i);

                    (xxix) the amount of FHA Payments and Related Payments received during the related Due Period;

                    (xxx) the Reserve Amount for the related Remittance Date;

                    (xxxi) claims filed during the Due Period;

                    (xxxii) claims paid during the Due Period;

                    (xxxiii) claims denied by the FHA during the Due Period;

                    (xxxiv) claims pending payment by the FHA during the Due Period; and

                    (xxxv) Such other information as the Noteholders or Certificateholders may reasonably require.

          The Trustee shall forward such report to the Noteholders and the Owner Trustee on the Remittance Date, together with a separate report indicating the amount of funds deposited in the Note Distribution Account pursuant to Section 7.01(a)(iv); and the amounts which are reimbursable to the Servicer or the Representative, as appropriate, pursuant to Sections 7.04(c)(i), 7.04(c)(ii) and 7.05(d)(xvii) (all reports prepared by the Trustee of such withdrawals and deposits will be based in whole or in part upon the information provided to the Trustee by the Servicer or the Claims Administrator).

          To the extent that there are inconsistencies between the telecopy of the Servicer's Certificate and the hard copy thereof, the Trustee shall be entitled to rely upon the telecopy. In the case of information furnished pursuant to subclauses (ii), (viii) and (xiii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Note per $1,000 original dollar amount as of the Cut-Off Date.

          (a) Within a reasonable period of time after the end of each calendar year, the Servicer shall furnish to the Trustee for distribution to each Person who at any time during the calendar year was a Class A, Class M and Class B Noteholder such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (ix), (xiii),
(xix) and (xxxv), above, aggregated for such calendar year or applicable portion thereof during which such Person was a Noteholder. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code as from time to time are in force.

          (b) On each Remittance Date, the Trustee shall forward to the Owner Trustee, for distribution to the Holder of the GP Interest, a copy of the report forwarded to the Noteholder in respect of such Remittance Date and a statement setting forth the amounts actually distributed to the Holder of the GP Interest, on such Remittance Date together with such other information as the Servicer provides and deems necessary or appropriate.

          (c) Within a reasonable period of time after the end of each calendar year, the Servicer shall furnish to the Trustee, with a copy to the Owner Trustee for distribution to each Person who at any time during the calendar year was a Holder of the GP Interest such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Holder of the GP Interest. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code as from time to time in force.

          (d) Upon reasonable advance notice in writing, the Servicer will provide to each Class A, Class M and Class B Noteholder which is a savings and loan association, bank or insurance company certain reports and access to information and documentation regarding the Loans sufficient to permit such Class A, Class M and Class B Noteholder to comply with applicable regulations of the Office of Thrift Supervision or other regulatory authorities with respect to investment in the Class A, Class M and Class B Notes.

          (e) The Servicer shall furnish to each Noteholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Noteholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Noteholder may reasonably require; provided, that the Servicer shall be entitled to be reimbursed by such Noteholder for the Servicer's actual expenses incurred in providing such reports if such reports are not producible in the ordinary course of the Servicer's business.

          Section 7.08. INVESTMENT OF ACCOUNTS.

          (a) So long as no default or Servicer Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account held by the Trustee shall be invested and reinvested by the Trustee as directed in writing by the Servicer, in one or more Permitted Instruments bearing interest or sold at a discount. No such investment in the Note Distribution Account shall mature later than the Business Day immediately preceding the next Remittance Date and no such investment in the Expense Account, Pre-Funding Account, Capitalized Interest Account or FHA Premium Account shall mature later than the Business Day immediately preceding the date such funds will be needed to pay fees or premiums or be transferred to the Note Distribution Account; PROVIDED, HOWEVER, the Trustee or any affiliate thereof may be the obligor on any investment which otherwise qualifies as a Permitted Instrument and any investment on which the Trustee is the obligor may mature on such Remittance Date or date when needed, as the case may be.

          (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Trustee shall not be liable for any investment loss or other charge resulting therefrom.

          (c) Subject to the provisions of the Indenture, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Permitted Instrument included therein (except to the extent that the Trustee is the obligor thereon).

          (d) The Trustee shall invest and reinvest funds in the Accounts held by the Trustee to the fullest extent practicable, in such manner as the Servicer shall from time to time direct in writing, but only in one or more Permitted Instruments.

          (e) All income or other gain from investments in any Account held by the Trustee shall be deposited in such Account, immediately on receipt, and the Trustee shall notify the Servicer of any loss resulting from such investments. The Servicer shall remit the amount of any such loss from its own funds, without reimbursement therefor, to the Trustee for deposit in the Account from which the related funds were withdrawn for investment by the next Determination Date following receipt by the Servicer of such notice.

          Section 7.09 ADVANCES BY THE SERVICER.

          Not later than the close of business on each Determination Date, the Servicer shall remit to the Trustee for deposit in the Note Distribution Account an amount (as indicated in the Servicer's Certificate prepared pursuant to Section 7.07), to be distributed on the related Remittance Date pursuant to
Section 7.05, equal to the amount, if any, by which (a) the amount equal to 30 days' interest at the weighted average Class Adjusted Loan Remittance Rate on the Pool Balance immediately prior to the related Remittance Date exceeds (b) the amount received by the Servicer as of the related Record Date in respect of interest on the Loans (and, with respect to the Remittance Dates during the Funding Period, the sum of (i) all funds to be transferred to the Note Distribution Account from the Capitalized Interest Account for such Remittance Date and (ii) the Pre-Funding Earnings for the applicable Remittance Date). The sum of such excess is defined herein as the "Monthly Advance." The Servicer may reimburse itself for Monthly Advances made pursuant to Section 4.04.

          Notwithstanding anything herein to the contrary, no Monthly Advance shall be required to be made if the Servicer determines that such Monthly Advance would, if made, constitute a Nonrecoverable Advance.

          Section 7.10 COMPENSATING INTEREST.

          The Certificateholders shall be entitled to a full month's interest for each Loan for any month during which a Principal Prepayment or Curtailment is received on such Loan. Not later than the close of business on each Determination Date, with respect to each Loan for which a Principal Prepayment or Curtailment was received during the related Due Period, the Servicer shall remit to the Trustee for deposit in the Note Distribution Account from amounts otherwise payable to it as servicing compensation, an amount (such amount required to be delivered to the Trustee is referred to herein as "Compensating Interest") (as indicated in the Servicer's Certificate prepared pursuant to
Section 7.07) equal to the difference between (a) 30 days' interest at the then weighted average Class Adjusted Loan Remittance Rate on the Principal Balance of each such Loan and (b) the amount of interest actually received on each such Loan for such Due Period as of the beginning of the Due Period applicable to the Remittance Date on which such amount will be distributed.

          Section 7.11 ESTABLISHMENT OF SERVICING ACCOUNTS; COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS.

          (a) The Servicer shall establish and maintain, or cause to be established and maintained, one or more Servicing Accounts. The Servicer will deposit and retain, or cause to be deposited and retained, therein all collections from the Obligors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Obligors.

          (b) The Deposits in the Servicing Accounts shall be held in a Designated Depository Institution in an account designated as a "Mortgage Loan Servicing Account," held in trust by the Servicer or a Subservicer acting on its own behalf and as agent for holders of various pass-through securities and other interests in mortgage loans sold by it. The amount at any time credited to a Servicing Account must be fully insured by FDIC, or, to the extent that such deposits exceed the limits of such insurance, such excess must be (i) transferred to another fully insured account in another Designated Depository Institution or (ii) if permitted by applicable law, invested in Permitted Instruments held in trust by the Servicer or a Subservicer. Withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related Servicer or Subservicer for any advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Accounts, to pay the related Servicer or Subservicer the remainder of any income on balances in the Servicing Accounts or to clear and terminate the Servicing Accounts at or any time after the termination of this Agreement.

          Section 7.12 NET DEPOSITS. As an administrative convenience, unless the Servicer is required to remit collections within two Business Days of receipt thereof, the Servicer will be permitted to make the deposit of collections on the Loans for or with respect to the Due Period net of distributions to be made to the Servicer with respect to the Due Period. The Servicer, however, will account to the Owner Trustee, the Trustee, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.


                                  ARTICLE VIII
                                   [RESERVED]

                                   ARTICLE IX
                                  THE SERVICER

          Section 9.01 INDEMNIFICATION; THIRD PARTY CLAIMS.

          (a) The Servicer agrees to indemnify and hold the Trustee, the Co-Trustee, the Owner Trustee, the Trust Company and each Noteholder and Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Custodian, the Owner Trustee, the Trust Company, and any Noteholder and Certificateholder may sustain in any way related to the failure of the Servicer and the Claims Administrator to perform its duties and service the Loans in compliance with the terms of this Agreement. The Servicer shall immediately notify the Trustee, the Custodian, the Owner
Trustee, and each Noteholder and Certificateholder if a claim is made by a third party with respect to this Agreement, and the Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Claims Administrator, the Trustee, the Custodian, the Owner Trustee, the Trust Company and/or Noteholder or Certificateholder in respect of such claim. The Trustee may reimburse the Servicer from amounts otherwise payable to the Holder of the GP Interest for all amounts advanced by it pursuant to the preceding sentence except when the Claim relates directly to the failure of the Servicer or the Claims Administrator to service and administer the Loans in compliance with the terms of this Agreement.

          (b) The Representative agrees to indemnify and hold the Trustee, the Custodian, the Owner Trustee, the Trust Company, and each Noteholder and Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Custodian, the Owner Trustee, the Trust Company and any Noteholder or Certificateholder may sustain in any way related to the failure of the Servicer, if it is an affiliate thereof, or the failure of the Representative to perform their respective duties in compliance with the terms of this Agreement and in the best interests of the Noteholders and the Certificateholders. The Representative shall immediately notify the Trustee, the Custodian, the Owner Trustee, and each Noteholder and Certificateholder if a claim is made by a third party with respect to this Agreement, and the Representative shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Representative, the Trustee, the Custodian, the Owner Trustee, the Trust Company and/or Noteholder or Certificateholder in respect of such claim. The Trustee may reimburse the Representative from amounts otherwise payable to the Holder of the GP Interest for all amounts advanced by it pursuant to the preceding sentence except when the claim relates directly to the Representative's indemnification pursuant to
Section 2.05 and Section 3.03 or to the failure of the Servicer, if it is an affiliate of the Representative to perform its obligations to service and administer the Loans in compliance with the terms of this Agreement, or the failure of the Representative to perform its duties in compliance with the terms of this Agreement and in the best interests of the Noteholders and the Certificateholders.

          Section 9.02 MERGER OR CONSOLIDATION OF THE REPRESENTATIVE, THE SERVICER AND THE CLAIMS ADMINISTRATOR.

          The Servicer, the Representative and the Claims Administrator will each keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Loans and to perform its duties under this Agreement.

          Any Person into which the Servicer, the Representative may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer, the Representative or the Claims Administrator shall be a party, or any Person succeeding to the business of the Servicer, the Representative or the Claims Administrator, shall be an established mortgage loan servicing institution that has a net worth of at least $15,000,000 and a valid Contract of Insurance and shall be the successor of the Servicer, the Representative or the Claims Administrator, as applicable, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer, the Representative or the Claims Administrator shall send notice of any such merger or consolidation to the Issuer, the Owner Trustee, the Trustee and the Custodian.

          Section 9.03 LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS.

          The Servicer and the Claims Administrator and any director, officer, employee or agent of the Servicer and the Claims Administrator may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Section 9.01 herein, the Servicer and the Claims Administrator shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer's duty to service the Loans in accordance with this Agreement.

          Section 9.04 SERVICER AND CLAIMS ADMINISTRATOR NOT TO RESIGN.

          The Servicer and the Claims Administrator shall not assign this Agreement nor resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Claims Administrator, the Owner Trustee and the Trustee, or upon the determination that the Servicer's or Claims Administrator's duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer or the Claims Administrator. Any such determination permitting the resignation of the Servicer and the Claims Administrator shall be evidenced by a written Opinion of Counsel (who may be counsel for the Servicer and the Claims Administrator) to such effect delivered to the Trustee, and the Owner Trustee, which Opinion of Counsel shall be in form and substance acceptable to the Trustee and the Owner Trustee. No such resignation shall become effective until a successor has assumed the Servicer's or the Claims Administrator's responsibilities and obligations hereunder in accordance with Section 10.02.

          Section 9.05 APPOINTMENT OF ASSISTANT CLAIMS ADMINISTRATOR.

          The Claims Administrator hereby appoints TMS Mortgage Inc., a New Jersey corporation, as Assistant Claims Administrator and, in such capacity, the Assistant Claims Administrator shall have all the rights, powers, obligations and duties of the Claims Administrator in acting in such capacity. Notwithstanding such appointment, the Claims Administrator shall remain obligated to the Trustee, the Owner Trustee, the Noteholders and the Certificateholders in accordance with the provisions of this Agreement.

          Section 9.06 RIGHT OF MAJORITY SECURITYHOLDERS TO REPLACE SERVICER AND CLAIMS ADMINISTRATOR.

          From and after the occurrence of a Servicing Delinquency Trigger, the Majority Securityholders may, upon written notice to the Trustee, the Owner Trustee and the Rating Agencies, replace the Servicer and/or the Claims Administrator with a successor. No such replacement shall become effective until a successor has assumed the Servicer's and/or the Claims Administrator's responsibilities and obligations hereunder in accordance with Section 10.02.

                                    ARTICLE X
                                     DEFAULT

          Section 10.01 SERVICER DEFAULT.

          (a) In case one or more of the following Servicer Defaults shall occur and be continuing, that is to say:

                    (i) (A) [reserved]; (B) the failure by the Servicer to make any required Servicing Advance, to the extent such failure materially and adversely affects the interests of the Noteholders or the Certificateholders; (C) the failure by the Servicer to make any required Monthly Advance; (D) the failure by the Servicer to remit any Compensating Interest; (E) the failure by the Servicer to pay the FHA Insurance Premium relating to any FHA Loan or (F) any failure by the Servicer or the Claims Administrator to remit to Noteholders or the Certificateholders, or to the Trustee for the benefit of the Noteholders or the Certificateholders, any payment required to be made under the terms of this Agreement which, except with respect to FHA Payments to which no grace period shall apply, continues unremedied after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any Noteholder or Certificateholder; or

                    (ii) failure by the Servicer, the Claims Administrator or the Representative duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer, the Claims Administrator or the Representative as set forth in this Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, the Claims Administrator or the Representative, as the case may be, by the Trustee or to the Servicer, the Claims Administrator or the Representative, as the case may be, and the Trustee by any Noteholder or Certificateholder; or

                    (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Claims Administrator and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

                    (iv) the Servicer or the Claims Administrator shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or the Claims Administrator or of or relating to all or substantially all of the Servicer's or the Claims Administrator's property; or

                    (v) the Servicer or the Claims Administrator shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

          (b) then, and in each and every such case, so long as a Servicer Default shall not have been remedied, and in the case of clause (i) above (except for clause (i)(C) or, with respect to FHA Payments, clause (i)(F)), if such Servicer Default shall not have been remedied within 30 days after the Servicer or the Claims Administrator has received notice of such Servicer Default, (x) with respect solely to clause (i)(C) above, if such Monthly Advance is not made earlier than 4:00 p.m. New York time on the Determination Date, the Trustee shall give immediate telephonic notice of such failure to a Servicing Officer of the Servicer or the Claims Administrator, as the case may be, and, unless such failure is cured, by receipt of payment, by 12:00 Noon New York time on the following Business Day, the Trustee shall immediately assume, pursuant to
Section 10.02 hereof, the duties of a successor Servicer and the Claims Administrator; and (y) in the case of clauses (i)(A), (i)(B), (i)(D), (i)(E),
(i)(F), (ii), (iii), (iv) and (v), the Holders of Notes evidencing not less than a majority of the principal amount of the Notes then outstanding, or the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than a majority of the outstanding Certificate Balance, as applicable, in the case of any default which does not adversely affect the Noteholders, by notice in writing to the Servicer and the Claims Administrator, may, in addition to whatever rights such Noteholders or Certificateholders may have at law or equity including damages, injunctive relief and specific performance, in each case commence termination of all the rights and obligations of the Servicer and the Claims Administrator under this Agreement and in and to the Loans and the proceeds thereof, as Servicer and the Claims Administrator. Upon receipt by the Servicer and the Claims Administrator of a second written notice from such Noteholders or Certificateholders, as the case may be, stating that they or it intend to terminate the Servicer and the Claims Administrator as a result of such Servicer Default, all authority and power of the Servicer and the Claims Administrator under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall, subject to Section 10.02, pass to and be vested in the Trustee or its designee and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer and the Claims Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Loans and related documents. The Servicer and the Claims Administrator agree to cooperate with the Trustee in effecting the termination of the Servicer's and the Claims Administrator's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all amounts which shall at the time be credited by the Servicer to each Principal and Interest Account or thereafter received with respect to the Loans.

          Section 10.02 TRUSTEE AND OWNER TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

          On and after the time the Servicer or the Claims Administrator receives a notice of termination pursuant to Section 10.01 or the Trustee receives the resignation of the Servicer and the Claims Administrator evidenced by an Opinion of Counsel pursuant to Section 9.04 or the Servicer and the Claims Administrator are removed as servicer and claims administrator pursuant to this
Article X, the Trustee (or, with respect to the FHA Loans, the Owner Trustee) shall be the successor in all respects to the Servicer in its capacity as servicer and the Claims Administrator in its capacity as claims administrator under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer and the Claims Administrator by the terms and provisions hereof, provided, however, that the Trustee and the Owner Trustee shall not be liable for any actions of any servicer or claims administrator prior to it, and that the Trustee and the Owner Trustee shall not be obligated to make advances or payments pursuant to Sections 7.09, 7.10, 4.05, 4.10 or 4.14 or otherwise but only to the extent the Trustee or the Owner Trustee, as the case may be, determines reasonably and in good faith that such advances would not be recoverable, such determination to be evidenced with respect to each such advance by a certification of a Responsible Officer of the Trustee or the Owner Trustee, as the case may be. As compensation therefor, the Trustee (or, with respect to the FHA Loans, the Owner Trustee) shall be entitled to all funds relating to the Loans which the Servicer and Claims Administrator would have been entitled to receive from the Principal and Interest Account pursuant to
Section 4.04 if the Servicer had continued to act as servicer and claims administrator hereunder, together with other servicing compensation in the form of assumption fees, late payment charges, the Contingency Fee or otherwise as provided in Sections 5.01 and 5.03.

          Notwithstanding the above, the Trustee or the Owner Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Holders of Notes evidencing not less than a majority of the principal amount of the Notes then outstanding, so request in writing to the Trustee or the Owner Trustee, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, that has a net worth of not less than $15,000,000 and which is approved as a servicer by FNMA and FHLMC (and, in the case of FHA Loans, is a Title I approved lender pursuant to FHA Regulations) as the successor to the Servicer and the Claims Administrator hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer and the Claims Administrator hereunder. Any collections received by the Servicer and the Claims Administrator after removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee or, at the direction of the Trustee, to the successor servicer. The compensation of any successor servicer and claims administrator (including, without limitation, the Trustee and Owner Trustee) so appointed shall be the aggregate Servicing Fees, together with the Contingency Fee and other servicing compensation in the form of assumption fees, late payment charges or otherwise. In the event the Trustee or Owner Trustee is required to solicit bids as provided herein, the Trustee or Owner Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor servicer and claims administrator shall be entitled to, with respect to the Loans each would be servicing, the full amount of the aggregate Servicing Fees and Contingency Fee relating to such Loans as servicing compensation, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise. Within thirty days after any such public announcement, the Trustee or Owner Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee or Owner Trustee shall deduct from any sum received by the Trustee or Owner Trustee from the successor to the Servicer and Claims Administrator in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unreimbursed Servicing Advances and Monthly Advances. After such deductions, the remainder of such sum shall be paid by the Trustee or Owner Trustee to the Servicer and Claims Administrator at the time of such sale, transfer and assignment to the Servicer's and Claims Administrator's successor. The Trustee or Owner Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer and Claims Administrator agree to cooperate with the Trustee or Owner Trustee and any successor servicer and claims administrator in effecting the termination of the Servicer's and Claims Administrator's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or Owner Trustee or such successor servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's and Claims Administrator's functions hereunder and shall promptly also transfer to the Trustee or Owner Trustee or such successor servicer and claims administrator, as applicable, all amounts which then have been or should have been deposited in the Principal and Interest Account by the Servicer and Claims Administrator or which are thereafter received with respect to the Loans. Neither the Trustee, the Owner Trustee nor any other successor servicer or claims administrator shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Servicer and Claims Administrator to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer and Claims Administrator hereunder. No appointment of a successor to the Servicer and Claims Administrator hereunder shall be effective until written notice of such proposed appointment shall have been provided by the Trustee and the Owner Trustee to each Noteholder and each Certificateholder, and the Trustee shall have consented thereto. Neither the Trustee nor the Owner Trustee shall resign as servicer until a successor servicer has been appointed.

          Pending appointment of a successor to the Servicer and the Claims Administrator hereunder, the Trustee and the Owner Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee and the Owner Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer and Claims Administrator pursuant to Section 5.03 or otherwise as provided in this Agreement. The Servicer, the Claims Administrator, the Trustee, the Owner Trustee, any Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          Section 10.03 WAIVER OF DEFAULTS.

          The Holders of Notes evidencing not less than a majority of the outstanding principal amount of the Notes, or the Holder of the Voting Interest (as defined in the Trust Agreement), as applicable, in the case of any default which does not adversely affect the Noteholders, may, on behalf of all Noteholders and Certificateholders, waive any events permitting removal of the Servicer and the Claims Administrator as servicer pursuant to this Article X, provided, however, that such Noteholders or Holder of the Voting Interest, as the case may be, may not waive a default in making a required distribution on a Note or Certificate without the consent of the holder of such Note or Certificate, as the case may be. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

          Section 10.04 [RESERVED].

          Section 10.05 CONTROL BY MAJORITY SECURITYHOLDERS.

          The Majority Securityholders may, by written instruction, direct the time, method and place of conducting any proceeding relating to the Owner Trust Estate or for any remedy available to the Trustee or the Custodian with respect to the Owner Trust Estate or exercising any trust or power conferred on the Trustee, or the Custodian with respect to the Owner Trust Estate and the Trustee, by written instruction, may direct the time, method and place of conducting any proceeding for any remedy available to the Owner Trustee with respect to the Owner Trust Estate or exercising any trust or power conferred on the Owner Trustee with respect to the Owner Trust Estate, PROVIDED THAT:

                    (a) such direction shall not be in conflict with any rule of law or with this Agreement or the Trust Agreement and shall contain a representation to such effect upon which the recipient of such direction may rely;

                    (b) the Trustee, the Custodian, or the Owner Trustee, as the case may be, shall have been provided with indemnity satisfactory to it; and

                    (c) the Trustee, the Custodian, and the Owner Trustee may take any other action deemed proper by the Trustee, the Custodian, and the Owner Trustee which is not inconsistent with such direction; provided, however, that the Trustee, the Custodian, and the Owner Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Holders not so directing.

                                   ARTICLE XI
                                   TERMINATION

          Section 11.01 TERMINATION. (a) This Agreement shall terminate upon notice to the Trustee of either: (a) the latter of the final payment or other liquidation of the last Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Loan and the remittance of all funds due thereunder, or (b) mutual consent of the Servicer, and all Noteholders and all Certificateholders in writing.

          (b) On the last day of any Due Period immediately preceding a Determination Date as of which the then outstanding Pool Balance is 10% or less of the sum of (i) the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the Original Pre-Funded Amount, the Servicer shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts and the Certificate Distribution Account. To exercise such option, the Servicer shall deposit pursuant to Section 4.03 in the Principal and Interest Account an amount which, when added to the amounts on deposit in the Principal and Interest Account for such Remittance Date, equals the aggregate Class Principal Balance of the then outstanding Notes, plus accrued and unpaid interest thereon.

          (c) Upon any sale of the assets of the Trust pursuant to Section 9.2 of the Trust Agreement, the Servicer shall instruct the Trustee to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the "Insolvency Proceeds") in the Principal and Interest Account. On the Remittance Date on which the Insolvency Proceeds are deposited in the Principal and Interest Account (or, if such proceeds are not so deposited on a Remittance Date, on the Remittance Date immediately following such deposit), the Servicer shall instruct the Trustee to make, and the Trustee shall distribute the Insolvency Proceeds (after the application on such Remittance Date of the Available Remittance Amount pursuant to Section 7.05) to the Noteholders in the same order and priority set forth in
Section 5.4 of the Indenture.

          Any Insolvency Proceeds remaining after the deposits described above shall be paid to the Certificateholders, pro rata in accordance with their Ownership Percentage (as defined in the Trust Agreement).

          (d) Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Trustee and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.

          (e) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee or its designee will succeed to the rights of, and assume the obligations of, the Trustee pursuant to this Agreement.


                                   ARTICLE XII
                      ADMINISTRATIVE DUTIES OF THE SERVICER

          Section 12.01 ADMINISTRATIVE DUTIES.

          (a) DUTIES WITH RESPECT TO THE INDENTURE AND DEPOSITORY AGREEMENTS. The Servicer shall perform all its duties and the duties of the Issuer under the Depository Agreement. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture and the Depository Agreement. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee in writing when action is necessary to comply with the Issuer's duties under the Indenture and the Depository Agreement. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the Depository Agreement. In furtherance of the foregoing, the Servicer shall take all appropriate action that is the duty of the Issuer to take pursuant to the Indenture and the Depository Agreement.

          (b) DUTIES WITH RESPECT TO THE ISSUER. (i) In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents. In accordance with the directions of the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Servicer.

               (ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee in writing in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated in Section 5.2(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

               (iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Owner Trustee and the Holder of the GP Interest set forth in Sections 6.2, 6.3, 6.4. 6.5 and 6.6 of the Trust Agreement with respect to, among other things, accounting and reports to Owners (as defined in the Trust Agreement); PROVIDED, HOWEVER, that the Holder of the GP Interest shall retain responsibility for the distribution of the Schedule K-1s necessary to enable each Certificateholder to prepare its federal and state income tax returns.

               (iv) The Servicer shall perform the duties of the Servicer specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.

               (v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; PROVIDED, HOWEVER, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer's opinion, no less favorable to the Issuer in any material respect.

          (c) TAX MATTERS. The Servicer shall prepare and file, on behalf of the holder of the GP Interest, all tax returns, tax elections, financial statements and such annual or other reports of the Issuer as are necessary for preparation of tax reports as provided in Article V of the Trust Agreement, including without limitation forms 1099 and 1066. All tax returns will be signed by the holder of the GP Interest.

          (d) NON-MINISTERIAL MATTERS. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article X unless within a reasonable time before the taking of such action, the Servicer shall have notified in writing the Owner Trustee and the Trustee of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

               (A) the amendment of or any supplement to the Indenture;

               (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Loans);

               (C) the amendment, change or modification of this Agreement or any of the Basic Documents;

               (D) the appointment of successor Note Registrars, successor Paying Agents and successor Trustees pursuant to the Indenture or the appointment of Successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Trustee of its obligations under the Indenture; and

               (E) the removal of the Trustee.

          (e) EXCEPTIONS. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or Certificateholders under the Basic Documents, (2) sell the Indenture Trust Estate pursuant to Section 5.4 of the Indenture, (3) take any other action that the Issuer directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

          Section 12.02 RECORDS. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

          Section 12.03 ADDITIONAL INFORMATION TO BE FURNISHED TO THE ISSUER. The Servicer shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.


                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

          Section 13.01 ACTS OF NOTEHOLDERS AND CERTIFICATEHOLDERS.

          Except as otherwise specifically provided herein, whenever Noteholder or Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Noteholders and Certificateholders if the Majority Securityholders agree to take such action or give such consent or approval.

          Section 13.02 AMENDMENT.

          This Agreement may be amended by the Servicer and the Owner Trustee, with the consent of the Trustee (which consent may not be unreasonably withheld), but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

          This Agreement may also be amended from time to time by the Servicer and the Owner Trustee, with the consent of the Trustee and the consent of the Majority Securityholders the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and the Holders (as defined in the Trust Agreement) of all the outstanding Certificates of each class affected thereby.

          Prior to the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Rating Agencies. Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Trustee.

          It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

          Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee and the Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

          Section 13.03 RECORDATION OF AGREEMENT.

          To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Noteholders and the Certificateholders' expense on direction of the Majority Securityholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Noteholders and the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

          Section 13.04 DURATION OF AGREEMENT.

          This Agreement shall continue in existence and effect until terminated as herein provided.

          Section 13.05 GOVERNING LAW.

          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

          Section 13.06 NOTICES.

          All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to (i) in the case of the Representative, the Servicer, the Claims Administrator, and each Originator, The Money Store Inc., 3301 C Street, Sacramento, California 95816,
Attention: Executive Vice President, or such other addresses as may hereafter be furnished to the Noteholders and the Certificateholders in writing by the Representative and the Servicer, (ii) in the case of the Trustee, The Bank of New York, 101 Barclay Street, 12th Floor West, New York, New York 10286,
Attention: Corporate Trust Administration -MBS, (iii) in the case of the Issuer or the Owner Trustee to The Money Store Residential Trust 1997-I, c/o First Union Trust Company, National Association, One Rodney Square, First Floor, 920 King Street, Wilmington, Delaware 19801, (iv) in the case of Fitch, to Fitch Investors Service, L.P., One State Street Plaza, New York, New York 10004,
Attention: Structured Finance and (v) in the case of S&P, to Standard & Poor's Corporation, 25 Broadway, 20th Floor, New York, New York 10004, Attention:
Residential Mortgages. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Certificateholders shall be effective upon mailing or personal delivery.

          Section 13.07 SEVERABILITY OF PROVISIONS.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

          Section 13.08 NO PARTNERSHIP.

          Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Noteholders or the Certificateholders.

          Section 13.09 COUNTERPARTS.

          This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

          Section 13.10 SUCCESSORS AND ASSIGNS.

          This Agreement shall inure to the benefit of and be binding upon the Representative, the Servicer, the Originators, the Issuer, the Trustee, the Custodian, the Owner Trustee, the Noteholders and the Certificateholders and their respective successors and assigns.

          Section 13.11 HEADINGS.

          The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

          Section 13.12 ASSIGNMENT TO TRUSTEE. Each Originator hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Mortgage Loans and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Trustee.

          Section 13.13 NONPETITION COVENANT. (a) Notwithstanding any prior termination of this Agreement, the Servicer and the Originators shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

          (b) Notwithstanding any prior termination of this Agreement, the parties hereto shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to Special Holdings, acquiesce to, petition or otherwise invoke or cause Special Holdings to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against Special Holdings under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of Special Holdings or any substantial part of its property, or ordering the winding up or liquidation of the affairs of Special Holdings.

          Section 13.14 LIMITATION OF LIABILITY OF OWNER TRUSTEE AND TRUSTEE.
(a) Notwithstanding anything contained herein to the contrary, this Agreement has been signed and countersigned by First Union Trust Company, National Association not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall First Union Trust Company, National Association in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer or the Owner Trustee hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

          (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by The Bank of New York not in its individual capacity but solely as Trustee and in no event shall The Bank of New York have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

          Section 13.15 INDEPENDENCE OF THE SERVICER. For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

          Section 13.16 NOTIFICATION TO RATING AGENCIES.

          The Trustee shall give prompt notice to the Rating Agencies of the occurrence of any of the following events of which it has received notice: (1) any modification or amendment to this Agreement, (2) any appointment of a Custodian (other than First Trust National Association), (3) any change of the Trustee or the Servicer (4) any Servicer Default, and (5) the final payment of all the Notes and the Certificates. The Servicer shall promptly deliver to the Rating Agencies a copy of each of the Servicer's Certificates.

          Section 13.17 THIRD PARTY RIGHTS.

          The parties hereto agree that the Indenture Trustee, the Owner Trustee, the Co- Indenture Trustee and the Custodian shall each be deemed a third party beneficiary of the Agreement entitled to all rights and benefits set forth herein as fully as if it were a party hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

                                     THE MONEY STORE RESIDENTIAL TRUST
                                     1997-I


                                      By:   FIRST UNION TRUST COMPANY,
                                            NATIONAL ASSOCIATION,
                                            not in its individual
                                            capacity but  solely as
                                            Owner Trustee on behalf
                                            of the Trust,


                                      By: /S/ Pablo De La Canal
                                          ----------------------
                                          Name:  Pablo De La Canal
                                          Title: Vice President


                                            THE MONEY STORE INC., as
                                            Representative,
                                            Servicer and Claims Administrator

                                      By: /S/ Michael Benoff
                                          ------------------------------
                                          Name:  MICHAEL BENOFF
                                          Title: Executive Vice President


                                     TMS MORTGAGE INC.
                                     THE MONEY STORE/D.C. INC.
                                     THE MONEY STORE/MINNESOTA INC.
                                     THE MONEY STORE HOME EQUITY CORP.
                                     THE MONEY STORE/KENTUCKY INC.



                                     By: /S/ Michael Benoff
                                         ----------------------------
                                         Name:  MICHAEL BENOFF
                                         Title: Sr. Vice President

 Acknowledged and Accepted:

The Bank of New York, not
in its individual capacity
but solely as Trustee,


By: /S/ Robert P. Muller
    ----------------------------
    Name:  Robert P. Muller
    Title: Assistant Treasurer




Acknowledged and Accepted:

First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee,


By /S/ Pablo De La Canal
   ---------------------------
   Name:  Pablo De La Canal
   Title: Vice President

  Acknowledged and Accepted:




Chase Manhattan Bank Delaware,
not in its individual capacity but as Custodian

By: /S/ Denis Kelly
    ----------------------------------------
    Name:  Denis Kelly
    Title: Trust Officer

Acknowledged and Accepted:


First Trust National Association,
not in its individual capacity
but as Custodian

By:   /s/ J. T. Kaufman
   -------------------------
   Name:  J. T. Kaufman
   Title: Vice President

                  ACCEPTANCE OF ASSISTANT CLAIMS ADMINISTRATOR


          TMS Mortgage Inc., a New Jersey corporation, hereby accepts its appointment pursuant to Section 9.05 of the within instrument to serve as Assistant Claims Administrator. In connection therewith, TMS Mortgage Inc. agrees to be bound by all applicable provisions of such instrument.

     TMS MORTGAGE INC.

     By: /S/ Michael Benoff
         ---------------------------
     Name:  Michael Benoff
     Title: Senior Vice President

 STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK   )

        On the 30th day of September 1997 before me, a Notary Public in and for said State, personally appeared Pablo De La Canal known to me to be an officer of First Union Trust Co., National Association, a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said New York banking corporation, and acknowledged to me that such New York banking corporation, executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                  /S/ Richard Derr
                  --------------------
                  Notary Public

STATE OF NEW JERSEY    )
                       : ss.:
COUNTY OF UNION        )

        On the 30th day of September 1997 before me, a Notary Public in and for the State of New Jersey, personally appeared Michael Benoff known to me to be an Executive Vice President of The Money Store Inc., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                  /S/ Eleonore Ferro
                  ---------------------
                  Notary Public

STATE OF NEW JERSEY      )
                         : ss.:
COUNTY OF UNION          )

        On the 30th day of September 1997 before me, a Notary Public in and for the State of New Jersey, personally appeared Michael Benoff known to me to be a Senior Vice President of each Originator listed on Exhibit F to the within instrument, and also known to me to be the person who executed it on behalf of each such corporation, and acknowledged to me that each such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                  /S/ Eleonore Ferro
                  ---------------------
                  Notary Public

                                   SCHEDULE I


                       DESCRIPTION OF CERTAIN LITIGATION


                                     None.

                                    EXHIBIT A

                        CONTENTS OF TRUSTEE'S LOAN FILE


         With respect to each Loan, the Trustee's Loan File shall include the documents set forth in Section 2.04 of the Sale and Servicing Agreement.

                                    EXHIBIT B

                PRINCIPAL AND INTEREST ACCOUNT LETTER AGREEMENT

                              ___________ __, 199_


                  To:      _________________ (the "Depository")

                  As "Servicer" under the Sale and Servicing Agreement, dated as of August 31, 1997, The Money Store Residential Asset Backed Notes and Asset Backed Certificates, Series 1997-I (the "Agreement"), we hereby authorize and request you to establish an account, as a Principal and Interest Account pursuant to Section 4.03 of the Agreement, to be designated as "The Money Store Inc., in trust for the registered holders of The Money Store Residential Asset Backed Notes and Asset Backed Certificates Series 1997-I". All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                          THE MONEY STORE INC.

                                           By:--------------------------------

                                           Name:------------------------------

                                           Title:-----------------------------

         The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The amounts deposited at any time in the account will be insured to the maximum amount provided by applicable law by the Federal Deposit Insurance Corporation through the Bank Insurance Fund.


                                             By:-------------------------------

                                             Name:-----------------------------

                                             Title:----------------------------

                                    EXHIBIT C

               FORM OF [TRUSTEE] [CUSTODIAN] INITIAL CERTIFICATION

                                                          ____________, 199_

The Money Store Inc.
2840 Morris Avenue
Union, New Jersey  07083

TMS Special Holdings, Inc.
2840 Morris Avenue
Union, New Jersey  07083

[Name and Address
  of Underwriter]

     Re:        Sale and Servicing Agreement The Money Store
                Residential Asset Backed Notes and Asset Backed Certificates, Series 199_-_, dated as of ________ __, 199_
                among The Money Store Inc. as  Representative,
                Servicer and Claims Administrator, the Originators and ___________, as Trustee

Gentlemen:

                In accordance with Section 2.05 of the above-captioned Sale and Servicing Agreement, the undersigned, as [Trustee] [Custodian], hereby certifies that, except as noted on the attachment hereto, if any (the "Loan Exception Report"), it has received an Assignment of Mortgage, or a certified copy thereof, and a Mortgage Note with respect to each [Initial] [Subsequent] [Loan] [Home Improvement Loan] listed in the Mortgage Loan Schedule and the documents contained therein appear to bear original signatures.

                The [Trustee] [Custodian] has made no independent examination of any such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The [Trustee] [Custodian] makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents or any of the [Loans] [Home Improvement Loans] identified on the Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such [Loan] [Home Improvement Loan].

               Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Sale and Servicing Agreement.

                [--------------------,
                  as Trustee]

                [--------------------------,
                  as Custodian]


                By:
                Name:
                Title:

                                   EXHIBIT C-1

               FORM OF [TRUSTEE] [CUSTODIAN] INTERIM CERTIFICATION


                                                         _______________, 199_


The Money Store Inc.
2840 Morris Avenue
Union, New Jersey  07083

TMS Special Holdings, Inc.
2840 Morris Avenue
Union, New Jersey  07083

[Name and Address
  of Underwriter]

        Re:     Sale and Servicing Agreement The Money Store
                Residential Asset Backed Notes and Asset Backed Certificates, Series 199_-_, dated as of ________ __, 199_
                among The Money Store Inc. as
                Representative, Servicer and Claims Administrator, the Originators and ______________, as Trustee

Gentlemen:

                In accordance with Section 2.05 of the above-referenced Sale and Servicing Agreement, the undersigned, as [Trustee] [Custodian], hereby certifies that as to each [Initial] [Subsequent] [Loan] [Home Improvement Loan] listed in the Loan Schedule (other than any [Initial] [Subsequent] [Loan] [Home Improvement Loan] paid in full or any [Initial] [Subsequent] [Loan] [Home Improvement Loan] listed on the attachment hereto), it has reviewed the documents delivered to it pursuant to Section 2.04 (other than items listed in Section 2.04(d)(ii)) of the Sale and Servicing Agreement and has determined that
(i) all such documents are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such [Loan] [Home Improvement Loan], (iii) based on its examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule respecting such [Initial] [Subsequent] [Loan] [Home Improvement Loan] is correct and (iv) each Note has been endorsed as provided in Section 2.04 of the Sale and Servicing Agreement. Further, [except for Mortgaged Properties relating to [Loans] [Home Improvement Loans] identified on the Loan Schedule by an account number beginning with __________ or ________,] each Mortgaged Property is a Residential Dwelling of the type set forth in the appraisal obtained in connection with the origination of the related [Loan] [Home Improvement Loan], and for each [Loan] [Home Improvement Loan] with an original principal balance in excess of $15,000 for which the documents in the possession of the [Trustee] [Custodian] indicate that the related Originator conducted a drive-by appraisal pursuant to FHLMC Form 704 or alternative FNMA Form in connection with originating such [Loan] [Home Improvement Loan], such [Loan] [Home Improvement Loan] (A) had an original principal balance not in excess of $______, and (B) has a Loan-to-Value Ratio less than __% (based solely on the LTV included on the Loan Schedule) and/or an appraisal on FNMA/FHLMC Form 1004 was performed by the related Originator within one year prior to the origination of such [Loan] [Home Improvement Loan]. The [Trustee] [Custodian] has made no independent examination of such documents beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The [Trustee] [Custodian] makes no representations as to:
(i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the [Loans] [Home Improvement Loans] identified on the Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such [Loan] [Home Improvement Loan].

               Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Sale and Servicing Agreement.


                                  [--------------------
                                   as Trustee]

                                 [--------------------------,
                                  as Custodian]


                                  By:------------------------
                                  Name:----------------------
                                  Title:---------------------

                                    EXHIBIT D

                FORM OF [TRUSTEE] [CUSTODIAN] FINAL CERTIFICATION

                                     [date]

[Servicer]

[Noteholders]

[Certificateholders]

[Representative]

        Re:     Sale and Servicing Agreement dated as of ________
                __, 199_ among The Money Store Inc. as Representative, Servicer and Claims Administrator, the Originators and __________, as Trustee, The Money Store
                Residential Asset Backed Notes and Asset
                Backed  Certificates, Series 199_-_

Gentlemen:

                In accordance with Section 2.05 of the above-captioned Sale and Servicing Agreement, the undersigned, as [Trustee] [Custodian], hereby certifies that, except as noted on the attachment hereto, as to each [Loan] [Home Improvement Loan] listed in the Mortgage Loan Schedule (other than any [Loan] [Home Improvement Loan] paid in full or listed on the attachment hereto) it has reviewed the documents delivered to it pursuant to Section 2.04 (other than items listed in Section 2.04(d)(ii)) of the Sale and Servicing Agreement and has determined that (i) all such documents are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such [Loan] [Home Improvement Loan],
(iii) based on its examination, and only as to the foregoing documents, the information set forth in the Loan Schedule respecting such [Loan] [Home Improvement Loan] is correct and (iv) each Note has been endorsed as provided in
Section 2.04 of the Sale and Servicing Agreement. The [Trustee] [Custodian] has made no independent examination of such documents beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The [Trustee] [Custodian] makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the [Loans] [Home Improvement Loans] identified on the Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such [Loan] [Home Improvement Loan(s)].

                Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Sale and Servicing Agreement.


                                  [--------------------
                                   as Trustee]

                                 [--------------------------,
                                  as Custodian]

                                 By:-----------------------
                                 Name:---------------------
                                 Title:--------------------

                                    EXHIBIT E

                                 LOAN SCHEDULE

     The Loan Schedule is maintained with the Trustee and the Co-Trustee.

                                    EXHIBIT F

                              LIST OF ORIGINATORS


                               TMS Mortgage Inc.
                           The Money Store/D.C. Inc.
                        The Money Store/Minnesota Inc.
                         The Money Store/Kentucky Inc.

                                   EXHIBIT G

                        REQUEST FOR RELEASE OF DOCUMENTS


To:      [Trustee]

         [Custodian]

              Re:       Sale and Servicing Agreement, The Money
                        Store Residential Asset Backed Notes and Asset Backed Certificates, Series 199_-_, dated as of ________ __, 199_

                In connection with the administration of the pool of Loans held by you as [Trustee] [Custodian] for the Noteholders and the Certificateholders, we request the release, and acknowledge receipt, of the (Trustee's Loan File/[specify document]) for the Loan described below, for the reason indicated.

MORTGAGOR'S NAME, ADDRESS & ZIP CODE:


MORTGAGE LOAN NUMBER:


REASON FOR REQUESTING DOCUMENTS (check one)
____ 1.         Loan Paid in Full
                        (Servicer hereby certifies that all amounts received in connection therewith have been credited to the Principal and Interest Account and remitted to the Trustee for deposit into the Certificate Account pursuant to the Pooling and Servicing Agreement.)

____ 2.         Loan Liquidated
                        (Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Principal and Interest Account and remitted to the Trustee for deposit into the Certificate Account pursuant to the Pooling and Servicing Agreement.)

____ 3.         Loan in Foreclosure

_____4.        Loan Purchased Pursuant to Section 11.01
                of the Sale and Servicing Agreement.

_____5. Loan Repurchased or Substituted Pursuant to Article II or III of the Sale and Servicing Agreement (Servicer hereby certifies that the repurchase price or Substitution Adjustment has been credited to the Principal and Interest Account and remitted to the Trustee for deposit into the Certificate Account pursuant to the Sale and Servicing Agreement.)

_____6.         Other (explain) ------------------------------------
                                 ---------------------------------

                If box 1 or 2 above is checked, and if all or part of the Trustee's Loan File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Loan.

                If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as [Trustee] [Custodian], please acknowledge your receipt by signing in the space indicated below, and returning this form.

                                      THE MONEY STORE INC.


                                      By:--------------------------
                                      Name:-------------------------
                                      Date:-------------------------


Documents returned to [Trustee] [Custodian]:

-------------------------------
    [Trustee] [Custodian]


By:____________________________
Date:__________________________

                                   EXHIBIT G-1

                      REQUEST FOR RELEASE OF DOCUMENTS OF
                          90 DAY DELINQUENT FHA LOANS


To:  [Custodian]


        Re:      Sale and Servicing Agreement, The Money Store
                 Residential Asset Backed Notes and Asset Backed Certificates, Series 199_-_, dated as of ________ __, 199_

                  In connection with the administration of the pool of Mortgage Loans held by you as Custodian and agent for the Custodian, we request the release, and acknowledge receipt, of the (Trustee's Loan File/[specify document]) for the 90 Day Delinquent FHA Loan described below, for the reason indicated.

MORTGAGOR'S NAME, ADDRESS & ZIP CODE:

MORTGAGE LOAN NUMBER:

                  Upon receipt of this request, please execute and deliver such 90 Day Delinquent FHA Loan to us.

                                            THE MONEY STORE INC.


                                            By:-----------------------
                                            Name:---------------------
                                            Date:---------------------

Documents returned to Custodian:

-------------------------------
         Custodian


By:____________________________
Date:__________________________

                                    EXHIBIT H

                                   [Reserved.]

                                   EXHIBIT I

                   HOME IMPROVEMENT LOAN CUSTODIAL AGREEMENT

                             Dated __________, 199_


                  ____________________, a New York banking corporation, as Trustee (the "Trustee") and _______________________________, a
____________________________ (the "Custodian"), agree as follows:

                  WHEREAS, the Trustee, the Originators and The Money Store Inc. ("TMS") have entered into a Sale and Servicing Agreement dated as of ________ __, 199_ relating to The Money Store Residential Asset Backed Notes and Asset Backed Certificates, Series 199_-_, (the "Sale and Servicing Agreement"), the terms defined therein being used herein with the same meaning) pursuant to which the Originators transferred, assigned, set-over and otherwise conveyed to the Trustee, without recourse, all of the Originators' right, title and interest in and to the home improvement loans identified in Exhibit E to the Sale and Servicing Agreement (the "Home Improvement Loans"); and

                  WHEREAS, in connection with such transfer and assignment and pursuant to the Sale and Servicing Agreement, the Trustee holds, directly or pursuant to a custodial agreement, the Loan Files:

                  WITNESSETH THAT:

                  In consideration of the premises and of the mutual agreements herein contained, the Custodian and the Trustee agree as follows:

                  1. APPOINTMENT AS CUSTODIAN; ACKNOWLEDGMENT OF Receipt. Subject to the terms and conditions herein, the Trustee hereby appoints the Custodian, and the Custodian hereby accepts such appointment, as its Custodian to maintain custody of the Trustee's Loan Files. The Custodian hereby acknowledges receipt of the Notes, the Mortgages, the assignments and other documents relating to the Loans referred to in Section 2.04, except for the items referred to in Section 2.04(d)(ii), of the Sale and Servicing Agreement. The Trustee shall be liable for all of the Custodian's fees under this Agreement.

                  2. MAINTENANCE OF OFFICE. The Custodian agrees to maintain each Trustee's Mortgage File identified in Section 2.04 of the Sale and Servicing Agreement, said Exhibit being incorporated herein by reference, at the office of the Custodian located at ________ ___________________ or at such other office of the Custodian in _______________ as the Custodian shall designate from time to time after giving the Trustee 30 days' prior written notice.

                  3. DUTIES OF CUSTODIAN. As Custodian, the Custodian shall have and perform the following powers and duties:

                           (a) SAFEKEEPING. To segregate the Trustee's Loan
                  Files from all other mortgages and mortgage notes and similar records in its possession, to identify the Trustee's Loan Files as being held and to hold the Trustee's Loan Files for and on behalf of the Trustee for the benefit of all present and future Noteholders and Certificateholders, to maintain accurate records pertaining to each Note and Mortgage in the Trustee's Loan Files as will enable the Trustee to comply with the terms and conditions of the Sale and Servicing Agreement, to maintain at all times a current inventory thereof and to conduct periodic physical inspections of the Trustee's Loan Files held by it under this Agreement in such a manner as shall enable the Trustee and the Custodian to verify the accuracy of such record- keeping, inventory and physical possession. The Custodian will promptly report to the Trustee any failure on its part to hold the Trustee's Loan Files as herein provided and promptly take appropriate action to remedy any such failure.

                           (b) RELEASE OF DOCUMENTS. To release any Note and
                  Mortgage in the Trustee's Loan Files as provided in the Sale and Servicing Agreement.

                           (c) ADMINISTRATION; REPORTS. In general, to attend to
                  all non-discretionary details in connection with maintaining custody of the Trustee's Loan Files on behalf of the Trustee. In addition, the Custodian shall assist the Trustee generally in the preparation of reports to Noteholders and to Certificateholders or to regulatory bodies to the extent necessitated by the Custodian's custody of the Trustee's Loan Files.

                  4. ACCESS TO RECORDS. The Custodian shall permit the Trustee or its duly authorized representatives, attorneys or auditors and those persons permitted access pursuant to Section 4.13 of the Sale and Servicing Agreement to inspect the Trustee's Loan Files and the books and records maintained by the Custodian pursuant hereto at such times as they may reasonably request, subject only to compliance with the terms of the Sale and Servicing Agreement.

                  5. INSTRUCTIONS; AUTHORITY TO ACT. The Custodian shall be deemed to have received proper instructions with respect to the Trustee's Loan Files upon its receipt of written instructions signed by a Responsible Officer of the Trustee. A certified copy of a resolution of the Board of Directors of the Trustee may be accepted by the Custodian as conclusive evidence of the authority of any such officer to act and may be considered as in full force and effect until receipt of written notice to the contrary by the Custodian from the Trustee. Such instructions may be general or specific in terms.

                  6. INDEMNIFICATION BY THE CUSTODIAN. The Custodian agrees to indemnify the Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses, including attorneys' fees, of any kind whatsoever which may be imposed on, incurred by or asserted against the Trustee as the result of any act or omission in any way relating to the maintenance and custody by the Custodian of the Trustee's Loan Files; provided, however, that the Custodian shall not be liable for any portion of any such amount resulting from the gross negligence or wilful misconduct of the Trustee.

                  7. ADVICE OF COUNSEL. The Custodian and the Trustee further agree that the Custodian shall be entitled to rely and act upon advice of counsel with respect to its performance hereunder as Custodian and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action is not in violation of applicable Federal or State law. This paragraph shall not negate the Custodian's obligations under paragraph 6 above.

                  8. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT, AND INTERPRETIVE AND ADDITIONAL PROVISIONS. This Agreement shall become effective as of the date hereof and shall continue in full force and effect until terminated as hereinafter provided, and may be amended at any time by mutual agreement of the parties hereto. This Agreement may be terminated by either party in a writing delivered or mailed, postage prepaid, to the other party, such termination to take effect no sooner than sixty (60) days after the date of such delivery or mailing. Concurrently with, or as soon as practicable after, the termination of this Agreement, the Custodian shall redeliver the Trustee's Loan Files to the Trustee at such place as the Trustee may reasonably designate. In connection with the administration of this Agreement, the Custodian and the Trustee may agree from time to time upon the interpretation of the provisions of this Agreement as may in their opinion by consistent with the general tenor and purposes of this Agreement, any such interpretation to be signed and annexed hereto.

                  9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

               10. NOTICES. Notices and other writings shall be delivered or mailed, postage prepaid, to the Trustee at ___
---------------------------------------------------------, Attention:
____________________________________, or to the Custodian at,
_________________________________________, Attention: __________; or to such other address as the Trustee or the Custodian may hereafter specify in writing. Notices or other writings shall be effective only upon actual receipt by the parties.

               11. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the Trustee and the Custodian and their respective successors and assigns. Concurrently with the appointment of a successor trustee as provided in Section ________ of the Sale and Servicing Agreement, the Trustee and the Custodian shall amend this Agreement to make said successor trustee the successor to the Trustee hereunder.

               IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.


                                     ------------------------------------
                                     as Trustee under the Sale and
                                     Servicing Agreement  referred to
                                     above

                                   By:_____________________________________


                                       ____________________________________
                                       Custodian                      , as



                                   By:_____________________________________

                                    EXHIBIT J

                    HOME IMPROVEMENT LOAN CUSTODIAL AGREEMENT
              (The Money Store Residential Asset Backed Notes and
                   Asset Backed Certificates, Series 199_-_)


                              Dated _____ __, 199_


                  _____________, a national banking association headquartered in
____________________, as co-trustee (the "Custodian"), and
__________________________, a national banking association headquartered in
___________________, as custodian ("Custodian"), agree as follows:

                  WHEREAS, the Trustee, the Originators and The Money Store Inc. ("TMS") have entered into a Sale and Servicing Agreement dated as of ________ __, 199_ (the "Sale and Servicing Agreement") relating to The Money Store Residential Asset Backed Notes and Asset Backed Certificates, Series 199_-_, (the applicable provisions of which Sale and Servicing Agreement have been accepted and agreed to by the Custodian and the Custodian in connection with The FHA Loans) pursuant to which the Originators transferred, assigned, set-over and otherwise conveyed to the Trustee (or, in connection with the FHA Loans, to the Custodian), without recourse, all of the Originator's right, title and interest in and to the mortgage loans identified in Exhibit E to the Sale and Servicing Agreement, including the FHA Loans; and

                  WHEREAS, the Custodian wishes to appoint the Custodian to hold the Trustee's Loan Files relating to the FHA Loans as its custodian:

                  WITNESSETH THAT:

                  In consideration of the premises and of the mutual agreements herein contained, the Custodian and the Custodian agree as follows:

                  1. APPOINTMENT AS CUSTODIAN; ACKNOWLEDGEMENT OF RECEIPT. Subject to the terms and conditions herein, the Custodian hereby appoints the Custodian, and the Custodian hereby accepts such appointment, as its custodian to maintain custody of the Trustee's Loan Files relating to the FHA Loans. The Custodian hereby acknowledges that it has possession of the Trustee's Loan Files relating to the FHA Loans, except as noted on the document exception listing previously delivered to TMS or to be delivered to TMS and the Custodian in accordance with the Sale and Servicing Agreement.

                  2. CUSTODIAL ACCOUNT. The Custodian agrees to open a segregated custody account in the Custodian's name with itself at its office in St. Paul, Minnesota or at such other of its offices in the State of Minnesota as shall from time to time be identified to the Custodian upon 30 days' prior written notice, where the Trustee's Loan Files relating to the FHA Loans will be held on behalf of the Custodian.

               3. DUTIES OF CUSTODIAN. As Custodian, the Custodian shall have and perform the following powers and duties:

                           (a)  SAFEKEEPING.  The Custodian will hold the
Trustee's Loan Files relating to the FHA Loans on behalf of the Custodian. The Custodian will promptly report to the Custodian any failure on its part to hold the Trustee's Loan Files relating to the FHA Loans as herein provided and promptly take appropriate action to remedy any such failure.

                           (b)      ACCESS TO TRUSTEE'S LOAN FILES.  The
Custodian will, subject to security requirements of the Custodian applicable to its own employees having access to similar records held by the Custodian and such regulations as may be reasonably imposed by the Custodian, permit TMS, the Custodian or the Servicer or any of their duly authorized representatives, attorneys or auditors to inspect the Trustee's Loan Files relating to the FHA Loans at such times as the Custodian may reasonably request.

                           (c)  RELEASE OF DOCUMENTS.  The Custodian will
release any FHA Loan to the Servicer for servicing by the Servicer or to TMS for purchase by TMS, all as provided in the Sale and Servicing Agreement.

                           (d)  ADMINISTRATION; REPORTS.  The Custodian
will, in general, attend to all non-discretionary details in connection with maintaining custody of the Trustee's Loan Files relating to the FHA Loans on behalf of the Custodian. In addition, the Custodian shall assist TMS, the Custodian and the Servicer generally in the preparation of routine reports to Noteholders and to Certificateholders or to regulatory bodies, if any, to the extent necessitated by the Custodian's custody of the Trustee's Loan Files relating to the FHA Loans.

                  4. INSTRUCTIONS; AUTHORITY TO ACT. The Custodian shall be deemed to have received proper instructions with respect to the Trustee's Loan Files relating to the FHA Loans upon its receipt of written instructions signed by a Responsible Officer of the Custodian. A certified copy of a resolution of the Board of Directors of the Custodian may be received and accepted by the Custodian as conclusive evidence of the authority of any such officer to act and may be considered as in full force and effect until receipt of written notice to the contrary by the Custodian. Such instructions may be general or specific in terms.

                  5. CUSTODIAL FEE. For its services under this Agreement, the Custodian shall be entitled to reasonable compensation out of the Custodian's fees received pursuant to the Sale and Servicing Agreement.

                  6. INDEMNIFICATION BY THE CUSTODIAN. The Custodian agrees to indemnify the Co- Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses, including attorneys' fees, of any kind whatsoever which may be imposed on, incurred by or asserted against the Custodian as the result of any act or omission in any way relating to the maintenance and custody by the Custodian of the Trustee's Loan Files relating to the FHA Loans; provided, however, that the Custodian shall not be liable for any portion of any such liabilities, obligations, losses, damages, payments or costs due to the misconduct of the Custodian.

                  7. ADVICE OF COUNSEL. The Custodian and the Custodian further agree that the Custodian shall be entitled to rely and act upon advice of counsel with respect to its performance hereunder as Custodian and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action is not in violation of applicable Federal or State law.

                  8. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT, AND INTERPRETIVE AND ADDITIONAL PROVISIONS. This Agreement shall become effective as of the date hereof and shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by the Custodian in a writing delivered or mailed to the Custodian and TMS, postage prepaid, such termination to take effect no sooner than sixty (60) days after the date of such delivery or mailing. Concurrently with, or as soon as practicable after any such termination, the Custodian shall assemble the Trustee's Loan Files relating to the FHA Loans and return them to the Custodian at such place as the Custodian may reasonably designate. In connection with the administration of this Agreement, the Custodian and the Custodian may agree from time to time upon the interpretation of the provisions of this Agreement as may in their joint opinion be consistent with the general tenor and purposes of this Agreement, any such interpretation to be signed by all parties and annexed hereto.

                  9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

                 10. NOTICES. Notices and other writings shall be delivered or mailed, postage prepaid, to the Custodian at -------------,------------------------------------------------, Attn: Corporate
Trust Department, or to the Custodian at --------------------------, -------------------------------- _______________, Attention:
____________________, or to such other address as the Custodian or the Custodian may hereafter specify in writing, shall be conclusively presumed to have been duly given hereunder to the respective party, whether or not such party receives such notice.

                 11. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the Custodian and the Custodian and their respective successors and assigns. Concurrently with the appointment of a successor co-trustee as provided in the Sale and Servicing Agreement, the Custodian and the Custodian shall amend this Agreement to make said successor co-trustee the successor to the Custodian hereunder.

                 12. TERMS. Capitalized terms not otherwise defined in this Agreement shall have the respective meanings given to them in the Sale and Servicing Agreement.

                                        -------------,
                                        as Custodian under the Sale and
                                        Servicing Agreement  referred to above


                                       By:-------------------------------
                                       Its:------------------------------

                                       By:-------------------------------
                                       Its:------------------------------


                                       --------------------------
                                       as Custodian under the Sale and
                                        Servicing Agreement  referred to above


                                      By:--------------------------------
                                      Its:-------------------------------


                                      By:--------------------------------
                                      Its:-------------------------------

                                    EXHIBIT K

                           FORM OF LIQUIDATION REPORT

Customer Name:
Account number:
Original Principal Balance:

1.       Liquidation Proceeds

                  Principal Prepayment           $________
                  Property Sale Proceeds          ________
                  Insurance Proceeds              ________
                  Other (Itemize)                 ________

                  Total Proceeds                                      $_______

2.       Servicing Advances                      $________
         Monthly Advances                         ________

                  Total Advances                                      $_______

3.       Net Liquidation Proceeds                                     $_______
         (Line 1 minus Line 2)

4.       Principal Balance of the
           Loan on date of liquidation                                $_______

5.       Realized (Loss) or Gain                                      $_______
         (Line 3 minus Line 4)

                                    EXHIBIT L


FORM OF DELINQUENCY REPORT


DELINQUENCY AND FORECLOSURE INFORMATION

REO                          FORECLOSURES
           OUTSTANDING       #       # OF OUTSTANDING    # OF OUTSTANDING
INVESTOR DOLLARS  ACCT RANGES  AMOUNT  ACCTS. PCT ACCTS    DOLLARS
% ACCTS DOLLARS  %

           1 TO 29 DAYS
           30 TO 59 DAYS
           60 TO 89 DAYS

           90 AND OVER
           TOTALS

                                    EXHIBIT M

SERVICER'S MONTHLY COMPUTER TAPE FORMAT


         The computer tape to be delivered to the Trustee pursuant to Section _____ shall contain the following information for each Loan as of the related Record Date:

         1. Name of the Obligor, address of the Mortgaged Property, or principal residence of Obligor, and Account Number.

         2.       The LTV as of the origination date of the Mortgage
                  Loan.

         3.       The Due Date.

         4.       The Loan Original Principal Balance.

         5.       The Loan Interest Rate.

         6.       The Monthly Payment.

         7. The date on which the last payment was received and the amount of such payment segregated into the following categories; (a) total interest received (including Servicing Fee, Contingency Fee and Monthly Excess Spread); (b) Servicing Fee and Contingency
                  Fee; (c) Monthly Excess Spread; (d) The amount equal to total interest received minus Servicing Fee, Contingency Fee and Monthly Excess Spread;
                  (e) principal and Excess Payments received;
                  (f) Curtailments received; and (g) Principal Prepayments received.

         8.       The Loan Principal Balance.

         9.       The Note maturity date.

         10. A "Delinquency Flag" noting that the Loan is current or delinquent. If delinquent, state the date on which the last payment was received.

         11. A "Foreclosure Flag" noting that the Loan is the subject of foreclosure proceedings.

         12.      An "REO Flag" noting that the Loan is an REO Property.

         13. A "Liquidated Loan Flag" noting that the Loan is a Liquidated Loan and the Net Liquidation Proceeds received in connection therewith.

         14.      Lifetime Cap.

         15.      Lifetime Floor.

         16.      Periodic Cap.

         17.      Net Funds Cap.

         18. Any additional information reasonably requested by the Trustee.

                                    EXHIBIT N

                           SUB-SERVICING AGREEMENT

               THIS SUB-SERVICING AGREEMENT is made effective as of the ____ day of _____ 199_, by and between The Money Store Inc., a New Jersey corporation (the "Servicer") whose principal business address is 2840 Morris Avenue, Union, New Jersey 07083, and each of the entities listed on Schedule A hereto (each an "Originator", and collectively the "Originators").

                                    RECITALS

               1. Each Originator is a wholly-owned subsidiary of the Servicer.

               2. The Servicer, the Originators and the Trust are parties to that certain Sale and Servicing Agreement dated and effective as of ________ __, 199_ (the "Sale and Servicing Agreement").

               3. Pursuant to the terms of the Sale and Servicing Agreement, each Originator has transferred certain Loans (as defined in the Sale and Servicing Agreement) to the Trustee or (in the case of the Home Improvement Loans, Custodian), for the benefit of Noteholders and Certificateholders (as defined in the Sale and Servicing Agreement).

               4. The Originators desire to convey to the Servicer the right to service the Loans. As authorized by the Sale and Servicing Agreement, the Servicer desires to enter into a subservicing agreement with each Originator so that each Originator will perform subservicing functions for the Loans transferred by it to the Trustee or (in the case of the Home Improvement Loans, Custodian), such subservicing functions to be rendered in compliance with the terms of the Sale and Servicing Agreement.

               5. Each Originator desires to undertake such subservicing and supervision of the Mortgage Loans on the terms and conditions hereinafter set forth.

               NOW, THEREFORE, in consideration of the agreements of the parties herein and other good and valuable consideration, the receipt and sufficiency of which each party hereby acknowledges, and in order in part to induce the Trustee to enter into the Sale and Servicing Agreement and perform its obligations thereunder, the parties agree as follows:

               1. ASSIGNMENT OF SERVICING; SUBSERVICING AGREEMENT. Each Originator hereby assigns, transfers, conveys and sets over to the Servicer, its successors and assigns, all of such Originator's right, title and interest to service the Loans listed next to such Originator's name on the schedule furnished by each Originator to the Servicer and dated the date hereof, to have and to hold such rights hereby assigned, conveyed and transferred to the Servicer, for its own use and benefit, and that of its successors and assigns, forever. In consideration of the foregoing assignment, the Servicer hereby appoints each Originator as subservicer with respect to the Loans conveyed by each such Originator to the Trustee (or, in the case of the Home Improvement Loans, to the Co-Trustee), each such Originator to service and supervise such Loans as provided for herein, such subservicing to commence on the effective date of this Agreement and to terminate as provided for herein. As compensation for such subservicing and supervision, each Originator shall be entitled to an annual fee for each Loan serviced, such fee to be computed and paid as set forth on Schedule B hereto. Each Originator, as contract subservicer, shall service and administer the Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Originator may deem necessary or desirable; PROVIDED, HOWEVER, that each Originator shall conduct its servicing activities (i) in compliance with and pursuant to the servicing requirements set out in the Sale and Servicing Agreement, as such requirements relate to subservicing rendered thereunder, and
(ii) to the extent not inconsistent with such Originator's obligations as an authorized subservicer under the Sale and Servicing Agreement, (x) in accordance with the provisions of Section 3 hereof and (y) otherwise in accordance with the standards and requirements set forth on Schedule C hereto and subject to applicable Federal, state and local laws and regulations. On or after the date hereof, each Originator shall deliver such appropriately executed and authenticated instruments of sale, assignment, transfer and conveyance to the Servicer, if any, including limited powers of attorney, as the Servicer or its counsel determine to be reasonable in order to accomplish the transfer to the Servicer of such Originator's rights with respect to the servicing.

               2. REPRESENTATIONS AND WARRANTIES. Each Originator represents and warrants as follows:

               2.1 Such Originator is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Originator is and at all relevant times has been properly licensed and qualified to transact business in all appropriate jurisdictions, to conduct all activities performed with respect to origination and servicing of the Loans and is in good standing in each jurisdiction in which the failure to be in such good standing would have a material, adverse effect on the consummation of the transactions contemplated hereby.

               2.2 Originator has all requisite corporate power, authority and capacity to enter into this Agreement and to perform the obligations required of it hereunder. The execution and delivery of this Agreement by the Originator, and the consummation of the transactions contemplated hereby, have each been duly and validly authorized by all necessary corporate action. This Agreement constitutes the valid and legally binding agreement of Originator enforceable in accordance with its terms, and no offset, counterclaim or defense exists to the full performance of this Agreement, subject to laws respecting bankruptcy, receivership, insolvency and other laws affecting creditors' rights generally.

               2.3 The execution, delivery and performance of this Agreement by Originator, its compliance with the terms hereof and consummation of the transactions contemplated will not violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under its certificate of incorporation, bylaws, or any instrument or agreement to which it is a party or by which it is bound or which affects the servicing conveyed hereunder.

               2.4 Such Originator is the lawful owner of the servicing, has the sole right and authority to transfer the servicing as contemplated hereby, and is not contractually obligated to sell the servicing to any other party. The transfer, assignment and delivery of the servicing in accordance with the terms and conditions of this Agreement shall vest in the Servicer all rights as servicer free and clear of any and all claims, charges, defenses, offsets and encumbrances of any kind or nature whatsoever, including but not limited to those of Originator.

               2.5 With respect to each individual Loan for which servicing rights are assigned hereunder, such Originator makes to the Servicer those representations and warranties that are contained in Section 3.02 of the Sale and Servicing Agreement.

               3. ORIGINATOR'S DUTIES. Until the principal, interest and any other amounts due on each Loan are paid in full, each Originator shall:

                    A. Proceed diligently to collect all payments due under the terms of each Loan as they become due.

                    B. Keep a complete and accurate account of and properly apply all sums collected by it from the mortgagor on account of each such Loan for principal and interest, and upon request, furnish evidence acceptable to the Servicer of all expenditures for taxes, assessments and other public charges and hazard insurance premiums. In the event any Obligor fails to make a payment to an Originator required to be made under the terms of any such Loan, such Originator will notify the Servicer of such fact within 20 days after the same shall have become due and payable.

                    C. Deposit all funds received in respect of each Loan in an account in an institution the accounts of which are insured by an agency of the United States government. Unless directed otherwise by the Servicer such account shall be held by a Originator, which shall maintain or shall cause to be maintained detailed records to show the respective interest of each individual mortgagor in the account.

                    D. Pay into the related Principal and Interest Accounts (as defined in the Sale and Servicing Agreement) all amounts of principal and interest collected under the Mortgage Loans.

                    E. Submit to the Servicer at least annually an accounting of the balances in each such account, if any.

                    F. Perform such other customary duties, furnish such other reports and execute such other documents in connection with its duties hereunder as the Servicer from time to time reasonably may require.

               4. ADVANCES BY ORIGINATOR. In the event an Originator, on behalf of the Servicer, makes any advance of principal and/or interest to the holder of a Loan serviced hereunder before such Originator has received the applicable payment from any Obligor, or makes any other advance to protect the security of a or otherwise (including but not limited to property taxes, special assessments, and hazard insurance premiums), EXCEPT advances related to foreclosure or real estate owned losses (which are covered by Section 8), then the Servicer, promptly upon being billed therefore, shall, at its option, either
(i) reimburse such Originator the full amount of all such advances, (ii) credit such amount as a set-off against amounts such Originator may then owe to the Servicer pursuant to this Agreement, (iii) use a combination of such reimbursement and crediting to fully discharge such amount or (iv) forego such reimbursement or crediting with respect to all or a portion of such amount, in which case the amount not reimbursed or offset shall be deemed currently due and payable and, until paid to such Originator, shall bear interest on the average monthly balance thereof at the underlying Loan Interest Rate.

               5. ORIGINATOR'S RECORDS; MONITORING OF PROPERTY. Each Originator will during regular business hours make all of its records and files relating to Loans covered by this Agreement available for inspection by the Servicer and its authorized agents. In addition, an Originator will use ordinary diligence to ascertain, and will forthwith notify the Servicer of any of the following which might come to the attention of such Originator:

                    A. The vacating of or any change in the occupancy of any premises securing a mortgage.

                    B. The sale or transfer of any such premises.

                    C. The death, bankruptcy, insolvency or other disability of an Obligor which might impair ability to repay the Loan.

                    D. Any loss or damage in excess of $10,000 to any such premises, in which event, in addition to notifying the Servicer, an Originator shall see to it that the insurance companies concerned are promptly notified. For losses or damages of $10,000 or less, the Servicer hereby authorizes an Originator to endorse insurance checks or drafts on behalf of the Servicer. For losses or damages in excess of $10,000, an Originator shall make a report to the Servicer and the Servicer retains the right to endorse any insurance drafts related to such loss or damage.

                    E. Any lack of repair or any other deterioration or waste suffered or committed in respect to the premises covered by any mortgage.

 It is understood and agreed, however, that no notice need be given to the Servicer of any facts other than those of which an Originator has actual notice, or those of which an Originator would, except for its negligence, have had actual notice.

               6. NO WAIVER, RELEASE OR CONSENT BY ORIGINATOR. An Originator will not waive, modify, release or consent to postponement on the part of the mortgagor of any term or provision of any Loan without the consent of the Servicer.

               7. HAZARD INSURANCE. An Originator shall cause to be maintained such fire and hazard insurance as shall be requested by the Servicer pursuant to Sections 4.07 and 4.08 of the Sale and Servicing Agreement.

               8. FORECLOSURE AND REAL ESTATE OWNED. An Originator will assist in the foreclosure or other acquisition of the property securing any Loan and the transfer of such property, pursuant to instruction of the Servicer given under Section 4.10 of the Sale and Servicing Agreement.

               9. TERM; TERMINATION. This Agreement shall commence on the date hereof and shall, subject to earlier termination pursuant to the provisions of this Section 9, terminate upon the termination of the Sale and Servicing Agreement. This Agreement may be cancelled and terminated (i) at any time hereunder by the Servicer on 10 days notice to an Originator, or (ii) by the Trustee or the Custodian on notice to an Originator, at any time after the Trustee or the Co- Trustee, as the case may be, shall have become the successor servicer with respect to the Loans or Home Improvement Loans, as the case may be, pursuant to Sections 10.01 and 10.02 of the Sale and Servicing Agreement. In addition, this Agreement may be cancelled and terminated by the Servicer, by notice to an Originator, if:

                    A. An Originator fails in a material respect to perform its obligations hereunder and (i) does not cure or rectify such failure within 45 days or, (ii) if the character of such cure or rectification is such that it cannot reasonably be effected within 45 days, does not commence such cure or rectification within 45 days and complete the same within a commercially reasonable time thereafter, given the circumstances.

                    B. An Originator becomes insolvent or bankrupt or is placed under conservatorship or receivership.

                    C. An Originator assigns or attempts to assign its rights and obligations hereunder, without written consent of the Servicer, provided that any assignment, transfer or other conveyance of an Originator's rights and obligations hereunder that occurs as a result of a merger, consolidation, reorganization, name change or acquisition of or involving an Originator shall not be construed as an assignment (or attempted assignment) under the provisions of this Section 9.C.

Upon termination of this Agreement, an Originator will account for and turn over to the Servicer all funds collected under each Loan for which said termination is effective, less only the compensation, fees and reimbursements then due an Originator, and will deliver to the Servicer or its designee all records and documents relating to each such Loan.

               10. COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Each Originator will comply with, and will use all reasonable efforts to cause each Obligor to comply with, all applicable state and federal rules and regulations or requirements including those requiring the giving of notices.

               11. FIDELITY, ERRORS AND OMISSIONS INSURANCE, ETC. Each Originator agrees to be responsible, at no expense to the Servicer, for seeing to it that at all times, while this Agreement is in force, policies of fidelity, fire, and extended coverage, theft, forgery, and errors and omissions insurance are maintained in conformity with the Sale and Servicing Agreement. Each Originator will, without demand therefore, provide the Servicer annually, on a date agreeable to the Servicer, a certificate or binder of insurance delineating the various types of insurance carried by such Originator.

               12. MISCELLANEOUS. This document contains the entire agreement between the parties hereto and cannot be modified in any respect except by an amendment in writing signed by each party. The invalidity of any portion of this Agreement shall in no way affect the balance thereof. Any notice permitted or required hereunder shall be in writing and shall be deemed given when hand delivered to an officer or authorized agent of, or when mailed, registered or certified mail, postage prepaid, to Servicer or an Originator at the address of the Servicer set forth above. The captions and headings used in this Agreement are for convenience only, and do not define or limit the terms and provisions of this Agreement. Notwithstanding any provision in this Agreement to the contrary, nothing contained herein shall be deemed an attempt to assign or an assignment of any servicing rights by an Originator to the Servicer if an attempted assignment of the same without the consent of any agency or instrumentality of the United States or a state thereof (a "Regulatory Authority") with jurisdiction over such assignment would constitute a breach of an applicable regulatory requirement or agreement between an Originator and such Regulatory Authority unless and until such consent shall have been obtained. In the event the consent of any Regulatory Authority is required to authorize the conveyance of any or all of the servicing to be conveyed hereunder and such consent shall not have been granted prior to the occurrence of Servicer Default under Section 10.01 of the Sale and Servicing Agreement, then upon the occurrence of an Event of Default, each Originator shall enter into an agreement with the Trustee (or, in the case of the Home Improvement Loans, the Co-Trustee), which agreement shall be in form and substance satisfactory to the Trustee (or, in the case of the Home Improvement Loans, the Co-Trustee) and its counsel, which recognizes the Trustee (or, in the case of the Home Improvement Loans, the Co-Trustee) as the successor servicer of the Mortgage Loans as provided for by such Section 10.01, and shall continue to subservice the Mortgage Loans or shall convey such subservicing at the election and upon the direction of the Trustee (or, in the case of the Home Improvement Loans, the Co-Trustee).

               13. DEFINED TERMS. All terms not otherwise defined herein shall have the meanings ascribed to such terms in the Sale and Servicing Agreement.

         IN WITNESS WHEREOF, each party has caused this instrument to be signed in its corporate name on its behalf by its proper officials duly authorized as of the day and year first above written.

                                            SERVICER:

ATTEST:                                     The Money Store Inc.

By: ______________________                  By: ______________________________

                                            TMS Mortgage Inc.
                                            The Money Store/D.C. Inc.
                                            The Money Store/Minnesota Inc.
                                            The Money Store Home Equity Corp.
                                            The Money Store/Kentucky Inc.

ATTEST:

By: _______________________                 By: ______________________________

                                   SCHEDULE A

[List of Originators]

                                   SCHEDULE B

      Each Originator shall receive 25 basis points per annum of the principal balance of each Loan serviced as compensation for servicing hereunder as well as other servicing fees as permitted.

                                   SCHEDULE C

1. Make telephone contact with any Obligor whose account is either a first payment default or delinquent 9-29 days.

2.    Confirm telephone contacts as necessary.

3.    Contact, in writing, each Obligor who can not be contacted.

4.    Send a "default" letter to any Obligor who is 30 days delinquent.

5.    Commence foreclosure proceedings after 60 days delinquency.

6. Obtain legal counsel where appropriate including in foreclosure matter commenced by prior lienholders and bankruptcy matters.

7.    Monitor all outside counsel and proceedings.

8.    Monitor loans for continuing performance.

                                    EXHIBIT O

PRICES FOR LOW INTEREST LOANS